Exhibit 4.1 Execution Version 164178262_52 Dated 1 May 2026 between WYRE FINANCE BV as Company and Original Borrower and CERTAIN FINANCIAL INSTITUTIONS as Mandated Lead Arrangers and CERTAIN FINANCIAL INSTITUTIONS as Original Bank Facilities Lenders and THE BANK OF NOVA SCOTIA as the Bank Facilities Agent and THE BANK OF NOVA SCOTIA as Security Agent BANK FACILITIES AGREEMENT TABLE OF CONTENTS Page i 164178262_52 1. DEFINITIONS AND INTERPRETATION .................................................................. 1 2. FACILITIES ................................................................................................................ 33 3. PURPOSE .................................................................................................................... 37 4. CONDITIONS OF UTILISATION ............................................................................. 39 5. UTILISATION ............................................................................................................ 44 6. DSR FACILITY – STANDBY DRAWINGS ............................................................. 47 7. ANCILLARY FACILITIES ........................................................................................ 49 8. ESTABLISHMENT OF ACCORDION FACILITIES ............................................... 56 9. REPAYMENT ............................................................................................................. 61 10. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION .............. 65 11. MANDATORY PREPAYMENT ................................................................................ 70 12. RESTRICTIONS ......................................................................................................... 74 13. RATE SWITCH ........................................................................................................... 75 14. INTEREST ................................................................................................................... 76 15. INTEREST PERIODS ................................................................................................. 78 16. CHANGES TO THE CALCULATION OF INTEREST ............................................ 80 17. FEES ............................................................................................................................ 84 18. TAX GROSS-UP AND INDEMNITIES..................................................................... 87 19. INCREASED COSTS ................................................................................................ 101 20. OTHER INDEMNITIES ........................................................................................... 104 21. MITIGATION BY THE BANK FACILITIES LENDERS....................................... 105 22. COSTS AND EXPENSES ......................................................................................... 106 23. CHANGES TO THE BANK FACILITIES LENDERS ............................................ 107 24. REMEDIES ON DEFAULT, ETC. ........................................................................... 117 25. CHANGES TO THE OBLIGORS............................................................................. 117 26. ROLE OF THE BANK FACILITIES AGENT, THE MANDATED LEAD ARRANGERS AND OTHERS ................................................................................. 120 TABLE OF CONTENTS (continued) Page ii 164178262_52 27. CONDUCT OF BUSINESS BY THE BANK FACILITIES FINANCE PARTIES . 133 28. SHARING AMONG THE BANK FACILITIES FINANCE PARTIES ................... 134 29. PAYMENT MECHANICS ........................................................................................ 136 30. SET-OFF .................................................................................................................... 141 31. NOTICES ................................................................................................................... 141 32. CALCULATIONS AND CERTIFICATES .............................................................. 142 33. PARTIAL INVALIDITY .......................................................................................... 143 34. REMEDIES AND WAIVERS ................................................................................... 143 35. AMENDMENTS AND WAIVERS .......................................................................... 143 36. CONFIDENTIAL INFORMATION ......................................................................... 156 37. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS .......................................................................................................... 156 38. DISCLOSURE OF BANK FACILITIES LENDER DETAILS BY BANK FACILITIES AGENT ................................................................................................ 158 39. COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS .......... 159 40. COUNTERPARTS .................................................................................................... 160 41. CONTRACTUAL RECOGNITION OF BAIL-IN ................................................... 160 42. QFC CREDIT SUPPORT .......................................................................................... 160 43. GOVERNING LAW .................................................................................................. 161 44. ENFORCEMENT ...................................................................................................... 161 SCHEDULE 1 ORIGINAL BANK FACILITIES LENDERS .............................................. 163 Part 1: - Original Term Facility Lenders.................................................................... 163 Part 2: - Original Capex Facility Lenders .................................................................. 164 Part 3: - Original Initial Revolving Facility Lenders ................................................. 165 Part 4: - Original DSR Facility Lenders .................................................................... 166 Part 5: - Mandated Lead Arrangers ............................................................................ 167 SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS ............................................ 168 Part 1: Conditions Precedent to first Utilisation ........................................................ 168 TABLE OF CONTENTS (continued) Page iii 164178262_52 Part 2: Conditions Precedent to be delivered by an Additional Borrower ................. 171 SCHEDULE 3 REQUESTS .................................................................................................. 173 Part 1: – Form of Utilisation Request ........................................................................ 173 Part 2: – Form of Selection Notice ............................................................................ 174 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE ..................................................... 175 SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT ................................................. 182 SCHEDULE 6 TIMETABLES .............................................................................................. 189 SCHEDULE 7 FORM OF INCREASE CONFIRMATION ................................................. 190 SCHEDULE 8 FORM OF ACCORDION FACILITY NOTICE.......................................... 197 SCHEDULE 9 FORM OF ACCORDION FACILITY LENDER CERTIFICATE .............. 204 SCHEDULE 10 FORM OF ADDITIONAL BORROWER ACCESSION AGREEMENT . 205 SCHEDULE 11 FORM OF ADDITIONAL BORROWER RESIGNATION LETTER ...... 206 SCHEDULE 12 REFERENCE RATE TERMS .................................................................... 207 Part 1: Term Rate Loans – U.S. Dollars .................................................................... 207 Part 2: Term Rate Loans – Euro ................................................................................ 211 SCHEDULE 13 DAILY NON-CUMULATIVE COMPOUNDED RFR RATE.................. 214 SCHEDULE 14 FORM OF RATE SWITCH NOTICE ........................................................ 216 SCHEDULE 15 FORM OF TAX CERTIFICATE ............................................................... 217

164178262_52 THIS AGREEMENT is made on 1 May 2026 between the following parties: BETWEEN: (1) WYRE FINANCE BV, a besloten vennootschap (a limited liability company) with its seat at Blarenberglaan 2C, 2800 Mechelen and registered in Belgium with the Crossroads Bank for Enterprises under number 1030.990.531 (the “Company” and the “Original Borrower”); (2) THE FINANCIAL INSTITUTIONS listed in Part 1: (Original Term Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) (the “Original Term Facility Lenders”); (3) THE FINANCIAL INSTITUTIONS listed in Part 2: (Original Capex Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) (the “Original Capex Facility Lenders”); (4) THE FINANCIAL INSTITUTIONS listed in Part 3: (Original Initial Revolving Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) (the “Original Initial Revolving Facility Lenders”); (5) THE FINANCIAL INSTITUTIONS listed in Part 4: (Original DSR Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) (the “Original DSR Facility Lenders”); (6) THE FINANCIAL INSTITUTIONS listed in Part 5: (Mandated Lead Arrangers) of Schedule 1 (Original Bank Facilities Lenders) as mandated lead arrangers (whether acting individually or together, the “Mandated Lead Arrangers”); (7) THE BANK OF NOVA SCOTIA as agent for the Bank Facilities Finance Parties (the “Bank Facilities Agent”); and (8) THE BANK OF NOVA SCOTIA as security agent and security trustee for the Secured Creditors (in this capacity, the “Security Agent”). IT IS AGREED: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions Terms defined in the master definitions agreement dated on or about the date hereof (the “Master Definitions Agreement”) and made between, among others, the parties to this Agreement, have the same meaning when used in this Agreement unless otherwise expressly defined herein. In this Agreement: “Accordion Facility” means each facility established and made available under this Agreement as described in Clause 8 (Establishment of Accordion Facilities). 2 164178262_52 “Accordion Facility Commitment” means, in relation to a Bank Facilities Lender which is an Accordion Facility Lender, the amount set out opposite its name under the heading “Accordion Facility Commitment” in the relevant Accordion Facility Notice and the amount of any other Accordion Facility Commitment relating to the relevant Accordion Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) to the extent not cancelled, reduced, transferred or assigned by it under this Agreement. “Accordion Facility Conditions Precedent” means, in relation to an Accordion Facility any document and other evidence specified as such in the relevant Accordion Facility Notice, provided that the satisfaction of such conditions precedent shall not breach the terms of the Bank Facilities Finance Documents. “Accordion Facility Establishment Date” means, in relation to an Accordion Facility, the later of: (a) the proposed Accordion Facility Establishment Date specified in the relevant Accordion Facility Notice; and (b) the date on which the Bank Facilities Agent executes the relevant Accordion Facility Notice. “Accordion Facility Lender” means, in relation to an Accordion Facility: (a) any entity which is listed as such in the relevant Accordion Facility Notice; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Bank Facilities Lender” in respect of an Accordion Facility in accordance with Clause 2.2 (Increase), Clause 8 (Establishment of Accordion Facilities) or Clause 23 (Changes to the Bank Facilities Lenders), which, in each case, has not ceased to be a Party as an Accordion Facility Lender in accordance with the terms of this Agreement. “Accordion Facility Lender Certificate” means a document substantially in the form set out in Schedule 9 (Form of Accordion Facility Lender Certificate). “Accordion Facility Loan” means a loan made or to be made under an Accordion Facility or the principal amount outstanding for the time being of that loan. “Accordion Facility Notice” means a notice substantially in the form set out in Schedule 8 (Form of Accordion Facility Notice). “Accordion Facility Terms” means, in relation to an Accordion Facility, the following terms as specified in each Accordion Facility Notice relating to that Accordion Facility: (a) the currency; (b) the total Accordion Facility Commitments; (c) the Margin; 3 164178262_52 (d) the level of commitment fee payable pursuant to Clause 17.4 (Accordion Facility Commitment Fee) in respect of that Accordion Facility (if any); (e) the purpose(s) for which all amounts borrowed under that Accordion Facility shall be applied pursuant to Clause 3.1 (Purpose); (f) the Availability Period; (g) any Accordion Facility Conditions Precedent; and (h) the Termination Date. “Additional Borrower” means a member of the Group which has become an Additional Borrower pursuant to Clause 25.3 (Additional Borrowers) unless, in each case, it has ceased to be an Additional Borrower in accordance with Clause 25.4 (Resignation of an Additional Borrower). “Additional Borrower Accession Agreement” means a letter, substantially in the form of Schedule 10 (Form of Additional Borrower Accession Agreement), with such amendments as the Bank Facilities Agent may approve. “Additional Borrower Resignation Letter” means a letter, substantially in the form of Schedule 11 (Form of Additional Borrower Resignation Letter), with such amendments as the Bank Facilities Agent may approve. “Additional Business Day” means any day specified as such in the applicable Reference Rate Terms. “Agent’s Spot Rate of Exchange” means, in relation to two currencies, the Bank Facilities Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at or about 11.00 am on a particular day. “Agreed Certain Funds Period” means: (a) in respect of the Capex Facility, any period specified in a notice delivered by the Company to the Bank Facilities Agent beginning from any date specified by the Company in such notice which, if longer than six Months, is agreed to by the Majority Capex Facility Lenders; (b) in respect of the Initial Revolving Facility, any period specified in a notice delivered by the Company to the Bank Facilities Agent beginning from any date specified by the Company in such notice which, if longer than six Months, is agreed to by the Majority Initial Revolving Facility Lenders; and (c) in respect of an Accordion Facility to which the provisions of Clause 4.3 (Utilisations during an Agreed Certain Funds Period) are stated to apply, the period specified in the relevant Accordion Facility Notice or any other notice delivered by the Company to the Bank Facilities Agent. “Agreed Certain Funds Utilisation” means a Utilisation made or to be made during an Agreed Certain Funds Period provided that such Utilisation is for a purpose 4 164178262_52 described in paragraph (b)(i) or (c) of Clause 3.1 (Purpose) (unless otherwise agreed by the Majority Bank Facilities Lenders under the relevant Facility). “Alternative Benchmark Commencement Date” means any Business Day on which the Bank Facilities Agent and the Company agree upon an Alternative Benchmark Rate. “Alternative Benchmark Rate” means any alternative benchmark rate agreed in writing between the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that the Bank Facilities Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities. “Alternative Fallback Rate” means any rate specified as such in the applicable Reference Rate Terms. “Alternative Fallback Rate Adjustment” means any rate which is either: (a) specified as such in the applicable Reference Rate Terms; or (b) determined by the Bank Facilities Agent in accordance with the methodology specified in the applicable Reference Rate Terms. “Alternative Fallback Rate Date” means any date specified as such in the applicable Reference Rate Terms. “Alternative Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Bank Facilities Agent at its request by the Alternative Reference Banks in relation to a Euro Term Rate Loan: (a) (other than where paragraph (b) below applies) as the rate at which the relevant Alternative Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or (b) if different, as the rate (if any and applied to the relevant Alternative Reference Bank and the relevant period) which contributors to the applicable Primary Term Rate are asked to submit to the relevant administrator. “Alternative Reference Banks” means the principal London offices of such banks as may be approved by the Bank Facilities Agent with the consent of the Company and such banks. “Alternative Term Rate” means any rate specified as such in the applicable Reference Rate Terms. “Alternative Term Rate Adjustment” means, in respect of any Utilisation, any rate which is either: (a) specified as such in the applicable Reference Rate Terms; or

5 164178262_52 (b) determined by the Bank Facilities Agent (or at the election of the Company, by any other Bank Facilities Finance Party which agrees to determine that rate in place of the Bank Facilities Agent) in accordance with the methodology specified in the applicable Reference Rate Terms. “Amendment Process Request” has the meaning given to that term in paragraph (b) of Clause 35.12 (Introduction of Sustainability Amendments). “Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the relevant Revolving Facility. “Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum amount in EUR which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that the amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. “Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility. “Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities). “Ancillary Lender” means each Revolving Facility Lender (or Affiliate of a Revolving Facility Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities). “Approved Credit Risk Insurer” means an entity which is engaged in (and is providing or proposing to provide) trade or credit insurance or reinsurance or any analogous form of credit protection (synthetic or otherwise) for the purposes of credit risk mitigation, provided that, in each case, such person is not a Prohibited Party, Loan to Own/Distressed Investor or an Industry Competitor. “Approved List” means the list of financial institutions in agreed form between the Company and the Mandated Lead Arrangers and delivered to the Bank Facilities Agent on or prior to the date of this Agreement. “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Company. “Availability Period” means: (a) in relation to the Term Facility, the period from and including the date of this Agreement to and including the date falling 180 days from the date of this Agreement; (b) in relation to the Capex Facility, the period from and including the date of this Agreement to and including the date falling 12 Months prior to the Termination Date relating to the Capex Facility; 6 164178262_52 (c) in relation to the Initial Revolving Facility, the period from the date of this Agreement to and including the date falling one Month prior to the Termination Date relating to the Initial Revolving Facility; (d) in relation to the DSR Facility, the period from the date of this Agreement to and including the date falling one Month prior to the Termination Date relating to the DSR Facility; and (e) in relation to any Accordion Facility, the period specified as such in the Accordion Facility Notice relating to that Accordion Facility. “Available Commitment” means, in relation to a Facility, a Bank Facilities Lender’s Commitment in respect of that Facility minus: (a) the amount of its participation in any outstanding Utilisations under that Facility; (b) in relation to any proposed Utilisation, the amount of its participation in any other Utilisations under that Facility that are due to be made on or before the proposed Utilisation Date; and (c) in respect of a Revolving Facility only (subject to Clause 7.8 (Affiliates of Revolving Facility Lenders as Ancillary Lenders): (i) the amount of the aggregate of its (or its Affiliate’s) Ancillary Commitments under any Ancillary Facilities; and (ii) the amount of its (or its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date, provided always that such amount shall not be less than zero. For the purposes of calculating a Bank Facilities Lender’s Available Commitment in relation to any proposed Utilisation under a Revolving Facility, the following amounts shall not be deducted from a Bank Facilities Lender’s Revolving Facility Commitment (as applicable): (a) that Bank Facilities Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and (b) that Bank Facilities Lender’s (or its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date. For the purposes of calculating a Bank Facilities Lender’s Available Commitment in relation to any proposed Utilisation under the DSR Facility, that Bank Facilities Lender’s participation in any DSR Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Bank Facilities Lender’s DSR Facility Commitment. 7 164178262_52 “Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of the Company of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by the Company under that Ancillary Facility. “Available Facility” means, in relation to a Facility, the aggregate for the time being of each Bank Facilities Lender’s Available Commitment in respect of that Facility at that time. “Backstop Rate Switch Date” means: (a) in relation to a Rate Switch Currency, the date (if any) specified as such in the applicable Reference Rate Terms; or (b) any other date as may be agreed as such between the Company and the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party). “Bank Facilities Finance Document” means this Agreement, the Master Definitions Agreement, the Common Terms Agreement, the ICA, any Accession Memorandum, any Security Document, any Ancillary Document, any Fee Letter, any Selection Notice, any Compliance Certificate, any Utilisation Request, any Accordion Facility Notice, any Increase Confirmation, any Additional Borrower Accession Agreement, any Additional Borrower Resignation Letter, any Reference Rate Supplement, any Methodology Supplement and any other document designated as an “Bank Facilities Finance Document” by the Bank Facilities Agent and the Company. “Bank Facilities Finance Party” means the Bank Facilities Agent, a Mandated Lead Arranger, the Security Agent, a Bank Facilities Lender or any Ancillary Lender. “Bank Facilities Lender” means: (a) any Original Bank Facilities Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Bank Facilities Lender” in accordance with Clause 2.2 (Increase), Clause 8 (Establishment of Accordion Facilities) or Clause 23 (Changes to the Bank Facilities Lenders), which, in each case, has not ceased to be a Party as a Bank Facilities Lender in accordance with the terms of this Agreement. “Bank Levy” means any amount payable by any Bank Facilities Lender on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof, including, without limitation, the bank levy which is imposed under section 73 of, and schedule 19 to, the Finance Act 2011, the Belgian annual tax on financial institutions laid down in the Articles 201/10 to 201/19 of the Belgian Code on Miscellaneous Taxes and Duties or other Tax in any jurisdiction which is similar in all material aspects, in the form existing or formally announced as at the date of this Agreement (or in the case of any Bank 8 164178262_52 Facilities Lender who becomes a Party to this Agreement after the date of this Agreement, the date on which that Bank Facilities Lender became a Party). “Basel II” has the meaning given to that term in Clause 19.2 (Exceptions). “Basel III” has the meaning given to that term in Clause 19.2 (Exceptions). “Belgian Borrower” means any Borrower incorporated or established in Belgium. “Belgian Income Tax Code 1992” means the Wetboek van de Inkomstenbelastingen 1992 / Code des Impôts sur les revenus 1992, as amended from time to time. “Borrower” means: (a) in the case of the Term Facility, a Term Facility Borrower; (b) in the case of the Capex Facility, a Capex Facility Borrower; (c) in the case of the Initial Revolving Facility, an Initial Revolving Facility Borrower; (d) in the case of the DSR Facility, a DSR Facility Borrower; (e) in the case of an Accordion Facility, the relevant Accordion Facility Borrower(s) named in the Accordion Facility Notice; and (f) in the case of an Ancillary Facility only, any Borrower specified by the Company in the applicable notice to the Bank Facilities Agent in accordance with Clause 7.2 (Availability) and any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Ancillary Lender pursuant to Clause 7.9 (Affiliates of Borrowers). “Break Costs” means, in respect of any Term Rate Loan, any amount specified as such in the applicable Reference Rate Terms for that Term Rate Loan. “Business Day” means a day (other than a Saturday or Sunday): (a) on which banks are open for general business in London, Luxembourg, Brussels, Amsterdam and Paris; (b) if such reference relates to a date for the payment or purchase of any sum denominated in Euro, which is a TARGET Day; (c) if such reference relates to a date for the payment or purchase of any sum denominated in U.S. Dollars, on which banks generally are open for business in New York; (d) if such reference relates to a date for the payment or purchase of any sum denominated in an Optional Currency (other than Euro or U.S. Dollars), on which banks generally are open for business in the principal financial centre of the country of that currency; and

9 164178262_52 (e) in relation to: (i) the fixing of an interest rate in relation to a Term Rate Loan; (ii) any date for payment or purchase of an amount relating to a Compounded Rate Loan; or (iii) the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period, which is an Additional Business Day relating to that currency or that Utilisation or Unpaid Sum. “Capex Facility” means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities). “Capex Facility Borrower” means the Original Borrower and any Additional Borrower in respect of the Capex Facility. “Capex Facility Commitment” means: (a) in relation to an Original Capex Facility Lender, the amount set opposite its name under the heading “Capex Facility Commitment” in Part 2 (Original Capex Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) and the amount of any other Capex Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Capex Facility Lender, the amount of any Capex Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Capex Facility Lender” means: (a) any Original Capex Facility Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as an “Capex Facility Lender” in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Bank Facilities Lenders), which, in each case, has not ceased to be a Party as a Bank Facilities Lender in accordance with the terms of this Agreement. “Capex Facility Loan” means a loan made or to be made under the Capex Facility or the principal amount outstanding for the time being of that Loan. “Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms. 10 164178262_52 “Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms. “Change of Control” means: (a) the Controlling Company and the Permitted Holders (taken together and in aggregate): (i) cease to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Wyre; and (ii) cease, by virtue of any powers conferred by the articles of association or other documents regulating Wyre, as applicable, to, directly or indirectly, direct or cause the direction of management and policies of Wyre, as applicable; (b) the immediate Holding Company of Wyre from time to time ceases to own 100% of the issued share capital of Wyre; or (c) the sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Wyre and the Restricted Subsidiaries (taken as a whole), as applicable, to any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder, provided that a Change of Control shall not be deemed to have occurred pursuant to paragraph (a) of this definition upon the consummation of a Post-Closing Reorganisation or a Spin-Off or if it constitutes a Specified Change of Control. “Closing Date” means the date on which first utilisation of the Facilities occurs. “Commitment” means a Term Facility Commitment, a Capex Facility Commitment, an Initial Revolving Facility Commitment, a DSR Facility Commitment and/or an Accordion Facility Commitment. “Compounded Rate Currency” means any currency which is not a Term Rate Currency. “Compounded Rate Facility” means: (a) the Initial Revolving Facility; and (b) any Facility designated as a “Compounded Rate Facility” in writing by the Company and the Bank Facilities Agent (acting on the instructions of all the Bank Facilities Lenders under that Facility). “Compounded Rate Interest Payment” means the aggregate amount of interest that: (a) is, or is scheduled to become payable under any Bank Facilities Finance Document; and 11 164178262_52 (b) relates to a Compounded Rate Loan. “Compounded Rate Loan” means: (a) any Utilisation or, if applicable, any Unpaid Sum which is due under a Compounded Rate Facility denominated in a Compounded Rate Currency which is, or becomes a “Compounded Rate Loan” pursuant to Clause 13 (Rate Switch); and (b) any Utilisation or, if applicable, any Unpaid Sum for which the applicable interest rate is being calculated by the Bank Facilities Agent using compounding methodology by reference to an Alternative Fallback Rate pursuant to the operation of Clause 16.6(a) (Interest calculation if no Primary Term Rate) (provided that, for the avoidance of doubt, the use of such compounding methodology is consistent with prevailing market practice for such Alternative Fallback Rate). “Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of: (a) the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and (b) the applicable Credit Adjustment Spread (if any), provided that if such rate is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise except as otherwise set out in the Reference Rate Terms for the applicable currency and Facility, or in an applicable Accordion Facility Notice. “Controlling Company” means Wyre Holding III B.V. and its successors. “Credit Adjustment Spread” means, in respect of any Utilisation, any rate which is either: (a) specified as such in the applicable Reference Rate Terms; or (b) determined by the Bank Facilities Agent (or at the election of the Company, by any other Bank Facilities Finance Party which agrees to determine that rate in place of the Bank Facilities Agent) in accordance with the methodology specified in the applicable Reference Rate Terms. “Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Bank Facilities Agent (or at the election of the Company, by any other Bank Facilities Finance Party which agrees to determine that rate in place of the Bank Facilities Agent) in accordance with the methodology set out in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Methodology Supplement. “Daily Rate” means the rate specified as such in the applicable Reference Rate Terms. 12 164178262_52 “Defaulting Lender” means any Bank Facilities Lender (other than a Bank Facilities Lender which is a Company Affiliate): (a) which has failed to make its participation in a Loan available or has notified the Bank Facilities Agent or the Company (which has notified the Bank Facilities Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Bank Facilities Lenders’ participation); (b) which has otherwise rescinded or repudiated a Bank Facilities Finance Document; (c) with respect to which an Insolvency Event has occurred and is continuing; or (d) in the case of a Bank Facilities Lender which is a DSR Facility Lender, which has failed to fund any Standby Drawing required of it in the amount and at the time required under this Agreement, unless, in the case of paragraph (a) or (d) above: (i) its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; or (ii) the Bank Facilities Lender is disputing in good faith whether it is contractually obliged to make the payment in question. “DSR Facility” means the debt service reserve facility made available under this Agreement as described in paragraph (a)(iv) of Clause 2.1 (The Facilities). “DSR Facility Borrower” means the Original Borrower and any Additional Borrower in respect of the DSR Facility. “DSR Facility Commitment” means: (a) in relation to an Original DSR Facility Lender, the amount set opposite its name under the heading “DSR Facility Commitment” in Part 4 (Original DSR Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) and the amount of any other DSR Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other DSR Facility Lender, the amount of any DSR Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “DSR Facility Lender” means: (a) any Original DSR Facility Lender; and

13 164178262_52 (b) any bank, financial institution, trust, fund or other entity which has become a Party as an “DSR Facility Lender” in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Bank Facilities Lenders), which, in each case, has not ceased to be a Party as a Bank Facilities Lender in accordance with the terms of this Agreement. “DSR Facility Loan” means a loan made or to be made under the DSR Facility or funded from the withdrawal from any DSRF Standby Account pursuant to paragraph (a) of Clause 6.4 (Withdrawals from a DSRF Standby Account) or the principal amount outstanding for the time being of that Loan. “DSRF Shortfall” means, with respect to any Payment Date and as determined by the Company, the amount of funds available to the Company for scheduled payments to the Secured Creditors on such Payment Date, after taking into account funds available for drawing from any Debt Service Reserve Account, is less than the aggregate amount payable to or reserved for any of the Secured Creditors on such Payment Date pursuant to paragraphs (a) to (d) of the Pre Enforcement Priority of Payments but excluding: (a) any unscheduled payments of principal or bullet final repayments under an Authorised Credit Facility (including any amortisation payments under this Agreement); (b) any payments of make whole, premia or other similar payments; (c) any non-recurring fees, indemnity, gross up or similar payments; and (d) any termination payments arising under any Hedging Agreement. “DSRF Shortfall Amount” means, with respect to any Payment Date, the amount certified by the Company to the Bank Facilities Agent to be the amount of any DSRF Shortfall in respect of that Payment Date. “DSRF Standby Account” means the reserve account to be opened, if required, in the name of the Company and held at such bank or financial institution having the Minimum Rating as may be selected by the Company in its discretion. “Eligible Institution” means any Bank Facilities Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a Company Affiliate or a member of the Group. “Euro” means the single currency of the Participating Member States. “Euro Term Rate Loan” means a Term Rate Loan denominated in Euros. “Excess Cashflow Sweep Amount” has the meaning given to that term in Clause 11.3 (Excess Cashflow Sweep). “Excess Cashflow Sweep Percentage” has the meaning given to that term in Clause 11.3 (Excess Cashflow Sweep). 14 164178262_52 “Facility” means the Term Facility, the Capex Facility, the Initial Revolving Facility, the DSR Facility or an Accordion Facility. “Facility Office” means: (a) in respect of a Bank Facilities Lender, the office or offices notified by that Bank Facilities Lender to the Bank Facilities Agent in writing on or before the date it becomes a Bank Facilities Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Bank Facilities Finance Party, the office or offices through which it will perform its obligations under any relevant Bank Facilities Finance Document. “Fallback Interest Period” means one month. “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Bank Facilities Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means: (a) any letter or letters between, amongst others, the Mandated Lead Arrangers and/or the Original Bank Facilities Lenders and/or the Bank Facilities Agent and/or the Security Agent and the Company setting out any of the fees referred to in Clause 17 (Fees); (b) any other agreement setting out fees payable to a Bank Facilities Finance Party referred to in Clause 2.2 (Increase) or Clause 17.7 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under any other Bank Facilities Finance Document; and (c) any agreement setting out fees payable in respect of an Accordion Facility referred to in Clause 8.6 (Accordion Facility Fees). “Funding Rate” means any individual rate notified by a Bank Facilities Lender to the Bank Facilities Agent pursuant to paragraph (a)(ii) of Clause 16.4 (Cost of funds). 15 164178262_52 “Historic Primary Term Rate” means, in relation to any Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Loan and which is as of a day which is no more than 30 days before the Quotation Day. “ICA” has the meaning given to that term in the Master Definitions Agreement. “Impaired Agent” means the Bank Facilities Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Bank Facilities Finance Documents by the due date for payment; (b) the Bank Facilities Agent otherwise rescinds or repudiates a Bank Facilities Finance Document; (c) (if the Bank Facilities Agent is also a Bank Facilities Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or (d) an Insolvency Event has occurred and is continuing with respect to the Bank Facilities Agent; unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three Business Days of its due date; or (ii) the Bank Facilities Agent is disputing in good faith whether it is contractually obliged to make the payment in question. “Increase Confirmation” means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation). “Increase Date” means the date on which the increase in Commitments described in the relevant Increase Confirmation takes effect. “Increase Lender” has the meaning given to that term in Clause 2.2 (Increase). “Industry Competitor” means any person (or any of its Affiliates or Related Funds or any person acting on its behalf) which is a competitor of a member of the Group or the Wider Group or whose business is similar or related to a member of the Group or the Wider Group or is a supplier or sub-contractor of a member of the Group or the Wider Group and, in each case, any controlling shareholder of such persons, provided that, for the avoidance of doubt, this shall not include (i) any person (or any of its Affiliates or Related Funds) which is a bank, financial institution or trust, fund or other entity which is independently controlled and managed and whose principal business or a 16 164178262_52 material activity of whom is arranging, underwriting or investing in debt or (ii) an Original Bank Facilities Lender (or any of its Affiliates or Related Funds). “Initial Revolving Facility” means the revolving loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities). “Initial Revolving Facility Borrower” means the Original Borrower and any Additional Borrower in respect of the Initial Revolving Facility. “Initial Revolving Facility Commitment” means: (a) in relation to an Original Initial Revolving Facility Lender, the amount set opposite its name under the heading “Initial Revolving Facility Commitment” in Part 3 (Original Initial Revolving Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Initial Revolving Facility Lender, any Initial Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Initial Revolving Facility Lender” means: (a) any Initial Revolving Facility Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as an “Initial Revolving Facility Lender” in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Bank Facilities Lenders), which, in each case, has not ceased to be a Party as a Bank Facilities Lender in accordance with the terms of this Agreement. “Initial Revolving Facility Loan” means a loan made or to be made under the Initial Revolving Facility or the principal amount outstanding for the time being of that Loan. “Interest Period” means, in relation to a Utilisation, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.4 (Default interest). “Interpolated Alternative Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between: (a) the applicable Alternative Term Rate (as of the Quotation Time) for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Term Rate Loan; and (b) the applicable Alternative Term Rate (as of the Quotation Time) for the shortest period (for which that Alternative Term Rate is available) which exceeds the

17 164178262_52 Interest Period of that Term Rate Loan. “Interpolated Historic Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Primary Term Rate (as of a day which is not more than 30 days before the Quotation Day) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Term Rate Loan; and (b) the most recent applicable Primary Term Rate (as of a day which is not more than 30 days before the Quotation Day) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Term Rate Loan. “Interpolated Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between: (a) the applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Utilisation; and (b) the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Term Rate Loan. “Loan” means a Term Facility Loan, a Capex Facility Loan, a DSR Facility Loan, an Initial Revolving Facility Loan and/or an Accordion Facility Loan (as the context requires). “Loan to Own/Distressed Investor” means any person (including an Affiliate or a Related Fund of a Bank Facilities Lender or any transferee which satisfies the requirements set out under Clause 23.1 (Assignment, transfers and sub-participations by the Bank Facilities Lenders)) where a principal part of such person’s business or investment strategy is: (a) investing in distressed debt or the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly); (b) investing in equity and/or acquiring control of, or an equity stake in, a business (directly or indirectly); and/or (c) exploiting holdout or blocking positions, provided that: (i) any Affiliate of such persons which is a deposit taking financial institution authorised by a financial services regulator to carry out the business of banking which holds a minimum rating equal to or better 18 164178262_52 than BBB+ or Baa1 (as applicable) according to at least two (2) of Moody’s, S&P or Fitch which are managed and controlled independently to any such person who meets any of the criteria referred to in sub-paragraphs (a) to (c) above and provided that any information made available under the Bank Facilities Finance Documents shall not be disclosed or made available to such person or its other Affiliates; and (ii) any Original Bank Facilities Lender (or any of its Affiliates), shall not, in each case, be a Loan to Own/Distressed Investor, provided further that a person will not be a Loan to Own/Distressed Investor solely by being an Affiliate or Related Fund of a Loan to Own/Distressed Investor provided that (x) such person is managed and controlled independently to such Loan to Own/Distressed Investor, and (y) any information made available under the Bank Facilities Finance Documents shall not be disclosed or made available to such Loan to Own/Distressed Investor or its other Affiliates or Related Funds. “Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms. “Luxembourg” means the Grand Duchy of Luxembourg. “Luxembourg Borrower” means any Borrower incorporated or established in Luxembourg. “Luxembourg Register of Commerce and Companies” means the registre de commerce et des sociétés, Luxembourg. “Majority Accordion Facility Lenders” means an Accordion Facility Lender or Accordion Facility Lenders whose Commitments under the relevant Accordion Facility aggregate more than 50 per cent. of the Total Accordion Facility Commitments (or, if the Total Accordion Facility Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Accordion Facility Commitments immediately prior to that reduction). “Majority Bank Facilities Lenders” means a Bank Facilities Lender or Bank Facilities Lenders whose Commitments aggregate more than 50 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Commitments immediately prior to that reduction). “Majority Capex Facility Lenders” means a Capex Facility Lender or Capex Facility Lenders whose Commitments under the Capex Facility aggregate more than 50 per cent. of the Total Capex Facility Commitments (or, if the Total Capex Facility Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Capex Facility Commitments immediately prior to that reduction). “Majority DSR Facility Lenders” means a DSR Facility Lender or DSR Facility Lenders whose Commitments under the DSR Facility aggregate more than 50 per cent. of the Total DSR Facility Commitments (or, if the Total DSR Facility Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total DSR Facility Commitments immediately prior to that reduction). 19 164178262_52 “Majority Initial Revolving Facility Lenders” means an Initial Revolving Facility Lender or Initial Revolving Facility Lenders whose Commitments under the Initial Revolving Facility aggregate more than 50 per cent. of the Total Initial Revolving Facility Commitments (or, if the Total Initial Revolving Facility Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Initial Revolving Facility Commitments immediately prior to that reduction). “Majority Term Facility Lenders” means a Term Facility Lender or Term Facility Lenders whose Commitments under the Term Facility aggregate more than 50 per cent. of the Total Term Facility Commitments (or, if the Total Term Facility Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Term Facility Commitments immediately prior to that reduction). “Margin” means, subject to any Sustainability Margin Adjustment: (a) in relation to any Term Facility Loan, Capex Facility Loan, DSR Facility Loan, Standby Drawing and Initial Revolving Facility Loan, the percentage per annum set out opposite the relevant time period below; Time period Margin per cent. per annum From and including the date of this Agreement to and including the third anniversary of the Closing Date 2.35% From but excluding the third anniversary of the Closing Date to and including the fourth anniversary of the Closing Date 2.50% From but excluding the fourth anniversary of the Closing Date to and including the fifth anniversary of the Closing Date 2.75% From but excluding the fifth anniversary of the Closing Date to and including the sixth anniversary of the Closing Date 3.00% Thereafter 3.25% provided that if a BIPT Deregulation Event occurs, the Margin per cent. per annum specified above opposite the relevant time period specified above shall, in each case, be increased by 0.25 per cent. per annum; (b) in relation to any Unpaid Sum, the rate per annum specified above which is applicable at the time at which the relevant sum becomes due and payable but unpaid; and (c) in relation to any Accordion Facility Loan, the percentage rate per annum specified as such in the Accordion Facility Notice relating to the Accordion Facility under which that Accordion Facility Loan is made or is to be made. 20 164178262_52 “Market Disruption Lender” has the meaning given to that term in Clause 16.3 (Market disruption). “Material Event of Default” means an Event of Default under paragraphs 1 (Non- payment), 6 (Insolvency), 7 (Insolvency proceedings) or 8 (Creditors’ process) of schedule 3 (Events of Default) of the Common Terms Agreement. “Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or any other applicable rate, a document which: (a) is agreed in writing by the Company and the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party); (b) specifies a calculation methodology for that rate; and (c) has been made available to each Bank Facilities Finance Party. “Minimum Rating” means a long-term unsecured credit rating of BBB- (or its equivalent) or higher from an Approved Rating Agency, or such lower rating as may be agreed between the Approved Rating Agencies which are then ascribing a rating on any of the Secured Debt at that time (if any), provided that any such lower rating would not lead to any downgrade of the then current rating ascribed by such Approved Rating Agencies (if any) on any of such Secured Debt. “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. “New Lender” has the meaning given to that term in Clause 23.1 (Assignments, transfers and sub-participations by the Bank Facilities Lenders). “Non-Consenting Lender” has the meaning given to that term in Clause 35.9 (Replacement or repayment of Bank Facilities Lender).

21 164178262_52 “Non-Cooperative Jurisdiction” means a tax haven country, a low-tax jurisdiction or a non-cooperative jurisdiction, within the meaning of Article 307, §1/2 of the Belgian Income Tax Code 1992 or any successor provision. “Non-Cooperative Jurisdiction Bank Facilities Finance Party” means a Bank Facilities Finance Party incorporated, organised, established, domiciled, tax resident, acting through a Facility Office, permanent establishment or office (as the case may be) in a Non-Cooperative Jurisdiction. “Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.5 (Conditions relating to Optional Currencies). “Original Bank Facilities Lenders” means any Original Term Facility Lender, any Original Capex Facility Lender, any Original Initial Revolving Facility Lender, and any Original DSR Facility Lender. “Party” means a party to this Agreement. “Permitted Gross Outstandings” means, in relation to a Multi-account Overdraft, any amount, not exceeding its Designated Gross Amount, which is the amount of the Gross Outstandings of that Multi-account Overdraft. “Permitted Holder” means, collectively: (a) the Ultimate Parent; (b) Fluvius System Operator CV; (c) any Specified Permitted Holder; (d) each Affiliate or Related Person of a Permitted Holder described in paragraph (a), (b) or (c) above, and any successor to such Permitted Holder, Affiliate or Related Person; (e) in the event of a Spin-Off, the Spin Holdco and any Subsidiary of the Spin Holdco; (f) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of Wyre or a Holding Company of Wyre; and (g) any “person” or “group” of related persons (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or all or substantially all of the assets of Wyre and its Restricted Subsidiaries (taken as a whole) would constitute a Change of Control in respect of which the Company has provided a notice of such to the Bank Facilities Agent and the Bank Facilities Agent has not, within sixty Business Days of receipt of such notice, provided a notice to the Company as applicable, cancelling the Facilities and/or declaring all outstanding Loans to be immediately due and payable. 22 164178262_52 “Portability Whitelist” means the list of persons agreed between the Company and the Mandated Lead Arrangers on or prior to the date of this Agreement, as may be amended by the Company and the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders (such consent not to be unreasonably withheld or delayed, and shall be deemed given if not rejected within 10 Business Days)). “Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms. “Published Rate” means: (a) an RFR; (b) a Primary Term Rate for any Quoted Tenor; or (c) the Alternative Term Rate for any Quoted Tenor. “Qualifying Bank Facilities Lender” has the meaning given to it in Clause 18 (Tax Gross-Up and Indemnities). “Quotation Day” means the day specified as such in the applicable Reference Rate Terms. “Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms. “Quoted Tenor” means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service. “Rate Switch Currency” means a Term Rate Currency: (a) which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and (b) for which there are Reference Rate Terms applicable to Compounded Rate Loans. “Rate Switch Date” means, in relation to a Rate Switch Currency, the date notified in writing by the Company to the Bank Facilities Agent to be the Rate Switch Date for that Rate Switch Currency in a Rate Switch Notice, provided that: (a) if such notification is not given by the Company to the Bank Facilities Agent prior to the Backstop Rate Switch Date for that Rate Switch Currency, such date shall occur on the Backstop Rate Switch Date for that Rate Switch Currency; and (b) if such notification is not given by the Company to the Bank Facilities Agent in relation to a currency for which there is no Backstop Rate Switch Date and for which there is a date specified as the “Rate Switch Date” in the Reference Rate Terms for that Rate Switch Currency, such date shall be the date specified in those Reference Rate Terms. 23 164178262_52 “Rate Switch Notice” means a notice substantially in the form set out in Schedule 14 (Form of Rate Switch Notice) or any other form agreed between the Company and the Bank Facilities Agent. “Reference Bank Quotation” means any quotation supplied to the Bank Facilities Agent by a Reference Bank or an Alternative Reference Bank. “Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Bank Facilities Agent at its request by the Reference Banks in relation to a Euro Term Rate Loan: (a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or (b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Primary Term Rate are asked to submit to the relevant administrator. “Reference Banks” means the principal London offices of such banks as may be approved by the Bank Facilities Agent with the consent of the Company and such banks. “Reference Rate Supplement” means, in relation to any currency and Facility, a document which: (a) is agreed in writing by the Company and the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party); (b) specifies for that currency and Facility the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; (c) specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and (d) has been made available to the Company and each Bank Facilities Finance Party. “Reference Rate Terms” means, in relation to a currency and Facility and: (a) a Utilisation or an Unpaid Sum under that Facility in that currency; (b) an Interest Period for such a Utilisation or Unpaid Sum under that Facility in that currency (or other period for the accrual of commission or fees in respect of that currency and that Facility); or (c) any term of this Agreement relating to the determination of a rate of interest in relation to such a Utilisation or Unpaid Sum under that Facility in that currency, 24 164178262_52 the terms set out for that currency and Facility (if any) in Schedule 12 (Reference Rate Terms) or in any Reference Rate Supplement. “Relevant Market” means the market specified as such in the applicable Reference Rate Terms. “Revolving Facility” means the Initial Revolving Facility or an Accordion Facility which is a revolving loan facility. “Revolving Facility Commitment” means an Initial Revolving Facility Commitment or an Accordion Facility Commitment in respect of an Accordion Facility which is a revolving loan facility. “Revolving Facility Lender” means an Initial Revolving Facility Lender or a Lender under an Accordion Facility which is a revolving loan facility. “Revolving Facility Loan” means an Initial Revolving Facility Loan or a Loan under an Accordion Facility which is a revolving loan facility. “RFR” means the rate specified as such in the applicable Reference Rate Terms. “RFR Banking Day” means, in relation to any Compounded Rate Loan, any day specified as such in respect of the currency of that Compounded Rate Loan in the applicable Reference Rate Terms. “Rollover Loan” means one or more Revolving Facility Loans or DSR Facility Loans (as applicable): (a) made or to be made on the same day that a maturing Revolving Facility Loan or DSR Facility Loan (as applicable) is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan or DSR Facility Loan (as applicable); and (c) made or to be made for the purpose of refinancing a maturing Revolving Facility Loan or DSR Facility Loan (as applicable). “Selection Notice” means a notice substantially in the form set out Part 2 (Selection Notice) in Schedule 3 (Requests) given in accordance with Clause 15 (Interest Periods) in relation to a Term Facility Loan and/or a Capex Facility Loan. “Separate DSR Facility Loans” has the meaning given to that term in paragraph (c) of Clause 9.4 (Repayment of DSR Facility Loans), and “Separate DSR Facility Loan” shall mean any one of them. “Separate Revolving Facility Loans” has the meaning given to that term in paragraph (c) of Clause 9.3 (Repayment of Revolving Facility Loans), and “Separate Revolving Facility Loan” shall mean any one of them. “Specified Change of Control” means a transaction designated by notice to the Bank Facilities Agent as such pursuant to Clause 11.1(b) (Exit).

25 164178262_52 “Specified Time” means a day or time determined in accordance with Schedule 6 (Timetables). “Specified Permitted Holders” means the persons designated by notice to the Bank Facilities Agent pursuant to Clause 11.1(b) (Exit). “Standby Drawing” means a utilisation made under this Agreement as a result of a downgrade of a DSR Facility Lender below the Minimum Rating in accordance with paragraph (b) of Clause 6.2 (Standby Drawing). “Structural Adjustment” means: (a) an amendment, waiver or variation of the terms of some or all of this Agreement that results in or is intended to result from or has the effect of changing or which relates to: (i) an extension to the availability or date of payment of or redenomination of any amount under this Agreement; (ii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission or other amounts owing or payable to a Bank Facilities Lender under this Agreement; (iii) the currency of payment of any amount under this Agreement; (iv) a redenomination of a Commitment or participation of any Bank Facilities Finance Party into another currency (other than in accordance with the terms of this Agreement); (v) a re-tranching of any or all of the Facilities; (vi) an increase in, addition of, or an extension of any Commitment or participation of any Bank Facilities Finance Party or the Total Commitments; or (vii) the introduction of an additional loan, commitment, tranche or Facility into this Agreement ranking pari passu or subordinate to the Facilities, in each case, other than in respect of an Accordion Facility established pursuant to Clause 8 (Establishment of Accordion Facilities); and (b) subject to the terms of the Bank Facilities Finance Documents, an amendment or waiver of a term of the Bank Facilities Finance Documents and any change to the Bank Facilities Finance Documents, in each case that is consequential on, incidental to, or required to implement or effect or reflect any of the amendments or waivers lists in paragraph (a) above. “Spin Holdco” means the company the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off. “Spin-Off” means a transaction by which all outstanding ordinary and or equity shares of any Holding Company of Wyre directly or indirectly owned by the Ultimate Parent 26 164178262_52 are distributed to (i) all of the Ultimate Parent’s shareholders or (ii) all of the shareholders comprising one or more groups of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of any such Holding Company’s shares. “Successful Syndication” means that the Commitment of each Underwriter under each Facility is less than or equal to the final hold amount as agreed with the Company prior to the date of this Agreement. “Super Majority Bank Facilities Lenders” means a Bank Facilities Lender or Bank Facilities Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments immediately prior to that reduction). “Sustainability Amendments” has the meaning given to that term in the definition of “Sustainability KPI Supplement”. “Sustainability Coordinators” means any Bank Facilities Lender or an Affiliate of a Bank Facilities Lender appointed by the Company in accordance with paragraph (c) of Clause 35.12 (Introduction of Sustainability Amendments). “Sustainability Effective Date” means the date on which a Sustainability KPI Supplement becomes effective as defined in such supplement. “Sustainability KPI” means any sustainability key performance indicator. “Sustainability KPI Supplement” means, in relation to the Sustainability KPIs and related Sustainability Performance Targets, a document which: (a) is agreed in writing by the Company with the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders of each relevant Facility in respect of amendments that relate to such Facility); (b) specifies: (i) the Sustainability Performance Target for each Sustainability KPI for each remaining financial year until the relevant Termination Date; (ii) the Sustainability Effective Date; (iii) any additional information to be reported pursuant to this Agreement in respect of the annual reporting related to the Sustainability KPIs, the Sustainability Performance Targets; and (iv) any adjustments to the Margin linked to the Sustainability Performance Targets (the “Sustainability Margin Adjustment”), for each relevant Facility (together, the “Sustainability Amendments”). “Sustainability Performance Score” means, in respect of a Financial Year, the actual value, percentage or other relevant metric in relation to a Sustainability KPI achieved. 27 164178262_52 “Sustainability Performance Target” means in respect of a Financial Year, the targeted value, percentage or other relevant metric in relation to a Sustainability KPI assigned to a Sustainability KPI. “Sustainability Verifier” means any independent firm of suitable qualified auditors or other relevant independent experts with appropriate expertise appointed by the Company to verify the Sustainability Performance Scores in accordance with paragraph (e) of Clause 35.12 (Introduction of Sustainability Amendments). “Term Facility” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities). “Term Facility Borrower” means the Original Borrower and any Additional Borrower in respect of the Term Facility. “Term Facility Commitment” means: (a) in relation to an Original Term Facility Lender, the amount set opposite its name under the heading “Term Facility Commitment” in Part 1 (Original Term Facility Lenders) of Schedule 1 (Original Bank Facilities Lenders) and the amount of any other Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Term Facility Lender, the amount of any Term Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Term Facility Lender” means: (a) any Original Term Facility Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Term Facility Lender” in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Bank Facilities Lenders), which, in each case, has not ceased to be a Party as a Bank Facilities Lender in accordance with the terms of this Agreement. “Term Facility Loan” means a loan made or to be made under the Term Facility or the principal amount outstanding for the time being of that Loan. “Term Rate Loan” means any Utilisation or, if applicable, Unpaid Sum, in a Term Rate Currency to the extent that it is not or has not become a Compounded Rate Loan. “Term Rate Currency” means: (a) Euro and U.S. Dollars; and (b) any currency specified as such in a Reference Rate Supplement relating to that currency, 28 164178262_52 to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement. “Term Reference Rate” means, in relation to a Term Rate Loan, the aggregate of: (a) the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Utilisation or as otherwise determined pursuant to Clause 16.6(a) (Interest calculation if no Primary Term Rate); and (b) if applicable, the applicable Credit Adjustment Spread, provided that if such rate is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise except as otherwise set out in the applicable Reference Rate Terms, or in an applicable Accordion Facility Notice. “Termination Date” means: (a) in respect of the Term Facility, the Capex Facility, the Revolving Facility and the DSR Facility, the date falling 84 months from the Closing Date; and (b) in relation to an Accordion Facility, the date specified as such in the Accordion Facility Notice relating to that Accordion Facility. “Total Accordion Facility Commitments” means the aggregate Accordion Facility Commitments under any Accordion Facilities, being EUR 0 as at the date of this Agreement. “Total Capex Facility Commitments” means the aggregate of the Capex Facility Commitments, being EUR 1,200,000,000 as at the date of this Agreement. “Total Commitments” means the aggregate of the Total Accordion Facility Commitments, the Total Term Facility Commitments, the Total Capex Facility Commitments, the Total DSR Facility Commitments and the Total Initial Revolving Facility Commitments, being EUR 4,350,000,000 at the date of this Agreement. “Total DSR Facility Commitments” means the aggregate of the DSR Facility Commitments, being EUR 235,000,000 as at the date of this Agreement. “Total Initial Revolving Facility Commitments” means the aggregate of the Initial Revolving Facility Commitments, being EUR 215,000,000 as at the date of this Agreement. “Total Outstandings” has the meaning given to it in Clause 7.6 (Adjustment for Ancillary Facilities upon acceleration). “Total Revolving Facility Commitments” means the aggregate of the Total Initial Revolving Facility Commitments and the aggregate of Accordion Facility Commitments under any Accordion Facilities which are revolving loan facilities. “Total Term Facility Commitments” means the aggregate of the Term Facility Commitments, being EUR 2,700,000,000 as at the date of this Agreement.

29 164178262_52 “Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Bank Facilities Agent and the Company. “Transfer Date” means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Bank Facilities Agent executes the relevant Assignment Agreement or Transfer Certificate. “Underwriter” means each of BNP Paribas Fortis SA/NV, Goldman Sachs Bank USA, MUFG Bank (Europe) N.V., Germany Branch, National Westminster Bank Plc, NatWest Markets Plc, Coöperatieve Rabobank U.A., Deutsche Bank AG, ING Bank N.V. and Societe Generale, London branch, acting in their capacity as an underwriter under each Facility. “Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Bank Facilities Finance Documents. “Utilisation” means: (a) in the case of the Term Facility, the Capex Facility, the Revolving Facility or an Accordion Facility, a Loan; or (b) in the case of the DSR Facility, a Loan or a Standby Drawing. “Utilisation Date” means: (a) in relation to a Loan, the date on which such Loan is (or is requested) to be made; and (b) in relation to a Standby Drawing, the date on which such Standby Drawing is to be made, in each case, in accordance with the terms of this Agreement. “Utilisation Request” means a notice substantially in the form set out in Part 1 (Form of Utilisation Request) of Schedule 3 (Requests). “Ultimate Parent” means: (a) Liberty Global Ltd., together with its successors; and (b) following consummation of any transaction whereby Liberty Global Ltd. has a Holding Company, “Ultimate Parent” will mean the top tier Holding Company above Liberty Global Ltd. and its successors. “U.S. Borrower” means any Borrower under this Agreement which is incorporated or formed in or under the laws of the United States or any jurisdiction thereof, or therein (including any State of the United States of America or the District of Columbia) or 30 164178262_52 that is engaged in the conduct of a trade or business within the United States within the meaning of the Code which, in each case, has not ceased to be a Borrower. “U.S. Dollars” means the lawful currency for the time being of the United States. “VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (as amended from time to time) and any national legislation implementing that Directive or any predecessor to it or supplemental to that Directive; and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere. “Voting Sub-Participation” means a sub-participation involving the transfer of voting rights. 1.2 Construction (a) Unless otherwise provided in this Agreement or the context otherwise requires, expressions used in this Agreement are to be construed in accordance with part 3 (Construction) of schedule 1 (Common Definitions) of the Master Definitions Agreement (mutatis mutandis). (b) This Agreement and the rights and obligations of the Parties are subject to: (i) the terms and conditions of the Common Terms Agreement as though they were set out in full in this Agreement and, in the case of conflict between the terms of this Agreement and the Common Terms Agreement, the Common Terms Agreement will prevail; and (ii) the provisions of the ICA and, in the case of conflict between the terms of this Agreement or the Common Terms Agreement and the ICA, the ICA will prevail. (c) Section, Clause and Schedule headings are for ease of reference only. (d) The Company providing “cash cover” for an Ancillary Facility means the Company paying an amount in EUR to an interest-bearing account in its name (or that of any other Obligor) and the following conditions being met: (i) the account is with the Ancillary Lender for which that cash cover is to be provided (unless the Ancillary Lender agrees otherwise); (ii) until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Bank Facilities Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and 31 164178262_52 (iii) the relevant Obligor has executed a security document over that account, in form and substance satisfactory to the Security Agent and the relevant Ancillary Lender (acting reasonably) for which that cash cover is to be provided, creating a first ranking security interest over that account in favour of the relevant Ancillary Lender. (e) The Company “repaying” or “prepaying” Ancillary Outstandings means: (i) the Company providing cash cover in respect of the Ancillary Outstandings; (ii) the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or (iii) the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility, and the amount by which Ancillary Outstandings are repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction. (f) An amount borrowed includes any amount utilised under an Ancillary Facility. (g) Any references within this Agreement or any other Bank Facilities Finance Document to the Bank Facilities Agent providing approval or consent or making a request, or acting in its discretion, or to an item or a person being acceptable to, satisfactory to, to the satisfaction of or approved by the Bank Facilities Agent are to be construed, unless otherwise specified, as references to the Bank Facilities Agent taking such action or refraining from acting on the instructions of the Majority Bank Facilities Lenders (or, if the relevant Bank Facilities Finance Document stipulates the matter is a decision for any other Bank Facilities Lender or group of Bank Facilities Lenders, from that Bank Facilities Lender or group of Bank Facilities Lenders), and reference in this Agreement or any other Bank Facilities Finance Document to (i) the Bank Facilities Agent acting reasonably, (ii) a matter being in the reasonable opinion of the Bank Facilities Agent, (iii) the Bank Facilities Agent’s approval or consent not being unreasonably withheld or delayed or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Bank Facilities Agent, are to be construed, unless otherwise specified in this Agreement or such other relevant Bank Facilities Finance Document, as the Bank Facilities Agent acting on the instructions of the Majority Bank Facilities Lenders (or, if the relevant Bank Facilities Finance Document stipulates the matter is a decision for any other Bank Facilities Lender or group of Bank Facilities Lenders, on the instructions of that Bank Facilities Lender or group of Bank Facilities Lenders) who are acting reasonably or not unreasonably withholding or delaying their consent (as the case may be). (h) Where the Bank Facilities Agent is obliged to consult with the Company under the terms of this Agreement, unless otherwise specified, the Majority Bank Facilities Lenders (or, if the relevant Bank Facilities Finance Document stipulates the matter is a decision for any other Bank Facilities Lender or group 32 164178262_52 of Bank Facilities Lenders, that Bank Facilities Lender or group of Bank Facilities Lenders) must instruct the Bank Facilities Agent to consult in accordance with the terms of this Agreement and the Bank Facilities Agent must carry out that consultation in accordance with the instructions it receives from the Majority Bank Facilities Lenders (or such other group of Bank Facilities Lenders). (i) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (j) In this Agreement, unless the contrary intention appears, a reference to: (i) a page or screen of an information service displaying a rate shall include: (A) any replacement page or screen of that information service which displays that rate; and (B) the appropriate page or screen of such other information service which displays that rate from time to time in place of that information service, and, if such page, screen or service ceases to be available, shall include any other page, screen or service displaying that rate specified by the Bank Facilities Agent and agreed with the Company; (ii) a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate; and (iii) a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that: (A) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not); (B) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and (C) notwithstanding paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate, provided that in relation to an Interest Period for any Utilisation (or any other period for the accrual of commission or fees) in any currency for which there are rules specified as “Business Day Conventions” in respect of that currency in the applicable Reference Rate Terms, those rules shall apply.

33 164178262_52 (k) Any Reference Rate Supplement relating to a currency and a Facility overrides anything relating to that currency and that Facility in: (i) Schedule 12 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (l) Any Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 13 (Daily Non-Cumulative Compounded RFR Rate); or (ii) any earlier Methodology Supplement. 1.3 Third Party Rights (a) Unless expressly provided to the contrary in a Bank Facilities Finance Document and other than the Security Agent who shall have such rights, a person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of a Bank Facilities Finance Document. (b) Notwithstanding any term of any Bank Facilities Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 2. FACILITIES 2.1 The Facilities (a) Subject to the terms of this Agreement: (i) the Term Facility Lenders make available to the Term Facility Borrowers a term loan facility denominated in EUR in an aggregate amount equal to the Total Term Facility Commitments; (ii) the Capex Facility Lenders make available to the Capex Facility Borrowers a term loan facility denominated in EUR in an aggregate amount equal to the Total Capex Facility Commitments; (iii) the Initial Revolving Facility Lenders make available to the Initial Revolving Facility Borrowers a multicurrency revolving credit facility denominated in EUR in an aggregate amount equal to the Total Initial Revolving Facility Commitments; and (iv) the DSR Facility Lenders make available to the DSR Facility Borrowers a debt service reserve facility denominated in EUR in an aggregate amount equal to the Total DSR Facility Commitments. (b) Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to the Company in place of all or part of its Revolving Facility Commitment. 34 164178262_52 2.2 Increase (a) The Company may: (i) by giving prior notice to the Bank Facilities Agent by no later than the date falling fifteen Business Days after the effective date of a cancellation of: (A) the Available Commitment of a Defaulting Lender in accordance with Clause 10.9 (Right of cancellation in relation to a Defaulting Lender); or (B) the Commitment of a Bank Facilities Lender in accordance with Clause 10.1 (Illegality) or paragraph (a) of Clause 10.4 (Right of replacement or repayment and cancellation in relation to a single Bank Facilities Lender), request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled; (ii) by giving not less than five Business Days’ prior notice to the Bank Facilities Agent, request that the Commitments relating to any Facility be increased provided that such proposed increase complies with the requirements of the definition of Permitted Additional Debt in the Master Definitions Agreement; (iii) by giving not less than five Business Days’ prior notice to the Bank Facilities Agent, request that the Commitments relating to the DSR Facility be increased in an aggregate amount up to the amount by which the DSR Required Amount at such time exceeds the Total DSR Facility Commitments at such time; or (iv) by giving not less than five Business Days’ prior notice to the Bank Facilities Agent, request that the Commitments relating to the DSR Facility be increased in an aggregate amount, which when aggregated with the principal amount of any commitments obtained by the Company under a Substitute DSR Facility Agreement, does not exceed the Commitments of any Affected DSR Facility Lenders under the DSR Facility at such time, and in each case, the Commitments relating to the relevant Facility shall be so increased as follows: (A) the increased Commitments will be assumed by one or more Bank Facilities Lenders or other Eligible Institutions (and, in respect of the DSR Facility, such Bank Facilities Lenders or other Eligible Institutions shall have the Minimum Rating) (each an “Increase Lender”) selected by the Company (each of which shall not be a Company Affiliate) and each of which confirms in 35 164178262_52 writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Bank Facilities Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Bank Facilities Lender in respect of those Commitments; (B) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another, as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Bank Facilities Lender in respect of that part of the increased Commitments which it is to assume; (C) each Increase Lender shall become a Party as a “Bank Facilities Lender” and any Increase Lender and each of the other Bank Facilities Finance Parties shall assume obligations towards one another and acquire rights against one another, as that Increase Lender and those Bank Facilities Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Bank Facilities Lender in respect of that part of the increased Commitments which it is to assume; (D) the Commitments of the other Bank Facilities Lenders shall continue in full force and effect; and (E) any increase in the Commitments relating to the Facilities shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied. (b) An increase in the Commitments under this Clause 2.2 (Increase) will only be effective on: (i) the execution by the Bank Facilities Agent of an Increase Confirmation from the relevant Increase Lender; and (ii) in relation to an Increase Lender which is not a Bank Facilities Lender immediately prior to the relevant increase: (A) the Increase Lender entering into the documentation required for it to accede as a party to the ICA, the Common Terms Agreement and the Master Definitions Agreement; and (B) the Bank Facilities Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Bank Facilities Agent shall promptly notify the Company and the Increase Lender upon being so satisfied. 36 164178262_52 (c) The Bank Facilities Agent shall, subject to paragraph (b)(ii) above, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute the relevant Increase Confirmation. (d) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Bank Facilities Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Bank Facilities Lender or Bank Facilities Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Bank Facilities Lender. (e) The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and an Increase Lender in a Fee Letter. (f) Neither the Bank Facilities Agent nor any Bank Facilities Lender shall have any obligation to find an Increase Lender and in no event shall any Bank Facilities Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Bank Facilities Lender pursuant to the Bank Facilities Finance Documents. (g) Clause 23.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 (Increase) in relation to an Increase Lender as if references in that Clause to: (i) an “Existing Lender” were references to all the Bank Facilities Lenders immediately prior to the relevant increase; (ii) the “New Lender” were references to that “Increase Lender”; and (iii) a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”. (h) The Company shall (and shall procure that each relevant member of the Restricted Group shall) promptly upon request by the Bank Facilities Agent or the Security Agent in accordance with the Agreed Security Principles and only where required pursuant to local law execute any necessary amendments to or confirmations of the Security Documents as may be required in order to ensure that any increase in Commitments made available on the terms contemplated in this Clause 2.2 (Increase) rank pari passu with the other Facilities. (i) If the confirmation made by an Increase Lender in the Tax Certificate that it is a legal entity having legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it, or any of the statements made by it in that Tax Certificate is not true and accurate, the relevant Increase Lender (the “Affected Increase Lender”) shall be deemed never to have been a Lender. The Affected Increase Lender

37 164178262_52 shall, subject to the terms of this Agreement, immediately transfer its Commitments to a Lender or Affiliate of a Lender that is a legal entity having legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective or alternatively, an entity of which each investor has separate legal personality and in which no individuals are allowed to invest. In addition, the Commitments of such Affected Increase Lender will not give entitlement to any interest payment for the period up until this transfer. As a consequence, and for all intents and purposes of the Bank Facilities Finance Documents, no member of the Group shall have any obligations towards that Affected Increase Lender. 2.3 Bank Facilities Finance Parties’ rights and obligations (a) The obligations of each Bank Facilities Finance Party under the Bank Facilities Finance Documents are several. Failure by a Bank Facilities Finance Party to perform its obligations under the Bank Facilities Finance Documents does not affect the obligations of any other Party under the Bank Facilities Finance Documents. No Bank Facilities Finance Party is responsible for the obligations of any other Bank Facilities Finance Party under the Bank Facilities Finance Documents. (b) The rights of each Bank Facilities Finance Party under or in connection with the Bank Facilities Finance Documents are separate and independent rights and any debt arising under the Bank Facilities Finance Documents to a Bank Facilities Finance Party from an Obligor is a separate and independent debt in respect of which a Bank Facilities Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Bank Facilities Finance Party include any debt owing to that Bank Facilities Finance Party under the Bank Facilities Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Bank Facilities Finance Party’s participation in the Facilities or its role under a Bank Facilities Finance Document (including any such amount payable to the Bank Facilities Agent on its behalf) is a debt owing to that Bank Facilities Finance Party by that Obligor. (c) A Bank Facilities Finance Party may, except as specifically provided in the Bank Facilities Finance Documents, separately enforce its rights under or in connection with the Bank Facilities Finance Documents. 2.4 Accordion Facility One or more Accordion Facilities may be established and made available pursuant to Clause 8 (Establishment of Accordion Facilities). 3. PURPOSE 3.1 Purpose (a) The Term Facility Borrowers shall apply all amounts borrowed by it under the Term Facility directly or indirectly, in or towards: 38 164178262_52 (i) financing the repayment of certain Financial Indebtedness of the Group, any associated break costs and/or prepayment premium together with accrued interest and related fees, costs and expenses; (ii) financing a Permitted Closing Restricted Payment; (iii) financing or refinancing any Capital Expenditure, any permitted acquisition, investment, joint venture, restructuring, refinancing and reorganisation requirements of the Group; (iv) financing or refinancing the working capital requirements of the Group; and (v) financing or refinancing any fees, costs, expenses, Taxes and other amounts incurred in connection with the transactions contemplated by this Agreement and/or the syndication of any Facility. (b) The Capex Facility Borrowers shall apply all amounts borrowed by it under the Capex Facility directly or indirectly, in or towards: (i) financing or refinancing Capital Expenditure and permitted acquisitions (including refinancing any Capital Expenditure or Permitted Acquisitions financed from utilisations under a Revolving Facility), and refinancing Capital Expenditure previously spent on any contributed fibre assets); (ii) financing other related amounts, including any breakage costs, interest, redemption premiums, make-whole costs and other fees, costs, expenses and Taxes in connection with (i) the Finance Documents, (ii) any Permitted Acquisitions and/or (iii) the financing or refinancing of any indebtedness of any entity that is the subject of a Permitted Acquisition; and (iii) financing or refinancing any fees, costs, expenses, Taxes and other amounts incurred in connection with the foregoing. (c) The Initial Revolving Facility Borrowers shall apply all amounts borrowed by it under the Initial Revolving Facility directly or indirectly, in or towards financing the ongoing working capital requirements and the general corporate purposes of the Group (including funding of Permitted Payments (including the payment of permitted dividends) up to a cap of EUR 50,000,000 in each Financial Year or intercompany loans by the Company, financing Capital Expenditure, a Permitted Acquisition, any investment, joint venture, restructuring, refinancing and reorganisation requirements of the Group and/or refinancing amounts outstanding under any other Facility or other Financial Indebtedness). (d) (i) The DSR Facility Borrowers shall apply all amounts borrowed by it under the DSR Facility directly or indirectly, in or towards financing or refinancing a DSRF Shortfall Amount. 39 164178262_52 (ii) Each DSR Facility Loan will only be made available on a Payment Date in an amount up to and for the purposes of funding any DSRF Shortfall Amount on such Payment Date and will be made available by way of: (A) utilisation by the Company on the relevant Payment Date in respect of which a DSR Facility Loan is proposed to be made; and/or (B) withdrawal by the Company from the relevant DSRF Standby Account on the relevant Payment Date pursuant to paragraph (a)(ii) of Clause 6.4 (Withdrawals from a DSRF Standby Account). (iii) Each Standby Drawing may only be used to credit the DSRF Standby Account in respect of the relevant DSR Facility Lender. (e) The Company shall apply all amounts borrowed by it under an Accordion Facility for the purposes referred to in the relevant Accordion Facility Notice. 3.2 Monitoring No Bank Facilities Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent (a) The obligations of each Bank Facilities Lender in relation to any Utilisation are subject to clause 3 (Conditions Precedent) of the Common Terms Agreement. (b) The Bank Facilities Lenders will only be obliged to comply with Clause 5.4 (Bank Facilities Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Bank Facilities Agent has notified the Company and the Bank Facilities Lenders that it has received (or waived receipt of) all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders, and, in the case of paragraph 5(h) of Part 1 of Schedule 2 (Conditions Precedent Documents), all Bank Facilities Lenders, in each case, acting reasonably). The Bank Facilities Agent must give this notification to the Company and the Bank Facilities Lenders promptly upon being so satisfied. (c) Other than to the extent that any Original Bank Facilities Lender notifies the Bank Facilities Agent in writing to the contrary before the Bank Facilities Agent gives the notification described in paragraph (b) above, the Bank Facilities Lenders authorise (but do not require) the Bank Facilities Agent to give that notification. The Bank Facilities Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 40 164178262_52 (d) The relevant Accordion Facility Lenders will only be obliged to comply with Clause 5.4 (Bank Facilities Lenders’ participation) in relation to any Accordion Facility Loan if on or before the Utilisation Date for that Loan, the Bank Facilities Agent has received all of the Accordion Facility Conditions Precedent relating to the relevant Accordion Facility (if any) in form and substance satisfactory to the Bank Facilities Agent (acting on the instructions of the Majority Accordion Facility Lenders (acting reasonably)). The Bank Facilities Agent shall notify the Company and the relevant Accordion Facility Lenders promptly upon being so satisfied. (e) Other than to the extent that the relevant Accordion Facility Lenders notify the Bank Facilities Agent in writing to the contrary before the Bank Facilities Agent gives a notification described in paragraph (d) above, the relevant Accordion Facility Lenders authorise (but do not require) the Bank Facilities Agent to give that notification. The Bank Facilities Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent Subject to Clause 4.1 (Initial conditions precedent), the Bank Facilities Lenders will only be obliged to comply with Clause 5.4 (Bank Facilities Lenders’ participation) (other than a Utilisation to which Clause 4.3 (Utilisations during an Agreed Certain Funds Period) applies) if, on the date of the Utilisation Request and on the proposed Utilisation Date: (a) in the case of a Rollover Loan or a DSR Facility Loan, no Acceleration Notice has been delivered to the Company by the Security Agent. (b) in the case of a Capex Facility Loan: (i) no Event of Default, has occurred and is continuing or would result from the proposed Utilisation; (ii) the Repeating Representations, to the extent not qualified by materiality or by way of Material Adverse Effect, are true in all material respects and, to the extent so qualified, are true; (iii) the Lock-Up Ratio Levels would be met at the Calculation Date immediately following the proposed Utilisation Date on a pro forma basis taking into account the use of proceeds of the Utilisation and any associated adjustment to Consolidated EBITDA (including any Pro Forma Adjustment); and (iv) if a BIPT Deregulation Event has occurred, the PLCR is greater than or equal to 1.40:1 on a pro forma basis taking into account the use of proceeds of the Utilisation; and (c) in the case of any other Loan: (i) no Event of Default, has occurred and is continuing or would result from the proposed Utilisation; and

41 164178262_52 (ii) the Repeating Representations, to the extent not qualified by materiality or by way of Material Adverse Effect, are true in all material respects and, to the extent so qualified, are true. 4.3 Utilisations during an Agreed Certain Funds Period (a) Subject to Clause 4.1 (Initial conditions precedent), during the relevant Agreed Certain Funds Period, a Capex Facility Lender, an Initial Revolving Facility Lender or an Accordion Facility Lender (as the case may be) will be obliged to participate in a Utilisation which is an Agreed Certain Funds Utilisation if: (i) the Company has specified such Utilisation as being an Agreed Certain Funds Utilisation together with details of the Agreed Certain Funds Period in a notice in writing to the Bank Facilities Agent at least one (1) Business Day (or such shorter period agreed with the Bank Facilities Agent) prior to the date of the Utilisation Request; and (ii) on the proposed Utilisation Date: (A) it is not unlawful in any applicable jurisdiction for that Bank Facilities Lender to perform any of its obligations, to lend or participate, or to maintain its Commitment or participation in the Agreed Certain Funds Utilisation provided that that Bank Facilities Lender has promptly notified the Company of the relevant illegality in accordance with Clause 10.1 (Illegality), and provided further that such illegality alone will not excuse any other Bank Facilities Lender from participating in the relevant Agreed Certain Funds Utilisation and will not in any way affect the obligations of any other Bank Facilities Lender; (B) the Company has not failed to comply in a material respect with the undertakings in clauses 7 (Merger), 9 (Acquisitions), 10 (Joint Ventures), 12 (Negative Pledge), 18 (Distributions and Shareholder Loans) and 19 (Financial Indebtedness) in Part 3 of schedule 2 (Covenants) of the Common Terms Agreement; (C) the representations and warranties in clauses 2 (Status), 3 (Binding Obligations), 4 (Non-conflict with other obligations) and 5 (Powers and Authority) in schedule 1 (Representations) of the Common Terms Agreement made by the relevant Borrower are true, in respect of itself only, (in all material respects in the case of any representation to which a materiality test is not already applied in accordance with its terms) in each case by reference to the facts and circumstances then subsisting; (D) solely in relation to any Agreed Certain Funds Utilisation under the Capex Facility (i) the Lock-Up Ratio Levels would be met at the Calculation Date immediately following the proposed Utilisation Date taking into account on a pro forma basis the use of proceeds of the Utilisation and any associated adjustment to Consolidated EBITDA (including any Pro Forma Adjustment) 42 164178262_52 and (ii) if a BIPT Deregulation Event has occurred, the PLCR is greater than or equal to 1.40:1 on a pro forma basis taking into account the use of proceeds of the Utilisation (in each case as tested on the first day of the Agreed Certain Funds Period or (at the Company’s election) in respect of an Agreed Certain Funds Utilisation for the purposes of an investment or acquisition, the date on which definitive binding documentation is entered into in respect of such transaction); and (E) solely in relation to an Agreed Certain Funds Utilisation under an Accordion Facility, any additional conditions or events (if any) specified in the relevant Accordion Facility Notice or other notice in relation to that Agreed Certain Funds Period and Agreed Certain Funds Utilisation are complied with or satisfied. (b) During an Agreed Certain Funds Period (save in respect of a Capex Facility Lender, an Initial Revolving Facility Lender or an Accordion Facility Lender (as the case may be) in circumstances where, pursuant to paragraph (a) above, that Bank Facilities Lender is not obliged on the proposed Utilisation Date to participate in a Loan which is an Agreed Certain Funds Utilisation), none of the Capex Facility Lenders, the Initial Revolving Facility Lenders or the Accordion Facility Lenders (as the case may be) shall be entitled to: (i) cancel any of its Capex Facility Commitments, Initial Revolving Facility Commitments or relevant Accordion Facility Commitments, as the case may be; (ii) rescind, terminate or cancel this Agreement, any Accordion Facility Notice or any of the other Bank Facilities Finance Documents or exercise any similar right or remedy or make or enforce any claim under the Bank Facilities Finance Documents it may have to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation; (iii) refuse to participate in the making of an Agreed Certain Funds Utilisation; (iv) exercise any right of set-off or counterclaim or similar right or remedy which it may exercise in respect of an Agreed Certain Funds Utilisation to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation; (v) cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Bank Facilities Finance Document or exercise any enforcement rights under any Security Document in respect of a Facility to which the provisions of this Clause 4.3 (Utilisations during an Agreed Certain Funds Period) apply to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation; 43 164178262_52 (vi) take any other action or make or enforce any claim (in its capacity as a Bank Facilities Lender) to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of an Agreed Certain Funds Utilisation; or (vii) declare that cash cover in relation to an Ancillary Facility is immediately due and payable on demand to the extent to do so would prevent or limit the making of an Agreed Certain Funds Utilisation, provided that immediately upon the expiry of the relevant Agreed Certain Funds Period (and provided that there is no other Agreed Certain Funds Period in operation to the extent that such Agreed Certain Funds Period would restrict such rights, remedies and entitlements above) and, if applicable, any Clean Up Period pursuant to clause 17 (Clean-up Period) of schedule 3 (Events of Default) of the Common Terms Agreement, all such rights, remedies and entitlements shall be available to the Bank Facilities Finance Parties notwithstanding that they may not have been used or been available for use during the applicable Agreed Certain Funds Period. 4.4 Maximum number of Loans (a) The Company may not deliver a Utilisation Request if, as a result of the proposed Utilisation more than: (i) two Term Facility Loans would be outstanding; (ii) 20 Capex Facility Loans would be outstanding; (iii) 10 Initial Revolving Facility Loans would be outstanding; or (b) The maximum number of Utilisations under any Accordion Facility shall be specified in the relevant Accordion Facility Notice. (c) Any Separate Revolving Facility Loan shall not be taken into account in this Clause 4.4 (Maximum number of Loans). 4.5 Conditions relating to Optional Currencies (a) A currency will constitute an Optional Currency if it is: (i) in the case of the Initial Revolving Facility, U.S. Dollars; (ii) in the case of an Accordion Facility, any currencies specified in the relevant Accordion Facility Notice; or (iii) with the approval of the Facility Agent (acting on the instructions of all the Lenders participating in the Utilisation) on or prior to receipt by the Facility Agent of the relevant Utilisation Request, any other currency readily available in the amount required and freely convertible into the Base Currency in the Relevant Market on the Quotation Day (in relation to any Term Rate Loan) and the Utilisation Date for that Utilisation for which there are Reference Rate Terms. 44 164178262_52 (b) If before the Specified Time on the Quotation Day for the relevant Utilisation (i) a Lender notifies the Facility Agent that the relevant Optional Currency is not readily available to it in the amount required; or (ii) a Lender notifies the Facility Agent that compliance with its obligation to participate in that Utilisation in the proposed Optional Currency would contravene a law or regulation applicable to it, the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 4.5 (Conditions relating to Optional Currencies) will be required to fund its participation in that Utilisation in Euros (in an amount determined by the Facility Agent as if Euro had been specified as the currency for that Utilisation), and its participation will be treated as a separate Utilisation denominated in Euros. (c) Any part of a Utilisation treated as a separate Utilisation under this Clause 4.5 (Conditions relating to Optional Currencies) will not be taken into account for the purposes of any limit on the number of Utilisations or currencies outstanding at any one time. 5. UTILISATION 5.1 Delivery of a Utilisation Request The Company may utilise the Facilities by delivery to the Bank Facilities Agent of a duly completed Utilisation Request no later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Borrower; (ii) it identifies the Facility the Utilisation relates to; (iii) the proposed Utilisation Date is a Business Day within the Availability Period; (iv) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); (v) the proposed Interest Period complies with Clause 15 (Interest Periods); and (vi) in the case of a Standby Drawing, the payment instructions provide for full payment in the DSRF Standby Account of the relevant DSR Facility Lender.

45 164178262_52 (b) Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date (other than in respect of the DSR Facility). Only one Utilisation may be requested in each subsequent Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request shall be: (i) in the case of the Term Facility, the Capex Facility and the DSR Facility, the Base Currency; (ii) in relation to the Initial Revolving Facility, the Base Currency or an Optional Currency; (iii) in relation to an Accordion Facility, as agreed by the relevant Accordion Facility Lenders and specified in the applicable Accordion Facility Notice. (b) The amount of the proposed Utilisation must be: (i) for the Term Facility, a minimum of EUR 5,000,000 or, if less, the relevant Available Facility; (ii) for the Capex Facility, a minimum of EUR 1,000,000 or, if less, the relevant Available Facility; (iii) for the Initial Revolving Facility: (A) a minimum of EUR 500,000 for Initial Revolving Facility Loans in Euro; (B) a minimum of USD 500,000 for Initial Revolving Facility Loans in US Dollars; (C) an equivalent of EUR 500,000 for Initial Revolving Facility Loans in any Optional Currency other than US Dollars, or, if less, the relevant Available Facility; (iv) for the DSR Facility, a minimum of EUR 500,000 or, if less, the relevant Available Facility; or (v) for any Accordion Facility, the minimum amounts set out in the related Accordion Facility Notice. 5.4 Bank Facilities Lenders’ participation (a) If the conditions set out in this Agreement have been met, and subject to Clause 9.1 (Repayment of Term Facility Loans), Clause 9.2 (Repayment of Capex Facility Loans), Clause 9.3 (Repayment of Revolving Facility Loans), Clause 9.4 (Repayment of DSR Facility Loans) each Bank Facilities Lender shall make 46 164178262_52 its participation in each Loan available by the Utilisation Date through its Facility Office. (b) Other than as set out in paragraph (c) below, the amount of each Bank Facilities Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) If a Loan under a Revolving Facility is made to repay Ancillary Outstandings of an Ancillary Lender with Commitments under that Revolving Facility, each Revolving Facility Lender’s participation in that Loan will be in an amount (as determined by the Bank Facilities Agent) which will result as near as possible in the aggregate amount of its participation in the Loans then outstanding under that Revolving Facility bearing the same proportion to the aggregate amount of the Loans under that Revolving Facility then outstanding, as its Commitment in respect of that Revolving Facility bears to the aggregate Commitments in respect of that Revolving Facility. (d) The Bank Facilities Agent shall notify each Bank Facilities Lender of the amount of each Loan and the amount of its participation in that Loan and if different, the amount of that participation to be made available in accordance with Clause 29.1 (Payments to the Bank Facilities Agent) in each case by the Specified Time. 5.5 Limitations on Utilisations The Capex Facility, the DSR Facility, the Initial Revolving Facility and any Accordion Facility shall only be utilised on or following the Closing Date. 5.6 Cancellation of Commitment (a) The Term Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Term Facility. (b) The Capex Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Capex Facility. (c) The Initial Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Initial Revolving Facility. (d) The DSR Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the DSR Facility. (e) The Total Commitments shall be immediately cancelled in the event that the Closing Date has not occurred on or prior to the last day of the Availability Period applicable to the Term Facility. 47 164178262_52 5.7 Bank Facilities Agent’s calculations Each Bank Facilities Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Bank Facilities Lenders’ participation). 6. DSR FACILITY – STANDBY DRAWINGS 6.1 DSR Facility Notice of Downgrade If at any time a DSR Facility Lender does not or ceases to have the Minimum Rating, then such DSR Facility Lender (the “Affected DSR Facility Lender”) shall promptly notify the Bank Facilities Agent, who shall notify the Company in writing as soon as practicable but no later than five Business Days after becoming aware of the occurrence of the foregoing. 6.2 Standby Drawing (a) Upon receipt by the Company of the notice referred to in Clause 6.1 (DSR Facility Notice of Downgrade) (the “Downgrade Date”), the Company shall use commercially reasonable endeavours to: (i) secure commitments under a substitute debt service reserve facility with one or more Eligible Institutions having the Minimum Rating and who shall accede to the ICA (each a “Substitute DSR Facility Lender”) on substantially similar terms as the DSR Facility or otherwise on market terms for a debt service reserve facility at such time (a “Substitute DSR Facility Agreement”); (ii) procure that one or more Eligible Institutions having the Minimum Rating or existing DSR Facility Lenders (each a “Successor DSR Facility Lender”) agree to provide an increase in Commitments in accordance with paragraph (a)(iv) of Clause 2.2 (Increase) or accept a transfer or assignment of the Affected DSR Facility Lender’s DSR Facility Commitments in accordance with Clause 23 (Changes to the Bank Facilities Lenders); and/or (iii) procure that there is deposited an amount in a Debt Service Reserve Account, which results in the Company having procured replacement Commitments from Successor DSR Facility Lenders, commitments from Substitute DSR Facility Lenders under a Substitute DSR Facility Agreement and/or deposits in a Debt Service Reserve Account (“DSR Replacement Amounts”) in an aggregate amount greater than or equal to the DSR Facility Commitment of the Affected DSR Facility Lender, in each case, on or prior to the 60th Business Day after the Downgrade Date. (b) The Company shall notify the Affected DSR Facility Lender and the Bank Facilities Agent upon having procured DSR Replacement Amounts in an aggregate amount of greater than or equal to the DSR Facility Commitment of the Affected DSR Facility Lender. The DSR Facility Commitments of such Affected DSR Facility Lender shall be automatically cancelled in full and the 48 164178262_52 Affected DSR Facility Lender’s obligations under this Agreement as a DSR Facility Lender shall terminate automatically upon the later of such notification and payment in full of any amounts owed to such Affected DSR Facility Lender in relation to its DSR Facility Commitments, including repayment of any Standby Drawings in accordance with Clause 6.5 (Repayments of Standby Drawings). (c) If the Company fails to procure DSR Replacement Amounts in an aggregate amount of not less than the DSR Facility Commitment of the Affected DSR Facility Lender by the 60th Business Day after the Downgrade Date, the Company shall deliver a Utilisation Request for a Standby Drawing in respect of the Affected DSR Facility Lender in an amount equal to its Available Commitment under the DSR Facility. On the making of a Standby Drawing, the Company shall immediately credit such amount to the DSRF Standby Account of that Affected DSR Facility Lender. 6.3 Interest on Standby Drawing If a Standby Drawing is made pursuant to Clause 6.2 (Standby Drawing), the Company shall pay to the Bank Facilities Agent, for the account of the Affected DSR Facility Lender, interest calculated in accordance with Clause 13 (Interest). 6.4 Withdrawals from a DSRF Standby Account (a) The Company may not make withdrawals from a DSRF Standby Account in respect of a DSR Facility Lender other than: (i) for an amount equal to the amount of that DSR Facility Lender’s pro rata share of any Loan in accordance with Clause 5.4 (Bank Facilities Lenders’ participation) up to the balance standing to the credit of that DSRF Standby Account; or (ii) to repay or prepay all or any part of a Standby Drawing to the Affected DSR Facility Lender pursuant to Clause 9 (Repayment). (b) The Company shall be named as the authorised signatory in respect of each DSRF Standby Account established pursuant to this Agreement for the purposes set out herein. (c) Amounts from time to time credited to a DSRF Standby Account shall belong to the Company and no DSR Facility Lender shall have any proprietary interest or security interest in such amounts, save as arises under the Security Documents. 6.5 Repayments of Standby Drawings The Company shall repay each Standby Drawing (less the amount of any Loan funded from the proceeds of such Standby Drawing which remain outstanding) to the Bank Facilities Agent for the account of the relevant Affected DSR Facility Lender, together with interest accrued thereon, Break Costs and other sums due under this Agreement on the earliest to occur of:

49 164178262_52 (a) the Company having notified the Affected DSR Facility Lender and the Bank Facilities Agent that it has procured DSR Replacement Amounts in an aggregate amount greater than or equal to the DSR Facility Commitment of the Affected DSR Facility Lender in accordance with paragraph (b) of Clause 6.2 (Standby Drawing) above. (b) the Affected DSR Facility Lender is ascribed the Minimum Rating, provided that such repayment shall occur within five Business Days of notification of such Minimum Rating by that DSR Facility Lender to the Bank Facilities Agent (and the Bank Facilities Agent hereby agrees to notify the Company as soon as reasonably practicable); (c) the Affected DSR Facility Lender assigning or transferring its rights, benefits and obligations as a DSR Facility Lender in accordance with Clause 23 (Changes to the Bank Facilities Lenders); (d) all Approved Rating Agencies who have ascribed a rating to the Facilities at that time (if any) confirming, at the request of the Company, to the Bank Facilities Agent and the Company that such repayment would not lead to the ratings ascribed to the Facilities being downgraded below the then current ratings ascribed to such Secured Debt; (e) the Termination Date applying to the DSR Facility; and (f) the delivery of an Acceleration Notice. 7. ANCILLARY FACILITIES 7.1 Type of Facility An Ancillary Facility may be by way of: (a) an overdraft facility; (b) a current account facility; (c) a guarantee, bond, documentary, stand-by letter of credit facility; (d) a short term loan facility; (e) a derivatives facility; (f) a foreign exchange facility; or (g) any other facility or accommodation required in connection with the business of the Restricted Group and which is agreed by the Company with an Ancillary Lender. 7.2 Availability (a) If the Company and a Revolving Facility Lender agree and except as otherwise provided in this Agreement, that Revolving Facility Lender (or its Affiliate who 50 164178262_52 will act as Ancillary Lender) may provide an Ancillary Facility on a bilateral basis in place of all or part of that Revolving Facility Lender’s Available Commitment under the Revolving Facility which shall (except for the purposes of determining the Majority Initial Revolving Facility Lenders, the Majority Accordion Facility Lenders (in respect of any Accordion Facility), the Majority Bank Facilities Lenders, the Super Majority Bank Facilities Lenders and of Clause 35.9 (Replacement or repayment of Bank Facilities Lenders)) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility. (b) An Ancillary Facility shall not be made available unless, not later than: (i) the Closing Date in the case of an Ancillary Facility where the Ancillary Commencement Date is the Closing Date; or (ii) in any other case, five Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Bank Facilities Agent has received from the Company: (A) a notice in writing of the establishment of an Ancillary Facility and specifying: (I) the Borrower or Affiliate(s) of the Borrower which may use the Ancillary Facility; (II) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (III) the proposed type of Ancillary Facility to be provided; (IV) the proposed Ancillary Lender; and (V) the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and (B) any other information which the Bank Facilities Agent may reasonably request in connection with the Ancillary Facility. (c) The Bank Facilities Agent shall promptly notify the Ancillary Lender and the other Bank Facilities Lenders of the establishment of an Ancillary Facility. (d) Subject to compliance with paragraph (b) above: (i) the Revolving Facility Lender concerned will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with effect from the date agreed by the Company and the Ancillary Lender. 51 164178262_52 7.3 Terms of Ancillary Facilities (a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company. (b) Those terms: (i) may allow only a Borrower or an Affiliate of a Borrower that is a member of the Restricted Group to use the Ancillary Facility; (ii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (iii) may not allow a Revolving Facility Lender’s Ancillary Commitment to exceed that Revolving Facility Lender’s Available Commitment under the relevant Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and (iv) must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of the Ancillary Outstandings) not later than the Termination Date applicable to the relevant Revolving Facility (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero), unless the Company and the relevant Ancillary Lender(s) agree to enter into a separate Authorised Credit Facility for the continuation of the facilities before the Termination Date in respect of the relevant Revolving Facility. For the avoidance of doubt, if the Ancillary Facility continues under a separate arrangement, upon the occurrence of the Termination Date applicable to the relevant Revolving Facility (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero), the Ancillary Commitment will be reduced to zero and no longer constitute an Ancillary Commitment and any outstandings thereunder shall no longer constitute Ancillary Outstandings. (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for: (i) Clause 32.3 (Day count convention and interest calculation) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. (d) Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.7 (Interest, commission and fees on Ancillary Facilities). 52 164178262_52 7.4 Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date in relation to the relevant Revolving Facility, or such earlier date on which its expiry date occurs, or on which it is cancelled in accordance with the terms of this Agreement. (b) If an Ancillary Facility expires or is cancelled in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Revolving Facility Commitment shall be increased accordingly). (c) No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless: (i) required to reduce the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount; (ii) the Commitments in respect of the relevant Revolving Facility have been cancelled in full, or all outstanding Utilisations under the relevant Revolving Facility have become due and payable in accordance with the terms of this Agreement; (iii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or (iv) both: (A) the Available Commitments relating to the relevant Revolving Facility; and (B) the notice of the demand given by the Ancillary Lender, would not prevent the Company funding the repayment of those Ancillary Outstandings in full by way of a Revolving Facility Loan. (d) If a Revolving Facility Loan is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero. 7.5 Limitation on Ancillary Outstandings The Company shall procure that: (a) the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and (b) in relation to a Multi-account Overdraft: (i) the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

53 164178262_52 (ii) the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft. 7.6 Adjustment for Ancillary Facilities upon acceleration (a) In this Clause 7.6 (Adjustment for Ancillary Facilities upon acceleration): (i) “Outstandings” means, in relation to a Revolving Facility Lender, the aggregate of: (A) the Revolving Facility Lender’s participation in each Revolving Facility Loan then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Revolving Facility Lender under each Revolving Facility); and (B) if the Revolving Facility Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (being that Revolving Facility Lender or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it as an Ancillary Lender in respect of the Ancillary Facility (without double counting)). (ii) “Total Outstandings” means the aggregate of all Outstandings. (b) If an Acceleration Notice is served under the terms of the ICA (other than a notice declaring Utilisations to be due on demand), each Revolving Facility Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers (to the extent necessary) of rights and obligations under the Bank Facilities Finance Documents relating to Outstandings) their claims in respect of amounts outstanding to them under each Revolving Facility and each Ancillary Facility to the extent necessary, to ensure that after such transfers the Outstandings of each Revolving Facility Lender bear the same proportion to the Total Outstandings as such Revolving Facility Lender’s Commitment bears to the Total Commitments, each as at the date of the Acceleration Notice. (c) If an amount outstanding under an Ancillary Facility is a contingent liability, and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Revolving Facility Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Bank Facilities Finance Documents relating to Outstandings (to the extent necessary)) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability, or, as the case may be, zero liability and not the contingent liability. (d) Any transfer of rights and obligations relating to Outstandings made pursuant to this Clause 7.6 (Adjustment for Ancillary Facilities upon acceleration) shall 54 164178262_52 be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Outstandings (less any accrued interest, fees and commission which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 23.10 (Pro rata interest settlement)). (e) Prior to the application of the provisions of paragraph (b) of this Clause 7.6, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft. (f) All calculations to be made pursuant to this Clause 7.6 (Adjustment for Ancillary Facilities upon acceleration) shall be made by the Bank Facilities Agent based upon information provided to it by the Revolving Facility Lenders and Ancillary Lenders. 7.7 Information The Company and each Ancillary Lender shall, promptly upon request by the Bank Facilities Agent, supply the Bank Facilities Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Bank Facilities Agent may reasonably request from time to time. The Company consents to all such information being released to the Bank Facilities Agent and the other Bank Facilities Finance Parties. 7.8 Affiliates of Revolving Facility Lenders as Ancillary Lenders (a) Subject to the terms of this Agreement, an Affiliate of a Revolving Facility Lender may become an Ancillary Lender. In such case, other than for the purposes of Clause 18 (Tax Gross-Up and Indemnities) the Revolving Facility Lender and its Affiliate shall be treated as a single Revolving Facility Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Revolving Facility Lender’s name in Schedule 1 (Original Bank Facilities Lenders) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Revolving Facility Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating the Revolving Facility Lender’s Available Commitment, the Revolving Facility Lender’s Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates. (b) The Company shall specify any relevant Affiliate of a Bank Facilities Lender in any notice delivered by the Company to the Bank Facilities Agent pursuant to paragraph (b)(A) of Clause 7.2 (Availability). (c) An Affiliate of a Revolving Facility Lender which becomes an Ancillary Lender shall accede to the ICA as an Ancillary Lender and any person which so accedes to the ICA shall at the same time become a Party as an Ancillary Lender in accordance with clause 35.4 (Secured Creditors) and clause 35.5 (Accession of Secured Creditors) of the ICA. 55 164178262_52 (d) If a Revolving Facility Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. (e) Where this Agreement or any other Bank Facilities Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Revolving Facility Lender which is not a party to that document, the relevant Revolving Facility Lender shall ensure that the obligation is performed by its Affiliate. (f) Any Affiliate of a Lender shall, at the time it becomes an Ancillary Lender, deliver a Tax Certificate. If the confirmation made by such Affiliate of a Lender in that Tax Certificate that it is a legal entity having legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it, or any of the statements made by it in that Tax Certificate is not true and accurate, the relevant Ancillary Lender (the “Affected Ancillary Lender”) shall be deemed never to have been a Lender. The Affected Ancillary Lender shall, subject to the terms of this Agreement, immediately transfer its Commitments to a Lender or Affiliate of a Lender that is a legal entity having legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective, or alternatively, an entity of which each investor has separate legal personality and in which no individuals are allowed to invest. In addition, the Commitments of such Affected Ancillary Lender will not give entitlement to any interest payment for the period up until this transfer. As a consequence, and for all intents and purposes of the Bank Facilities Finance Documents, no member of the Group shall have any obligations towards that Affected Ancillary Lender. 7.9 Affiliates of Borrowers (a) Subject to the terms of this Agreement, an Affiliate of a Borrower that is a member of the Restricted Group may with the approval of the relevant Ancillary Lender become a Borrower with respect to an Ancillary Facility. (b) The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Bank Facilities Agent pursuant to Clause 7.2 (Availability). (c) If any Borrower ceases to be a Borrower under this Agreement in accordance with Clause 25.4 (Resignation of an Additional Borrower), its Affiliates, provided that any such Affiliate is not an Affiliate of any other Obligor, shall cease to have any rights under this Agreement or any Ancillary Document. (d) Where this Agreement or any other Bank Facilities Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate. 56 164178262_52 (e) Any reference in this Agreement or any other Bank Facilities Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Bank Facilities Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Bank Facilities Finance Document or Ancillary Document. 7.10 Revolving Facility Commitment amounts Notwithstanding any other term of this Agreement, each Revolving Facility Lender shall ensure that at all times its Revolving Facility Commitment is not less than: (a) its Ancillary Commitment; or (b) the aggregate Ancillary Commitment of its Affiliates. 7.11 Amendments and Waivers – Ancillary Facilities No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Bank Facilities Finance Party other than the relevant Ancillary Lender, unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7 (Ancillary Facilities)). In such a case, Clause 35 (Amendments and Waivers) will apply. 8. ESTABLISHMENT OF ACCORDION FACILITIES 8.1 Delivery of an Accordion Facility Notice (a) The Company may request the establishment of one or more Accordion Facilities (or a tranche of an Accordion Facility) by the Company delivering to the Bank Facilities Agent a duly completed Accordion Facility Notice not later than five Business Days prior to the proposed Accordion Facility Establishment Date specified in that Accordion Facility Notice. (b) No Accordion Facility Notice may be delivered on or before the Closing Date. 8.2 Completion of an Accordion Facility Notice Each Accordion Facility Notice shall be irrevocable and will not be regarded as being duly completed unless: (a) it sets out the Accordion Facility Terms applicable to the Accordion Facility to which it relates; and (b) each of: (i) the Accordion Facility Terms applicable to that Accordion Facility (or a tranche of an Accordion Facility); and (ii) any fees payable to the arranger of that Accordion Facility (or a tranche of an Accordion Facility),

57 164178262_52 comply with the requirements of the definition of Permitted Additional Debt in the Master Definitions Agreement. 8.3 Conditions to establishment The establishment of an Accordion Facility (or a tranche of an Accordion Facility) will only be effected in accordance with Clause 8.4 (Establishment of Accordion Facility) if: (a) the Accordion Facility (or that tranche of an Accordion Facility) ranks no higher than pari passu to the existing Secured Debt; (b) each Accordion Facility Lender delivers an Accordion Facility Lender Certificate to the Bank Facilities Agent and the Company; (c) on the date of the Accordion Facility Notice and the Accordion Facility Establishment Date no Event of Default has occurred and is continuing or would result from the establishment of the proposed Accordion Facility; and (d) the applicable Accordion Facility Notice has been executed by the Company and each Accordion Facility Lender. 8.4 Establishment of Accordion Facility (a) If the conditions set out in this Agreement have been met, the establishment of an Accordion Facility (or a tranche of an Accordion Facility) is effected in accordance with paragraph (d) below when each relevant Accordion Facility Lender executes an otherwise duly completed Accordion Facility Notice and the Bank Facilities Agent countersigns such Accordion Facility Notice. The Bank Facilities Agent shall, subject to paragraph (c), as soon as reasonably practicable after receipt by it of a duly completed Accordion Facility Notice (executed by the Company and each relevant Accordion Facility Lender) appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Accordion Facility Notice. (b) Other than to the extent that the relevant Majority Accordion Facility Lenders notify the Bank Facilities Agent in writing to the contrary before the Bank Facilities Agent gives the notification described in paragraph (a) above, the relevant Accordion Facility Lenders authorise (but do not require) the Bank Facilities Agent to give such notification. The Bank Facilities Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. (c) The Bank Facilities Agent shall only be obliged to execute an Accordion Facility Notice delivered to it by the Company once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Accordion Facility (or relevant tranche of an Accordion Facility), provided that the Bank Facilities Agent shall complete such checks promptly and without 58 164178262_52 undue delay (and shall promptly confirm to the Company once such checks are completed). (d) On the relevant Accordion Facility Establishment Date: (i) subject to the terms of this Agreement the relevant Accordion Facility Lenders make available an Accordion Facility (or the relevant tranche of an Accordion Facility) in an aggregate amount equal to the total Accordion Facility Commitments specified in the applicable Accordion Facility Notice which will be available to the relevant Borrower; (ii) each relevant Accordion Facility Lender shall assume all the obligations of a Bank Facilities Lender corresponding to the Accordion Facility Commitment (the “Assumed Accordion Facility Commitment”) specified opposite its name in the applicable Accordion Facility Notice as if it had been an Original Bank Facilities Lender in respect of that Accordion Facility Commitment; (iii) in relation to an Accordion Facility Lender which is not already a Bank Facilities Lender: (i) the Accordion Facility Lender has acceded as a party to this Agreement and the Common Documents; and (ii) the Bank Facilities Agent has performed of necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Accordion Facility Lender; (iv) each of the Obligors and each Accordion Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Accordion Facility Lender would have assumed and/or acquired had that Accordion Facility Lender been an Original Bank Facilities Lender in respect of the Assumed Accordion Facility Commitment; (v) each Accordion Facility Lender and each of the other Bank Facilities Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Facility Lender and those Bank Facilities Finance Parties would have assumed and/or acquired had the Accordion Facility Lender been an Original Bank Facilities Lender in respect of the Assumed Accordion Facility Commitment; and (vi) each Accordion Facility Lender shall become a Party as an “Accordion Facility Lender”. (e) If the confirmation made by the Accordion Facility Lender in the Tax Certificate that it is a legal entity having legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it, or any of the statements made by it in that Tax Certificate is not true and accurate, the relevant Accordion Facility Lender (the “Affected Accordion Facility Lender”) shall be deemed never to have been a Lender. The Affected Accordion Facility Lender shall, subject to the terms of this 59 164178262_52 Agreement, immediately transfer its Accordion Facility Commitments to a Lender or Affiliate of a Lender that is a legal entity having legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective, or alternatively, an entity of which each investor has separate legal personality and in which no individuals are allowed to invest. In addition, the Accordion Facility Commitments of such Affected Accordion Facility Lender will not give entitlement to any interest payment for the period up until this transfer. As a consequence, and for all intents and purposes of the Bank Facilities Finance Documents, no member of the Group shall have any obligations towards that Affected Accordion Facility Lender. 8.5 Notification of establishment (a) The Bank Facilities Agent shall, promptly after the establishment of an Accordion Facility (or any tranche of an Accordion Facility, as applicable) notify the Company and all of the Bank Facilities Lenders of that establishment and the Accordion Facility Establishment Date of that Accordion Facility. (b) Other than to the extent that the Majority Bank Facilities Lenders notify the Bank Facilities Agent in writing to the contrary before the Bank Facilities Agent gives the notification described in paragraph (a) above, the Bank Facilities Lenders authorise (but do not require) the Bank Facilities Agent to give that notification. The Bank Facilities Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 8.6 Accordion Facility fees The Company may pay to: (a) any Accordion Facility Lender under an Accordion Facility a fee in the amount and at the times agreed between the Company and that Accordion Facility Lender in a Fee Letter; (b) the Bank Facilities Agent a fee in connection with an Accordion Facility in the amount and at the times agreed between the Company and the Bank Facilities Agent in a Fee Letter; and (c) any arranger of any Accordion Facility a fee in the amount and at the times agreed between the Company and that arranger in a Fee Letter. 8.7 Accordion Facility costs and expenses The Company shall, within 10 Business Days of written demand (giving reasonable details of the subject of such demand, including Supporting Evidence), pay the Bank Facilities Agent and the Security Agent the amount of all third party costs and expenses (including legal fees up to an agreed cap) reasonably incurred by any of them in connection with the establishment of an Accordion Facility (or a tranche of an Accordion Facility) under this Clause 8 (Establishment of Accordion Facilities). 60 164178262_52 8.8 Prior amendments binding Each Accordion Facility Lender, by executing an Accordion Facility Notice, confirms for the avoidance of doubt, that the Bank Facilities Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Bank Facilities Lender or Bank Facilities Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Accordion Facility (or the relevant tranche of an Accordion Facility) requested in that Accordion Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Bank Facilities Lender. 8.9 Miscellaneous (a) Each Bank Facilities Finance Party agrees and empowers the Bank Facilities Agent and the Security Agent (without any consent, sanction, authority or further confirmation required from any Bank Facilities Finance Party) to (and the Company shall (and shall procure that each relevant member of the Restricted Group shall) promptly upon request by the Bank Facilities Agent or the Security Agent in accordance with the Agreed Security Principles and only where required pursuant to local law) execute any necessary amendments to or confirmations of the Security Documents and other Finance Documents (including this Agreement) as may be required in order to ensure that any Accordion Facility Commitments are made available on the terms contemplated in this Clause 8 (Establishment of Accordion Facilities) and that any Accordion Facility Loans rank pari passu with the other Facilities in terms of certain payments as further described in Clause 9 (Repayment). (b) The Bank Facilities Finance Parties hereby irrevocably authorise the Bank Facilities Agent and the Security Agent to enter into amendments to this Agreement and the other Finance Documents with the Company as may be necessary in order to establish new tranches or sub-tranches in respect of any Accordion Facility or commitments increased or extended pursuant to this Clause 8 (Establishment of Accordion Facilities), and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Bank Facilities Agent and/or the Security Agent (as applicable) and the Company in connection with the establishment of the relevant tranches or sub- tranches, in each case on terms consistent with this Clause 8 (Establishment of Accordion Facilities). (c) The Company may pay (or procure the payment) to any Accordion Facility Lender a fee (including by way of original issue discount) in the amount and at the times agreed between the Company and the relevant Accordion Facility Lender in a Fee Letter. (d) Notwithstanding anything to the contrary in any other provision of the Finance Documents (but subject to the terms of this Clause 8 (Establishment of Accordion Facilities)), if the proceeds of any Accordion Facility Commitment are intended to be applied to finance an acquisition and the Bank Facilities Lenders or Accordion Facility Lenders providing such Accordion Facility so

61 164178262_52 agree, the availability thereof shall be subject to customary “certain funds” or “Sun-Gard” conditionality as set out in the relevant Accordion Facility Notice. (e) Notwithstanding anything to the contrary in this Clause 8 (Establishment of Accordion Facilities), no Bank Facilities Lender shall be under any obligation to participate in any Accordion Facility unless it has executed an Accordion Facility Notice in respect of that Accordion Facility. 8.10 Limitation of responsibility Clause 23.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 8 (Establishment of Accordion Facilities) in relation to any Accordion Facility Lender as if references in that Clause to: (a) an “Existing Lender” were references to all the Bank Facilities Lenders immediately prior to the Accordion Facility Establishment Date; (b) the “New Lender” were references to an “Accordion Facility Lender”; and (c) a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”. 9. REPAYMENT 9.1 Repayment of Term Facility Loans Each Term Facility Borrower shall repay the aggregate outstanding Term Facility Loans borrowed by it in full on the Termination Date in relation to the Term Facility. 9.2 Repayment of Capex Facility Loans and Accordion Facility Loans (a) Each Capex Facility Borrower shall repay the aggregate outstanding Capex Facility Loans borrowed by it in full on the Termination Date in relation to the Capex Facility. (b) Each Accordion Facility Borrower shall repay the Accordion Facility Loans borrowed by it in accordance with the repayment terms set out in the relevant Accordion Facility Notice. 9.3 Repayment of Revolving Facility Loans (a) Subject to paragraph (c) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period. (b) Without prejudice to the Company’s obligation under paragraph (a) above, if: (i) one or more Revolving Facility Loans are to be made available to the Company: (A) on the same day that a maturing Revolving Facility Loan is due to be repaid by the Company; and 62 164178262_52 (B) in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and (ii) the proportion borne by each Revolving Facility Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Revolving Facility Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the Company notifies the Bank Facilities Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that: (A) if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans: (I) the Company will only be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent) in an amount equal to that excess; and (II) each Revolving Facility Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Revolving Facility Lender’s participation in the maturing Revolving Facility Loan and that Revolving Facility Lender will not be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent) in respect of its participation in the new Revolving Facility Loans; and (B) if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans; (I) the Company will not be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent); and (II) each Revolving Facility Lender will be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Revolving Facility Lender’s participation in the maturing Revolving Facility Loan and that the remainder of that Revolving Facility Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Revolving 63 164178262_52 Facility Lender’s participation in the maturing Revolving Facility Loan. (c) At any time when a Revolving Facility Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Revolving Facility Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date in respect of the Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Revolving Facility Loans”). (d) If the Company makes a prepayment of a Revolving Facility Loan pursuant to Clause 10.3 (Voluntary prepayment of Loans), it may prepay a Separate Revolving Facility Loan that is outstanding by giving not less than three Business Days’ prior notice to the Bank Facilities Agent. The Bank Facilities Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt. (e) Interest in respect of a Separate Revolving Facility Loan will accrue for successive Interest Periods selected by the Company by the time and date specified by the Bank Facilities Agent (acting reasonably) and will be payable by the Company to the Bank Facilities Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Revolving Facility Loan. (f) The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Revolving Facility Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Revolving Facility Loan. 9.4 Repayment of DSR Facility Loans (a) Subject to paragraph (c) below, the Company shall repay each DSR Facility Loan on the last day of its Interest Period. (b) Without prejudice to the Company’s obligation under paragraph (a) above, if: (i) one or more DSR Facility Loans are to be made available to the Company: (A) on the same day that a maturing DSR Facility Loan is due to be repaid by the Company; and (B) in whole or in part for the purpose of refinancing the maturing DSR Facility Loan; and (ii) the proportion borne by each DSR Facility Lender’s participation in the maturing DSR Facility Loan to the amount of that maturing DSR Facility Loan is the same as the proportion borne by that DSR Facility Lender’s participation in the new DSR Facility Loans to the aggregate amount of those new DSR Facility Loans, 64 164178262_52 the aggregate amount of the new DSR Facility Loans shall, unless the Company notifies the Bank Facilities Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing DSR Facility Loan so that: (A) if the amount of the maturing DSR Facility Loan exceeds the aggregate amount of the new DSR Facility Loans: (I) the Company will only be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent) in an amount equal to that excess; and (II) each DSR Facility Lender’s participation in the new DSR Facility Loans shall be treated as having been made available and applied by the Company in or towards repayment of that DSR Facility Lender’s participation in the maturing DSR Facility Loan and that DSR Facility Lender will not be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent) in respect of its participation in the new DSR Facility Loans; and (B) if the amount of the maturing DSR Facility Loan is equal to or less than the aggregate amount of the new DSR Facility Loans; (I) the Company will not be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent); and (II) each DSR Facility Lender will be required to make a payment under Clause 29.1 (Payments to the Bank Facilities Agent) in respect of its participation in the new DSR Facility Loans only to the extent that its participation in the new DSR Facility Loans exceeds that DSR Facility Lender’s participation in the maturing DSR Facility Loan and that the remainder of that DSR Facility Lender’s participation in the new DSR Facility Loans shall be treated as having been made available and applied by the Company in or towards repayment of that DSR Facility Lender’s participation in the maturing DSR Facility Loan. (c) At any time when a DSR Facility Lender becomes a Defaulting Lender, the maturity date of each of the participations of that DSR Facility Lender in the DSR Facility Loans then outstanding will be automatically extended to the Termination Date in respect of the DSR Facility and will be treated as separate DSR Facility Loans (the “Separate DSR Facility Loans”). (d) If the Company makes a prepayment of a DSR Facility Loan pursuant to Clause 10.3 (Voluntary prepayment of Loans), it may prepay a Separate DSR Facility Loan that is outstanding by giving not less than three Business Days’ prior

65 164178262_52 notice to the Bank Facilities Agent. The Bank Facilities Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt. (e) Interest in respect of a Separate DSR Facility Loan will accrue for successive Interest Periods selected by the Company by the time and date specified by the Bank Facilities Agent (acting reasonably) and will be payable by the Company to the Bank Facilities Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that DSR Facility Loan. (f) The terms of this Agreement relating to DSR Facility Loans generally shall continue to apply to Separate DSR Facility Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate DSR Facility Loan. (g) If an amount has been withdrawn from a DSRF Standby Account of a DSR Facility Lender, any amount due under paragraph (a) above that is repaid must be deposited into the DSRF Standby Account of the relevant DSR Facility Lender (up to the amount which has been withdrawn) and shall not be applied to reduce the amount of the Standby Drawing. 10. ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION 10.1 Illegality If, at any time, in any applicable jurisdiction, it becomes unlawful for any Bank Facilities Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation (or, where an Affiliate of a Bank Facilities Lender has provided an Ancillary Facility, for such Affiliate of a Bank Facilities Lender to do so in the case of such Ancillary Facility): (a) that Bank Facilities Lender shall promptly notify the Bank Facilities Agent upon becoming aware of that event and the Bank Facilities Agent shall notify the Company as soon as reasonably practicable after receiving such notice; (b) upon the Bank Facilities Agent notifying the Company, the Company will either notify the Bank Facilities Agent of: (i) the cancellation of the Available Commitment of that Bank Facilities Lender and such Available Commitments will be immediately cancelled; or (ii) replacement of that Bank Facilities Lender in accordance with Clause 35.9 (Replacement or repayment of Bank Facilities Lender); (c) immediately upon the Bank Facilities Agent notifying the Company, irrespective of whether the Company cancels the relevant Bank Facilities Lender’s Available Commitments pursuant to paragraph (b)(i) above or replaces that Bank Facilities Lender in accordance with paragraph (b)(ii) above, the relevant Bank Facilities Lender shall be under no obligation to fund, issue or participate in any future Utilisation; and 66 164178262_52 (d) to the extent that the Bank Facilities Lender’s participation has not been transferred pursuant to Clause 35.9 (Replacement or repayment of Bank Facilities Lender) prior to such date, the Company shall repay that Bank Facilities Lender’s participation in any Utilisation which is outstanding on the last day of the Interest Period for each Utilisation occurring after the Bank Facilities Agent has notified the Company or, if earlier, the date specified by the Bank Facilities Lender in the notice delivered to the Bank Facilities Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Bank Facilities Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid. 10.2 Voluntary cancellation (a) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority Term Facility Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being a minimum amount of EUR 5,000,000) of the Term Facility. Subject to paragraph (f) below, any cancellation under this paragraph (a) shall reduce the Term Facility Commitments of the Term Facility Lenders rateably. (b) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority Capex Facility Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being a minimum amount of EUR 5,000,000) of the Capex Facility. Subject to paragraph (g) below, any cancellation under this paragraph (b) shall reduce the Capex Facility Commitments of the Capex Facility Lenders rateably. (c) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority Initial Revolving Facility Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being a minimum amount of EUR 1,000,000) of the Initial Revolving Facility. Any cancellation under this paragraph (c) shall reduce the Initial Revolving Facility Commitments of the Initial Revolving Facility Lenders rateably. (d) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority DSR Facility Lenders may agree) prior notice, cancel the whole or any part (but, if in part, being a minimum amount of EUR 500,000) of the DSR Facility. Any cancellation under this paragraph (d) shall reduce the DSR Commitments of the DSR Facility Lenders rateably. (e) The minimum notice required for a cancellation of Accordion Facility Commitments and the minimum amount for a partial cancellation of Accordion Facility Commitments shall be as specified in the applicable Accordion Facility Notice. (f) If an Authorised Credit Facility which is a term loan facility is established or committed to be established prior to the later of (i) the Closing Date and (ii) the date on which Successful Syndication is achieved, the Company may elect by notice to the Bank Facilities Agent that a voluntary cancellation of Term Facility Commitments up to the principal amount of that Authorised Credit Facility is 67 164178262_52 to be applied on a non pro rata basis to reduce only the Term Facility Commitments of selected Bank Facilities Lenders which are Underwriters and not the Term Facility Commitments of any other Bank Facilities Lenders. (g) If an Authorised Credit Facility which is a Capex Facility (as defined in the Master Definitions Agreement) is established or committed to be established prior to the later of (i) the Closing Date and (ii) the date on which Successful Syndication is achieved, the Company may elect by notice to the Bank Facilities Agent that a voluntary cancellation of Capex Facility Commitments up to the principal amount of that Authorised Credit Facility is to be applied on a non pro rata basis to reduce only the Capex Facility Commitments of selected Bank Facilities Lenders which are Underwriters and not the Capex Facility Commitments of any other Bank Facilities Lenders. 10.3 Voluntary prepayment of Term Facility Loans (a) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority Term Facility Lenders may agree) prior notice, prepay the whole or any part of a Term Facility Loan (but if in part, being an amount that reduces the Utilisation by a minimum amount of EUR 5,000,000 or such lesser amount as may be outstanding or such other amount as may be agreed by the Bank Facilities Agent (acting on the instructions of the Majority Term Facility Lenders)). (b) Subject to paragraph (c) below, a voluntary prepayment of a Term Facility Loan must be applied pro rata in respect of each Term Facility Lender’s Commitment under the Term Facility. (c) The Company may elect by notice to the Bank Facilities Agent that a voluntary prepayment of a Term Facility Loan funded from the cash proceeds of any Authorised Credit Facility established or committed to be established prior to the later of (i) the Closing Date and (ii) the date on which Successful Syndication is achieved (other than the Term Facility, the Capex Facility, the Initial Revolving Facility or the DSR Facility) is to be applied on a non pro rata basis to prepay only the participations in that Term Facility Loan of selected Bank Facilities Lenders which are Underwriters and not the participations of any other Bank Facilities Lenders. 10.4 Voluntary prepayment of Capex Facility Loans (a) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority Capex Facility Lenders may agree) prior notice, prepay the whole or any part of a Capex Facility Loan (but if in part, being an amount that reduces the Utilisation by a minimum amount of EUR 5,000,000 or such lesser amount as may be outstanding or such other amount as may be agreed by the Bank Facilities Agent (acting on the instructions of the Majority Capex Facility Lenders)). (b) Subject to paragraph (c) below, a voluntary prepayment of a Capex Facility Loan must be applied pro rata in respect of each Capex Facility Lender’s Commitment under the Capex Facility. 68 164178262_52 (c) The Company may elect by notice to the Bank Facilities Agent that a voluntary prepayment of a Capex Facility Loan funded from the cash proceeds of any Authorised Credit Facility established or committed to be established prior to the later of (i) the Closing Date and (ii) the date on which Successful Syndication is achieved (other than the Term Facility, the Capex Facility, the Initial Revolving Facility or the DSR Facility) is to be applied on a non pro rata basis to prepay only the participations in that Capex Facility Loan of selected Bank Facilities Lenders which are Underwriters and not the participations of any other Bank Facilities Lenders. 10.5 Voluntary prepayment of Initial Revolving Facility Loans (a) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority Initial Revolving Facility Lenders may agree) prior notice, prepay the whole or any part of an Initial Revolving Facility Loan (but if in part, being an amount that reduces the Utilisation by a minimum amount of EUR 1,000,000 or such lesser amount as may be outstanding or such other amount as may be agreed by the Bank Facilities Agent (acting on the instructions of the Majority Initial Revolving Facility Lenders)). (b) A voluntary prepayment of an Initial Revolving Facility Loan must be applied pro rata in respect of each Original Initial Revolving Facility Lender’s Commitment under the Initial Revolving Facility. 10.6 Voluntary prepayment of DSR Facility Loans (a) The Company may, if it gives the Bank Facilities Agent not less than three Business Days’ (or such shorter period as the Majority DSR Facility Lenders may agree) prior notice, prepay the whole or any part of a DSR Facility Loan (but if in part, being an amount that reduces the relevant Loan by a minimum amount of EUR 500,000 or such lesser amount as may be outstanding or such other amount as may be agreed by the Bank Facilities Agent (acting on the instructions of the Majority DSR Facility Lenders)). (b) A voluntary prepayment of a DSR Facility Loan must be applied pro rata in respect of each DSR Facility Lender’s Commitment under the DSR Facility. 10.7 Voluntary prepayment of Accordion Facility Loans The minimum notice required for a prepayment of an Accordion Facility Loan and the minimum amount of a partial prepayment of an Accordion Facility Loan shall be as specified in the applicable Accordion Facility Notice. 10.8 Right of replacement or repayment and cancellation in relation to a single Bank Facilities Lender (a) If any: (i) sum payable to any Bank Facilities Lender (other than a Company Affiliate) by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax gross-up);

69 164178262_52 (ii) Bank Facilities Lender (other than a Company Affiliate) claims indemnification from the Company or any other Obligor under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased Costs); (iii) Bank Facilities Lender becomes a Market Disruption Lender; or (iv) amount payable by an Obligor under a Bank Facilities Finance Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense of that Obligor for Belgian tax purposes by reason of that amount being either (A) paid or accrued to a Bank Facilities Lender incorporated, domiciled, established or acting through a Facility Office situated in a Non- Cooperative Jurisdiction, or (B) paid to an account opened in the name of or for the benefit of that Bank Facilities Lender in a financial institution situated in a Non-Cooperative Jurisdiction, the Company may, while the circumstances giving rise to the requirement for that increase or indemnification continues or the circumstances in paragraph (iv) above apply, or for so long as a Bank Facilities Lender is a Market Disruption Lender, give the Bank Facilities Agent notice of (if such circumstances relate to a Bank Facilities Lender): (A) cancellation of the Commitment of that Bank Facilities Lender and its intention to procure the repayment of that Bank Facilities Lender’s participation in the Utilisations; or (B) replacement of that Bank Facilities Lender and its intention to procure the repayment of that Bank Facilities Lender’s participation in the Utilisations. (b) To the extent that the Bank Facilities Lender’s participation has not been transferred pursuant to Clause 35.9 (Replacement or repayment of Bank Facilities Lender) on or prior to such date, on receipt of a notice referred to in paragraph (a) above in relation to a Bank Facilities Lender, the Commitment of that Bank Facilities Lender shall immediately be reduced to zero. (c) To the extent that the Bank Facilities Lender’s participation has not been transferred pursuant to Clause 35.9 (Replacement or repayment of Bank Facilities Lender) on or prior to such date, on the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Company shall repay that Bank Facilities Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Bank Facilities Finance Documents and that Bank Facilities Lender’s corresponding Commitments shall be immediately cancelled in the amount of the participations repaid. (d) Nothing in paragraphs (a) to (c) (inclusive) above limits the obligations of any Bank Facilities Finance Party under Clause 21 (Mitigation by the Bank Facilities Lender). 70 164178262_52 10.9 Right of cancellation in relation to a Defaulting Lender (a) If any Bank Facilities Lender becomes a Defaulting Lender, the Company may, at any time whilst the Bank Facilities Lender continues to be a Defaulting Lender, give the Bank Facilities Agent three Business Days’ notice of cancellation of each Available Commitment of that Bank Facilities Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Bank Facilities Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Bank Facilities Lenders. 11. MANDATORY PREPAYMENT 11.1 Exit (a) Upon the occurrence of a Change of Control: (i) the Company shall promptly notify the Bank Facilities Agent upon becoming aware of that event and the Bank Facilities Agent shall promptly notify the Bank Facilities Lenders; (ii) the Bank Facilities Lenders shall not be obliged to fund a Utilisation (except for a Rollover Loan or Standby Drawing) provided that if the Majority Bank Facilities Lenders do not exercise their rights under paragraph (iii) below within the time period specified therein, this paragraph (ii) shall cease to apply to the Bank Facilities Lenders at the end of such period; and (iii) if the Majority Bank Facilities Lenders so require and notify the Bank Facilities Agent within 30 days of the Company notifying the Bank Facilities Agent of the Change of Control the Bank Facilities Agent shall by not less than 10 Business Days’ notice to the Company, cancel the Commitments of the Bank Facilities Lenders, whereupon such Commitments will immediately cease to be available for further utilisation, and declare the participation of the Bank Facilities Lenders and their Affiliates in all outstanding Utilisations and Ancillary Outstandings , together with accrued interest, Break Costs and all other amounts accrued under the Bank Facilities Finance Documents immediately due and payable whereupon such Commitments will be cancelled and all such outstanding Utilisations, Ancillary Outstandings and amounts will become immediately due and payable. (b) If, as at the date a transaction which would otherwise constitute a Change of Control is contractually committed (or, at the election of the Company, (x) the date on which the Company elects in writing that such transaction is to be treated as a Specified Change of Control, (y) the date on which any agreement or commitment (conditional or unconditional), offer, announcement, communication or declaration is made, received or entered into in respect of 71 164178262_52 that transaction or (z) the date of consummation or completion of the transaction which would otherwise constitute a Change of Control): (i) no Event of Default is continuing; (ii) pro forma for the transaction and use of proceeds (including any increase in the cash on balance sheet of the Group or repayment of Financial Indebtedness of the Group, by equity injection or otherwise), the Leverage Ratio is equal to or less than 6.50:1; and (iii) the “person” or any applicable “group” of related persons (each an “Acquiring Person”) entering into such transaction which would otherwise constitute a Change of Control is on the Portability Whitelist and is not a Prohibited Party, the Company may designate (A) such transaction by notice to the Bank Facilities Agent to be a “Specified Change of Control” and (B) (at its election) for the Acquiring Person(s) to be additional Permitted Holders (each a “Specified Permitted Holder”). (c) The Company may only make one designation pursuant to paragraph (b) above during the life of the Facilities. (d) The Company shall assist with completion of reasonable “know your customer” checks on the Acquiring Person(s) which are required by each Bank Facilities Lender and which (in each case) have been notified to the Company not later than five Business Days after the date of consummation or completion of the transaction designated as a Specified Change of Control. 11.2 Prepayment in respect of Disposal Proceeds, Insurance Proceeds, Termination Compensation Proceeds and Lock-Up Event (a) The provisions of clause 6 (Lock-Up Events) and clause 8 (Mandatory Prepayment) of the Common Terms Agreement shall apply to the Term Facility, the Capex Facility, the Initial Revolving Facility and any Accordion Facility to which this Clause 11.2 (Prepayment in respect of Disposal Proceeds, Insurance Proceeds, Termination Compensation Proceeds and Lock-Up Event) is stated to apply (the Loans made available under such Facilities, the “Relevant Loans” for the purposes of this Clause 11.2 (Prepayment in respect of Disposal Proceeds, Insurance Proceeds, Termination Compensation Proceeds and Lock- Up Event)). (b) Unless the Company makes an election under paragraph (c) below, in the case of any prepayment relating to the amounts of Disposal Proceeds, Insurance Proceeds or Termination Compensation Proceeds required to be applied in prepayment pursuant to clause 11 (Mandatory Prepayment) of the Common Terms Agreement, the Company shall prepay Relevant Loans (subject to the Pro Rata Prepayment Mechanic) promptly upon receipt of those proceeds (or promptly following such proceeds ceasing to be Excluded Disposal Proceeds or Excluded Insurance Proceeds (as the case may be)). 72 164178262_52 (c) Subject to paragraph (d) below, the Company may elect that any prepayment under this Clause 11.2 (Prepayment in respect of Disposal Proceeds, Insurance Proceeds, Termination Compensation Proceeds and Lock-Up Event) be applied in prepayment of Relevant Loans on the last day of an Interest Period. If the Company makes such election then an amount of the Relevant Loans equal to the amount of the relevant repayment amount will be due for repayment on the last day of the Interest Period. (d) If the Company has made an election under paragraph (c) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Relevant Loans in respect of which the election was made equal to the amount of the relevant prepayment amount shall be immediately due for prepayment (unless the Majority Bank Facilities Lenders agree otherwise in writing). (e) Without prejudice to the Pro Rata Prepayment Mechanic (and without double counting in circumstances where such adjustment has already been made pursuant thereto), where in this Clause 11.2 (Prepayment in respect of Disposal Proceeds, Insurance Proceeds, Termination Compensation Proceeds and Lock- Up Event) an amount is expressed to be required to be applied in repayment of any Relevant Loans, the relevant amount shall be applied by the Company in prepayment of the principal amount of such Relevant Loans, any accrued interest and any associated Repayment Costs, but without increasing the total amount required to be so applied. 11.3 Excess Cashflow Sweep (a) Subject to the Pro Rata Prepayment Mechanic, the Company shall prepay Utilisations, and cancel Available Commitments (other than Utilisations and Available Commitments in respect of the DSR Facility), in the order of application contemplated by Clause 12.9 (Application of mandatory prepayments), in an amount equal to the Excess Cashflow Sweep Amount for the Relevant Period ending on the most recent Calculation Date. (b) Unless the Company makes an election under paragraph (c) below, the Company shall prepay Utilisations and cancel Available Commitments within ten Business Days of the date on which the relevant Compliance Certificate is delivered in respect of the Relevant Period to which that Excess Cashflow Sweep Amount relates. (c) Subject to paragraph (d) below, the Company may elect that any prepayment under this Clause 11.3 (Excess Cashflow Sweep) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Company makes that election, then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period. (d) If the Company has made an election under paragraph (c) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be made within five Business Days

73 164178262_52 from the date the Company becomes aware of the Event of Default (unless the Majority Bank Facilities Lenders otherwise agree in writing). (e) Without prejudice to the Pro Rata Prepayment Mechanic (and without double counting in circumstances where such adjustment has already been made pursuant thereto), where in this Clause 11.3 (Excess Cashflow Sweep) an amount is expressed to be required to be applied in repayment of any Loans, the relevant amount shall be applied by the Company in prepayment of the principal amount of such Loans, any accrued interest and any associated Repayment Costs, but without increasing the total amount required to be so applied. (f) For the purposes of this Clause 11.3 (Excess Cashflow Sweep): (i) “Excess Cashflow Sweep Amount” means, for any Relevant Period, the Excess Cashflow Sweep Percentage of Excess Cashflow for that Relevant Period. (ii) “Excess Cashflow Sweep Percentage” means, for any Relevant Period ending on a Calculation Date falling within a time period set out in Column 1 below, the percentage set out in Column 2 below opposite the appropriate time period set out in Column 1 below: Column 1 Column 2 Time Period Percentage From (and including) the Closing Date to (and including) the fifth anniversary of the Closing Date 0 From (but excluding) the fifth anniversary of the Closing Date to (and including) the sixth anniversary of the Closing Date 50 From (but excluding) the sixth anniversary of the Closing Date to (and including) the latest Termination Date 100 11.4 Mandatory prepayment and cancellation in relation to a single Bank Facilities Lender If it becomes unlawful for the Company to perform any of its obligations to any Bank Facilities Lender under paragraph (d) of Clause 18.2 (Tax gross-up) or under an equivalent provision of any Bank Facilities Finance Document: (a) the Company shall promptly notify the Bank Facilities Agent upon becoming aware of that event and the Bank Facilities Agent shall promptly notify the relevant Bank Facilities Lender; 74 164178262_52 (b) upon the relevant Bank Facilities Lender notifying the Bank Facilities Agent, its Commitment(s) will be immediately cancelled and the Bank Facilities Agent shall promptly forward a copy of such notice to the Company; and (c) the Company shall repay that Bank Facilities Lender’s participation in Utilisations on the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above or, if earlier, the date specified by that Bank Facilities Lender in a notice delivered to the Bank Facilities Agent (being no earlier than the last day of any applicable grace period permitted by law). 12. RESTRICTIONS 12.1 Notices of cancellation or prepayment Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 10 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 12.2 Interest and other amounts Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. 12.3 No reborrowing of Term Facilities or the Capex Facility The Company may not reborrow any part of the Term Facilities or the Capex Facility which is repaid or prepaid. 12.4 Reborrowing of the Revolving Facility or the DSR Facility Unless a contrary indication appears in this Agreement, any part of the Revolving Facility or the DSR Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. 12.5 Prepayment in accordance with Agreement The Company shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 12.6 No reinstatement of Commitments Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 75 164178262_52 12.7 Bank Facilities Agent’s receipt of notices If the Bank Facilities Agent receives a notice under Clause 10 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Bank Facilities Lender, as appropriate. 12.8 Effect of repayment and prepayment on Commitments If all or part of any Bank Facilities Lender’s participation in a Utilisation is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent), an amount of that Bank Facilities Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 12.9 Application of mandatory prepayments Any mandatory prepayment and cancellation (other than a prepayment pursuant to Clause 10.1 (Illegality), Clause 11.1 (Exit), and Clause 10.4 (Right of replacement or repayment and cancellation in relation to a single Bank Facilities Lender) shall be applied in the following order: (a) first, in prepayment of Term Facility Loans; (b) second, in prepayment of Capex Facility Loans and Accordion Facility Loans pro rata between them; (c) third, in cancellation of Available Commitments under the Revolving Facility pro rata between them (and the Available Commitments of the Revolving Facility Lenders under the Revolving Facility will each be cancelled rateably); and (d) fourth, in prepayment of Utilisations under the Revolving Facility pro rata between them such that outstanding Revolving Facility Loans shall be prepaid on a pro rata basis and cancellation of the corresponding Revolving Facility Commitments; and (e) then, in: (i) repayment of Ancillary Outstandings (and rateable cancellation of the corresponding Ancillary Commitments); and (ii) cancellation of Ancillary Commitments, on a pro rata basis and cancellation, in each case, of the corresponding Commitments. 13. RATE SWITCH 13.1 Switch to Compounded Reference Rate Subject to Clause 13.2 (Delayed switch for existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency: 76 164178262_52 (a) use of the Compounded Reference Rate will replace the use of the applicable Term Reference Rate for the calculation of interest for Utilisations under the applicable Compounded Rate Facility in that Rate Switch Currency; and (b) any Utilisation or Unpaid Sum under the applicable Compounded Rate Facility in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 14.2 (Calculation of interest – Compounded Rate Loans) shall apply to each such Utilisation or Unpaid Sum. 13.2 Delayed switch for existing Term Rate Loans If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency, and use of a Compounded Reference Rate would have replaced use of the applicable Term Reference Rate for the calculation of interest for that Term Rate Loan on the Rate Switch Date in accordance with Clause 13.1 (Switch to Compounded Reference Rate): (a) that Utilisation shall continue to be a Term Rate Loan for that Interest Period notwithstanding Clause 13.1 (Switch to Compounded Reference Rate) and Clause 14.1 (Calculation of Interest – Term Rate Loans) shall continue to apply to that Utilisation for that Interest Period; (b) any provision of this Agreement which is expressed to relate to a Compounded Rate Currency shall not apply in relation to that Utilisation for that Interest Period; and (c) on and from the first day of the next Interest Period (if any) for that Utilisation, that Utilisation shall be a “Compounded Rate Loan” and Clause 14.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Utilisation. 13.3 Notification by Bank Facilities Agent The Bank Facilities Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the relevant Bank Facilities Lenders of that occurrence. 14. INTEREST 14.1 Calculation of interest – Term Rate Loans The rate of interest on each Term Rate Loan for any Facility during its Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) the Margin; and (b) the Term Reference Rate.

77 164178262_52 14.2 Calculation of Interest – Compounded Rate Loans (a) The rate of interest applicable to each Compounded Rate Loan on any day during its Interest Period is the percentage rate per annum which is the aggregate of: (i) the Margin; and (ii) the Compounded Reference Rate for that day. (b) If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 14.3 Payment of interest (a) Except where it is provided to the contrary in this Agreement or any Accordion Facility Notice, the Company shall pay accrued interest on each Term Rate Loan on the last day of each Interest Period and, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of that Interest Period. (b) Except where it is provided to the contrary in any relevant Accordion Facility Notice, for any Compounded Rate Loan, the Compounded Rate Interest Payment in respect of such Compounded Rate Loan is payable on the later of the last day of its Interest Period and the date that is three Business Days after the date the Bank Facilities Agent notifies the Company of the amount of such Compounded Rate Interest Payment. 14.4 Default interest (a) If an Obligor fails to pay any amount payable by it under a Bank Facilities Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (c) below, is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Utilisation for successive Interest Periods, each of a duration selected by the Bank Facilities Agent (acting reasonably). (b) Any interest accruing under this Clause 14.4 (Default interest) shall be immediately payable by the Obligors on demand by the Bank Facilities Agent. (c) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and 78 164178262_52 (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. 14.5 Notification of rates of interest (a) In relation to any Term Rate Loan, the Bank Facilities Agent must promptly notify the Bank Facilities Lenders and the Company of the determination of the rate of interest applicable to that Term Rate Loan and any change to the proposed length of an Interest Period or any interest rate occasioned by the operation of Clause 16 (Changes to the Calculation of Interest). (b) In relation to any Compounded Rate Loan, upon a Compounded Rate Interest Payment being determinable, the Bank Facilities Agent must promptly notify: (i) the Company or the relevant Borrower of that Compounded Rate Interest Payment; (ii) each relevant Bank Facilities Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and (iii) the relevant Bank Facilities Lenders and the Company or the relevant Borrower of each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment. (c) This Clause 14.5 (Notification of Rates of Interest) shall not require the Bank Facilities Agent to make any notification to any Party on a day which is not a Business Day (and such notification shall instead be given on the next Business Day in the same calendar month (if there is one) or the proceeding Business Day (if there is not)). 15. INTEREST PERIODS 15.1 Selection of Interest Periods (a) The Company may select an Interest Period for a Utilisation in the Utilisation Request for that Utilisation or, if the Loan is a Term Facility Loan, a Capex Facility Loan or a Loan under an Accordion Facility which is a term loan facility and has already been borrowed, in a Selection Notice. (b) Each Selection Notice is irrevocable and must be delivered to the Bank Facilities Agent by the Company not later than the Specified Time. (c) If the Company fails to deliver a Selection Notice to the Bank Facilities Agent in accordance with paragraph (b) above, the relevant Interest Period will be one month. (d) Subject to the other provisions of this Clause 15, the Company may select an Interest Period for a Utilisation of: (i) (in relation to a Utilisation under a Revolving Facility only) one week; 79 164178262_52 (ii) (in relation to a Utilisation under any Facility) one, two, three or six Months; or (iii) (in relation to a Utilisation under any Facility) any longer period of up to 12 months or any shorter period, in each case as agreed between the Company and the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders participating in the relevant Utilisation). (e) In addition, the Company may select an Interest Period in relation to the first Interest Period applicable to a Utilisation, of a period necessary so that the last day of the relevant Interest Period matches the last day of an Interest Period applicable to any other Utilisation. (f) An Interest Period for a Utilisation shall start on the Utilisation Date and shall not extend beyond the Termination Date. (g) A Revolving Facility Loan has one Interest Period only. (h) A DSR Facility Loan has one Interest Period only. (i) The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 13.2 (Delayed switch for existing Term Rate Loan). 15.2 Consolidation and division of Term Facility Loans and Capex Facility Loans (a) Subject to paragraph (b) below, if two or more Interest Periods: (i) relate to Term Facility Loans, Capex Facility Loans or Accordion Facility Loans (as applicable) (and, in the case of any Accordion Facilities, under the same Accordion Facility), made to the Company; and (ii) end on the same date, those Term Facility Loans, Capex Facility Loans or Accordion Facility Loans (as applicable) will, unless the Company specifies to the contrary in the Selection Notice relating to those Utilisations for the next Interest Period, be consolidated into, and treated as a single Term Facility Loan or a single Capex Facility Loan or a single Accordion Facility Loan (as applicable) on the last day of the Interest Period. (b) Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Company requests in a Selection Notice that either a Term Facility Loan, a Capex Facility Loan or an Accordion Facility Loan be divided into two or more Term Facility Loans, Capex Facility Loans or Accordion Facility Loans (as applicable), that Term Facility Loan, Capex Facility Loan or Accordion Facility Loan (as applicable) will, on the last day of its Interest Period, be so divided as specified in that Selection Notice, having an aggregate amount equal to the Term Facility Loan, the Capex Facility Loan or the Accordion Facility Loan (as applicable) immediately before its division. 80 164178262_52 15.3 Consolidation of DSR Facility Loans If two or more Interest Periods relate to DSR Facility Loans (other than Separate DSR Facility Loans) and end on the same date, those DSR Facility Loans will be consolidated into, and treated as a single DSR Facility Loan on the last day of the Interest Period. 15.4 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 16. CHANGES TO THE CALCULATION OF INTEREST 16.1 Interest calculation if no Primary Term Rate (a) Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Primary Term Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Loan. (b) Shortened Interest Period: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the Interest Period of that Term Rate Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Primary Term Rate for that shortened Interest Period shall be determined pursuant to the definition of “Primary Term Rate”. (c) Shortened Interest Period and Historic Primary Term Rate: If paragraph (b) above applies but no Primary Term Rate is available for the Interest Period of that Term Rate Loan and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Primary Term Rate shall be the Historic Primary Term Rate for that Term Rate Loan. (d) Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (c) above applies but no Historic Primary Term Rate is available for the Interest Period of that Term Rate Loan, the applicable Primary Term Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Loan. (e) Alternative Term Rate: In relation to a Term Rate Loan that is not a Euro Term Rate Loan, if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate, the Interest Period of that Term Rate Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and, the applicable Term Reference Rate shall be the aggregate of: (i) the applicable Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Term Rate Loan; and (ii) any applicable Alternative Term Rate Adjustment.

81 164178262_52 (f) Interpolated Alternative Term Rate: In relation to a Term Rate Loan that is not a Euro Term Rate Loan, if paragraph (e) above applies but no Alternative Term Rate is available for the Interest Period of that Term Rate Loan, the applicable Term Reference Rate shall be the aggregate of: (i) the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Term Rate Loan; and (ii) any applicable Alternative Term Rate Adjustment. (g) Alternative Fallback Rate: In relation to a Term Rate Loan that is not a Euro Term Rate Loan, if there is no Alternative Term Rate specified in the applicable Reference Rate Terms or paragraph (f) above applies and the Company and the Bank Facilities Agent (in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party), each acting reasonably, have determined that: (i) adequate and reasonable means do not exist for ascertaining the Interpolated Historic Primary Term Rate and/or Interpolated Alternative Term Rate (as applicable) for the Interest Period of that Term Rate Loan because neither the Primary Term Rate nor the Alternative Term Rate (if any) is available or published on a current basis for a relevant tenor and such circumstances are unlikely to be temporary; or (ii) neither the Primary Term Rate nor the Alternative Term Rate (if any) will be made available or permitted to be used for determining the interest rate applicable to that Term Rate Loan, then, on the Alternative Fallback Rate Date the applicable Term Reference Rate in relation to such Term Rate Loan shall be the aggregate of: (A) the Alternative Fallback Rate; and (B) any applicable Alternative Fallback Rate Adjustment, to be calculated by the Bank Facilities Agent in a manner consistent with prevailing market practice, provided that if the sum of the Alternative Fallback Rate and the Alternative Fallback Rate Adjustment would be less than zero, it it shall be deemed to be zero unless, in respect of a Utilisation under an Accordion Facility, any other adjustment is specified in the relevant Accordion Facility Notice, provided further that to the extent such prevailing market practice is not administratively feasible for the Bank Facilities Agent, the Alternative Fallback Rate shall be applied in a manner as otherwise reasonably determined by the Bank Facilities Agent (in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party) in consultation with the Company. (h) Reference Bank Rate for Euro Term Rate Loans: In relation to a Euro Term Rate Loan, if paragraph (d) above applies but it is not possible to calculate the 82 164178262_52 Interpolated Historic Primary Term Rate, the Interest Period of that Euro Term Rate Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable Primary Term Rate shall be the Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Interest Period of that Euro Term Rate Loan. (i) Alternative Reference Bank Rate for Euro Term Rate Loans: In relation to a Euro Term Rate Loan, if paragraph (h) above applies but no Reference Bank Rate is available for Euros or the relevant Interest Period, the applicable Primary Term Rate shall be the Alternative Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Interest Period of that Euro Term Rate Loan. (j) Cost of funds for Euro Term Rate Loans: If paragraph (i) above applies but no Alternative Reference Bank Rate is available for Euros or the relevant Interest Period there shall be no Primary Term Rate for that Utilisation and Clause 16.4 (Cost of funds) shall apply to that Euro Term Rate Loan for that Interest Period. 16.2 Calculation of Reference Bank Rate and Alternative Reference Bank Rate In relation to Euro Term Rate Loans, the calculation of the Reference Bank Rate and Alternative Reference Bank Rate shall be made in accordance with the following provisions: (a) subject to paragraph (b) below, if the Primary Term Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks; (b) if at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period; (c) subject to paragraph (d) below, if the Primary Term Rate is to be determined on the basis of an Alternative Reference Bank Rate but an Alternative Reference Bank does not supply a quotation by the Specified Time, the Alternative Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Alternative Reference Banks; and (d) if before close of business in London on the date falling one Business Day after the Quotation Day none or only one of the Alternative Reference Banks supplies a quotation, there shall be no Alternative Reference Bank Rate for the relevant Interest Period. 16.3 Market disruption (a) If the Primary Term Rate is determined otherwise than on the basis of an Alternative Reference Bank Rate and before close of business in London on the Quotation Day for the relevant Interest Period, the Bank Facilities Agent receives notifications from a Bank Facilities Lender or Bank Facilities Lenders (a “Market Disruption Lender” or “Market Disruption Lenders”) (whose 83 164178262_52 participations in a Euro Term Rate Loan exceed 35 per cent. of that Euro Term Rate Loan) that the cost to it of funding its participation in that Euro Term Rate Loan from whatever source it may reasonably select would be in excess of the Primary Term Rate then the applicable Primary Term Rate shall be the Alternative Reference Bank Rate as of the Specified Time for Euros and for a period equal in length to the Interest Period of that Euro Term Rate Loan and if no Alternative Reference Bank Rate is available for the relevant currency or Interest Period there shall be no Primary Term Rate for that Euro Term Rate Loan and Clause 16.4 (Cost of funds) shall apply to that Euro Term Rate Loan for the relevant Interest Period. (b) If the Primary Term Rate is determined on the basis of an Alternative Reference Bank Rate and before close of business in London on the date falling one Business Day after the Quotation Day for the relevant Interest Period of the Euro Term Rate Loan the Bank Facilities Agent receives notifications from a Bank Facilities Lender or Bank Facilities Lenders (whose participations in that Euro Term Rate Loan exceed 35 per cent. of that Euro Term Rate Loan) that the cost to it of funding its participation in that Euro Term Rate Loan from whatever source it may reasonably select would be in excess of the Primary Term Rate then Clause 16.4 (Cost of funds) shall apply to that Euro Term Rate Loan for the relevant Interest Period. 16.4 Cost of funds (a) If this Clause 16.4 (Cost of funds) applies in relation to a Euro Term Rate Loan for an Interest Period, Clause 14.1 (Calculation of Interest – Term Rate Loans) shall not apply to that Euro Term Rate Loan for that Interest Period and the rate of interest on each Bank Facilities Lender’s share of such Euro Term Rate Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Bank Facilities Agent by that Bank Facilities Lender as soon as practicable and in any event within one Business Day of the first day of that Interest Period (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Bank Facilities Lender of funding its participation in that Utilisation from whatever source it may reasonably select. (b) If this Clause 16.4 (Cost of funds) applies, and the Bank Facilities Agent or the Company so requires, including where the Primary Term Rate is to be determined by reference to a Reference Bank Rate or an Alternative Reference Bank Rate, the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party) and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. 84 164178262_52 (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party) and the Company, be binding on all Parties. (d) If this Clause 16.4 (Cost of funds) applies to a Euro Term Rate Loan pursuant to Clause 16.3 (Market disruption) and: (i) a Bank Facilities Lender’s Funding Rate is less than the Primary Term Rate; or (ii) a Bank Facilities Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Bank Facilities Lender of funding its participation in that Euro Term Rate Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Primary Term Rate. (e) If this Clause 16.4 (Cost of funds) applies to a Euro Term Rate Loan pursuant to Clause 16.6(a) (Interest calculation if no Primary Term Rate) but any Bank Facilities Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest for that Bank Facilities Lender will be the weighted average of the quotations notified to the Bank Facilities Agent by the other Bank Facilities Lenders. 16.5 Notification to the Company If Clause 16.4 (Cost of funds) applies or if the Primary Term Rate is to be determined on the basis of an Alternative Reference Bank Rate the Bank Facilities Agent shall, as soon as is practicable, notify the Company. 16.6 Break Costs (a) The Company shall within ten Business Days of demand by a Bank Facilities Finance Party pay to each Bank Facilities Finance Party its Break Costs (if any) attributable to all or any part of any Term Rate Loan or Unpaid Sum in relation to a Term Rate Loan to the extent specified in the Reference Rate Terms applicable to such Term Rate Loan or Unpaid Sum. (b) Each Bank Facilities Lender shall, as soon as reasonably practicable after a written demand by the Bank Facilities Agent, provide a certificate in reasonable detail confirming the amount of its Break Costs for any Interest Period in which they accrue, a copy of which shall be provided to the Company. (c) Break Costs shall not apply to any Compounded Rate Loan. 17. FEES 17.1 Revolving Facility Commitment Fee (a) Subject to paragraph (b) below and Clause 17.8 (No deal no fee):

85 164178262_52 (i) the Company shall pay to (or procure payment to) the Bank Facilities Agent (for the account of each Revolving Facility Lender) a fee in EUR computed at the rate of 35 per cent. of the Margin applicable from time to time on that Revolving Facility Lender’s Available Commitment under the Revolving Facility for the period from (and including) the Closing Date to (and including) the last day of the Availability Period in respect of the Revolving Facility; and (ii) the accrued commitment fee is payable on the last day of each successive period of three Months (starting on the Closing Date) which ends during the Availability Period in respect of the Revolving Facility, on the last day of that Availability Period and, if cancelled in full, on the cancelled amount of the relevant Revolving Facility Lender’s Revolving Facility Commitment at the time the cancellation is effective. (b) No commitment fee is payable to the Bank Facilities Agent (for the account of any Revolving Facility Lender) on any Available Commitment of that Revolving Facility Lender for any day on which that Revolving Facility Lender is a Defaulting Lender (which for the purpose of this Clause 17.1 (Revolving Facility Commitment Fee) includes any Company Affiliate which is a Revolving Facility Lender). 17.2 Capex Facility Commitment Fee (a) Subject to paragraph (b) below and Clause 17.8 (No deal no fee): (i) the Company shall pay to (or procure payment to) the Bank Facilities Agent (for the account of each Capex Facility Lender) a fee in EUR computed at the rate of 35 per cent. of the Margin applicable from time to time on that Capex Facility Lender’s Available Commitment under the Capex Facility for the period from (and including) the Closing Date to (and including) the last day of the Availability Period in respect of the Capex Facility; and (ii) the accrued commitment fee is payable on the last day of each successive period of three Months (starting on the Closing Date) which ends during the Availability Period, on the last day of that Availability Period and, if cancelled in full, on the cancelled amount of the relevant Capex Facility Lender’s Capex Facility Commitment at the time the cancellation is effective. (b) No commitment fee is payable to the Bank Facilities Agent (for the account of any Capex Facility Lender) on any Available Commitment of that Capex Facility Lender for any day on which that Capex Facility Lender is a Defaulting Lender (which for the purpose of this Clause 17.2 (Capex Facility Commitment Fee) includes any Company Affiliate which is a Capex Facility Lender). 17.3 DSR Facility Commitment Fee (a) Subject to paragraph (b) below and Clause 17.8 (No deal no fee): 86 164178262_52 (i) the Company shall pay to (or procure payment to) the Bank Facilities Agent (for the account of each DSR Facility Lender) a fee in EUR computed at the rate of 35 per cent. of the Margin applicable from time to time on that DSR Facility Lender’s Available Commitment under the DSR Facility for the period from (and including) the Closing Date to (and including) the last day of the Availability Period in respect of the DSR Facility; and (ii) the accrued commitment fee is payable on the last day of each successive period of three Months (starting on the Closing Date) which ends during the Availability Period, on the last day of that Availability Period and, if cancelled in full, on the cancelled amount of the relevant DSR Facility Lender’s Capex Facility Commitment at the time the cancellation is effective. (b) No commitment fee is payable to the Bank Facilities Agent (for the account of any DSR Facility Lender) on any Available Commitment of that DSR Facility Lender for any day on which that DSR Facility Lender is a Defaulting Lender (which for the purpose of this Clause 17.3 (DSR Facility Commitment Fee) includes any Company Affiliate which is a DSR Facility Lender). 17.4 Accordion Facility Commitment Fee (a) Subject to paragraph (b) below and Clause 17.8 (No deal no fee): (i) the Company shall pay to (or procure payment to) the Bank Facilities Agent (for the account of each Accordion Facility Lender) a fee computed at the rate per annum (if any) specified in the Accordion Facility Notice relating to that Accordion Facility (or tranche thereof) on Accordion Facility Lender’s Available Commitment under the relevant Accordion Facility for the Availability Period applicable to that Accordion Facility (or tranche thereof); and (ii) the accrued commitment fee is payable on the last day of each successive period specified in the Accordion Facility Notice (if any) which ends during the Availability Period, on the last day of that Availability Period and, if cancelled in full, on the cancelled amount of the relevant Accordion Facility Lender’s Accordion Facility Commitment at the time the cancellation is effective. (b) No commitment fee is payable to the Bank Facilities Agent (for the account of any Accordion Facility Lender) on any Available Commitment of that Accordion Facility Lender for any day on which that Accordion Facility Lender is a Defaulting Lender (which for the purpose of this Clause 17.4 (Accordion Facility Commitment Fee) includes any Company Affiliate which is an Accordion Facility Lender). 17.5 Ticking Fee (a) Subject to paragraph (b) below: 87 164178262_52 (i) the Company shall pay to (or procure payment to) the Bank Facilities Agent (for the account of each Term Facility Lender) a fee in EUR computed at the rate of 35 per cent. of the Margin applicable from time to time on that Term Facility Lender’s Available Commitment under the Term Facility for the period from (and including) the date falling 3 Months after the date of this Agreement to (and including) the Closing Date (the “Ticking Fee”); and (ii) the Ticking Fee is payable on the earlier of (i) the Closing Date and (ii) cancellation in full of the Term Facility Commitments. (b) No Ticking Fee is payable (i) to the Bank Facilities Agent (for the account of any Term Facility Lender) on any Available Commitment of that Term Facility Lender for any day on which that Term Facility Lender is a Defaulting Lender (which for the purpose of this Clause 17.5 (Ticking Fee) includes any Company Affiliate which is a Term Facility Lender) or (ii) if the Closing Date occurs on or before the date that is 3 Months after the date of this Agreement. 17.6 Agency Fee Subject to Clause 17.8 (No deal no fee), the Company shall pay to (or procure payment to) the Bank Facilities Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 17.7 Interest, commission and fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Company based upon normal market rates and terms. 17.8 No deal no fee Notwithstanding any other term of this Agreement, no fees (other than the Ticking Fee) shall be payable under this Clause 17 (Fees) unless, and then only to the extent that, the Closing Date occurs. 18. TAX GROSS-UP AND INDEMNITIES 18.1 Tax Definitions In this Agreement: “Belgian Non-Resident Saver” means any legal entity not resident in Belgium for tax purposes and which does not use the income-producing assets to exercise a professional or business activity in Belgium. “Belgian Qualifying Bank Facilities Lender” means: (a) in relation to a payment by or in respect of the Original Borrower under a Bank Facilities Finance Document, a Bank Facilities Lender which is beneficially entitled (in the case of a Belgian Treaty Lender, within the meaning of the 88 164178262_52 relevant Belgian Treaty) to interest payable to that Bank Facilities Lender and which is: (i) a professional investor within the meaning of Article 105, 3° of the Royal Decree implementing the Belgian Income Tax Code 1992, which is a company resident for tax purposes in Belgium or which is acting through a Facility Office established in Belgium with which the Loan is effectively connected, other than as mentioned in paragraph (ii) below; (ii) a financial institution within the meaning of Article 107, §2, 9°, a) of the Royal Decree implementing the Belgian Income Tax Code 1992; (iii) a Belgian Treaty Lender; or (iv) a Belgian Non-Resident Saver; and (b) in relation to a payment by or in respect of a Belgian Borrower other than the Original Borrower under a Bank Facilities Finance Document, a Bank Facilities Lender which is beneficially entitled (in the case of a Belgian Treaty Lender, within the meaning of the relevant Belgian Treaty) to interest payable to that Bank Facilities Lender and which is: (i) a professional investor within the meaning of Article 105, 3° of the Royal Decree implementing the Belgian Income Tax Code 1992, which is a company resident in Belgium for tax purposes or acting through a permanent establishment located in Belgium with which the relevant Utilisation under a Bank Facilities Finance Document is effectively connected, other than mentioned in paragraph (ii) below; (ii) a credit institution within the meaning of article 105, 1°, a) of the Royal Decree implementing the Belgian Income Tax Code 1992, which is a resident for tax purposes in Belgium or which is acting through a permanent establishment located in Belgium, with which the relevant Utilisation under a Bank Facilities Finance Document is effectively connected; (iii) a credit institution within the meaning of article 107, § 2, 5°, a), second dash of the Royal Decree implementing the Belgian Income Tax Code 1992, that is acting through its head office and is resident for tax purposes in a country with which Belgium has entered into a double taxation agreement that is in force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium), except for Taiwan, or in a country which is a member state of the European Economic Area; (iv) a credit institution within the meaning of article 107, § 2, 5°, a), second dash of the Royal Decree implementing the Belgian Income Tax Code 1992, that is acting through a permanent establishment which (i) itself qualifies as a credit institution within the meaning of the aforementioned article 107, § 2, 5°, a) second dash and (ii) is located in a country with which Belgium has entered into a double taxation agreement that is in

89 164178262_52 force (irrespective of whether or not the double taxation agreement makes provision for exemption from tax imposed by Belgium), except for Taiwan, or in a country which is a member state of the European Economic Area; or (v) a Belgian Treaty Lender. “Belgian Treaty Lender” means, in relation to a payment of interest by or in respect of a Belgian Borrower under a Bank Facilities Finance Document, a Bank Facilities Lender which: (a) is treated as a resident of a Belgian Treaty State for the purposes of the relevant Belgian Treaty and is entitled to the benefit of such Belgian Treaty; (b) does not carry on a business in Belgium through a permanent establishment with which that Bank Facilities Lender’s participation in a Utilisation is effectively connected; and (c) fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant Belgian Treaty and Belgian domestic law from Tax imposed by Belgium on interest payable to that Bank Facilities Lender in respect of an advance under a Bank Facilities Finance Document, subject to the completion of any necessary procedural formalities. “Belgian Treaty State” means a jurisdiction having a double taxation agreement (a “Belgian Treaty”) in force with Belgium which makes provision for full exemption from Tax imposed by Belgium on interest. “Change of Law” means any change which occurs after the date of this Agreement or, if applicable, after the date on which the relevant Bank Facilities Lender became a Bank Facilities Lender pursuant to this Agreement (as applicable), in any law, regulation or treaty (or in the published interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant taxing authority other than any change that occurs pursuant to, or in connection with the adoption, ratification, approval, implementation or acceptance of, the MLI in or by any jurisdiction. “Luxembourg Qualifying Bank Facilities Lender” means, in relation to a payment by or in respect of a Luxembourg Borrower under a Bank Facilities Finance Document, a Bank Facilities Lender which is beneficially entitled to interest payable to that Bank Facilities Lender and which is: (a) a Luxembourg Treaty Lender; or (b) otherwise entitled to receive a payment of interest without any Tax Deduction imposed by Luxembourg. “Luxembourg Treaty Lender” means a Bank Facilities Lender which is beneficially entitled to interest payable to that Bank Facilities Lender and which: (a) is treated as a resident of a jurisdiction having a double taxation agreement (a “Luxembourg Treaty”) in force with Luxembourg which makes provision for 90 164178262_52 full exemption from Tax imposed by Luxembourg and is entitled to the benefit of such Luxembourg Treaty; (b) does not carry on a business in Luxembourg through a permanent establishment with which that Bank Facilities Lender’s participation in a Utilisation is effectively connected; and (c) fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant Luxembourg Treaty from Tax imposed by Luxembourg on interest payable to that Bank Facilities Lender in respect of an advance under a Bank Facilities Finance Document, subject to the completion of any necessary procedural formalities. “MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016. “Obligor Tax Jurisdiction” means: (a) in relation to an Original Obligor, the jurisdiction in which the Obligor is incorporated or organised on the date of this Agreement; and (b) in relation to an Additional Obligor, the jurisdiction in which the Obligor is incorporated or organised on the date that it becomes an Additional Obligor. “Qualifying Bank Facilities Lender” means a Bank Facilities Lender which is: (a) a Belgian Qualifying Bank Facilities Lender; (b) a Luxembourg Qualifying Bank Facilities Lender; or (c) in the case of a U.S. Borrower only, a Bank Facilities Lender which is not described in Clause 18.5 (U.S. Taxes). “Tax Certificate” means a tax certificate the form of which is set out in Schedule 15, as also appended to the form of Transfer Certificate set out in Schedule 4 (Form of Transfer Certificate), the form of Assignment Agreement set out in Schedule 5 (Form of Assignment Agreement), the form of Increase Confirmation set out in Schedule 7 (Form of Increase Confirmation) and the forms of Accordion Facility Notice as set out in Schedule 8 (Form of Accordion Facility Notice), and which shall form integral part of the Transfer Certificate, Assignment Agreement, Increase Confirmation or Accordion Facility Notice (as the case may be). “Tax Credit” means a credit against any Tax or any relief or remission for Tax (or its repayment). “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Bank Facilities Finance Document (other than a FATCA Deduction or a deduction or withholding for or on account of any Bank Levy (or otherwise attributable to, or arising as a consequence of, a Bank Levy)). 91 164178262_52 “Tax Payment” means either the increase in a payment made by an Obligor to a Bank Facilities Finance Party under Clause 18.2 (Tax Gross Up) or a payment under Clause 18.3 (Tax Indemnity). “Treaty Lender” means a Belgian Treaty Lender or a Luxembourg Treaty Lender (as relevant). Unless a contrary indication appears, in this Clause 18 (Tax Gross-up and Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting reasonably and in good faith. 18.2 Tax Gross-up (a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Bank Facilities Agent accordingly. Similarly, a Bank Facilities Lender shall promptly notify the Bank Facilities Agent on becoming so aware in respect of a payment payable to that Bank Facilities Lender by an Obligor. If the Bank Facilities Agent receives such notification from a Bank Facilities Lender it shall promptly notify the Company and that Obligor. (c) If a Bank Facilities Lender becomes aware that it is not, or has ceased to be, a Qualifying Bank Facilities Lender with respect to any jurisdiction relevant to such Bank Facilities Lender, it shall promptly notify the Bank Facilities Agent. If the Bank Facilities Agent receives such notification from a Bank Facilities Lender it shall promptly notify the relevant Obligor. (d) Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Bank Facilities Agent, the amount of the payment due from the Obligor under a Bank Facilities Finance Document will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (e) A payment by an Obligor shall not be increased under paragraph (d) above by reason of a Tax Deduction on account of Tax imposed by the relevant Obligor’s Tax Jurisdiction if, on the date the payment falls due: (i) the payment could have been made to the relevant Bank Facilities Lender without a Tax Deduction if the Bank Facilities Lender had been a Qualifying Bank Facilities Lender, but on that date that Bank Facilities Lender is not or has ceased to be a Qualifying Bank Facilities Lender, other than as a result of any Change of Law; or (ii) the relevant Bank Facilities Lender is a Treaty Lender and the payment could have been made to the Bank Facilities Lender without a Tax 92 164178262_52 Deduction had that Bank Facilities Lender complied with its obligations under paragraph (h) below. (f) If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law. (g) Within 30 days of making either a Tax Deduction or a payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction must deliver to the Bank Facilities Agent for the relevant Bank Facilities Finance Party evidence satisfactory to that Bank Facilities Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority, provided that the Obligor will not be in breach of this paragraph (g) if it delivers such evidence as soon as reasonably practicable after the expiry of such period. (h) A Bank Facilities Lender and each Obligor shall co-operate in good faith in completing any procedural formalities and giving any required confirmation or providing any relevant information (including for the avoidance of doubt, in the case of a Bank Facilities Lender not having separate legal personality, any required or relevant information with respect to each of its underlying investors) necessary for that Obligor to obtain authorisation, or to conclude that it is legally able (acting reasonably and having regard to any applicable law and/or published practice of any relevant taxing authority), to make that payment without a Tax Deduction and maintain that authorisation where an authorisation expires or otherwise ceases to have effect. (i) If an Obligor makes an increased payment under paragraph (d) by reason of a Tax Deduction and is subsequently allowed under applicable laws to claim a refund of the amount of such underlying Tax Deduction from the relevant tax authority, each relevant Bank Facilities Lender shall co-operate with the Obligor in completing any procedural formalities necessary for the Obligor to obtain such refund at no cost or loss for that Bank Facilities Lender. (j) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction. No Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. 18.3 Tax Indemnity (a) Except as provided below, the Company must indemnify (within ten Business Days of written demand by the Bank Facilities Agent) a Bank Facilities Finance Party against any loss, liability or cost which that Bank Facilities Finance Party reasonably determines will be or has been suffered (directly or indirectly) by that Bank Facilities Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Bank Facilities Finance Document. Such Bank Facilities Finance Party shall within five Business Days of any request by the Company provide to the Company reasonable written details explaining the loss, liability

93 164178262_52 or cost and the calculation of the amount claimed by the Bank Facilities Finance Party. (b) Paragraph (a) above does not apply: (i) with respect to any Tax assessed on a Bank Facilities Finance Party: (A) under the laws of the jurisdiction (or any political subdivision thereof) in which that Bank Facilities Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Bank Facilities Finance Party has a Facility Office or is treated as resident for tax purposes; or (B) under the laws of the jurisdiction in which that Bank Facilities Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction or in respect of amounts attributable or allocable to the permanent establishment, if that Tax is imposed on or calculated by reference to the net income, profits or gains received or receivable by that Bank Facilities Finance Party or by reference to net worth or if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or branch profits or similar Tax. (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 18.2 (Tax Gross-up); (B) would have been compensated for by an increased payment under Clause 18.2 (Tax Gross-up) but was not so compensated solely because one of the exclusions in paragraph (e) (Tax Gross- up) applied; (C) is suffered or incurred by a Bank Facilities Lender and would not have been suffered or incurred if such Bank Facilities Lender had been a Qualifying Bank Facilities Lender in relation to the relevant Obligor at the relevant time, unless that Bank Facilities Lender was not a Qualifying Bank Facilities Lender at the relevant time as a result of a Change of Law; (D) is suffered or incurred by a Bank Facilities Lender as a result of such Bank Facilities Lender’s failure to comply with its obligations under Clause 18.9 (Lender status confirmation); (E) relates to a FATCA Deduction required to be made by a Party; (F) is suffered or incurred by a Bank Facilities Finance Party in respect of a Bank Levy; or (G) (for the avoidance of doubt) has been compensated for by a payment under Clause 18.6 (Stamp Taxes) or Clause 18.7 (Value 94 164178262_52 Added Taxes) (or would have been compensated for under that Clause but was not so compensated because of any of the exceptions set out therein applied). (c) A Bank Facilities Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Bank Facilities Agent of the event which will give, or has given, rise to the claim together with Supporting Evidence, following which the Bank Facilities Agent shall promptly provide such information to the Company. (d) A Bank Facilities Finance Party shall, on receiving a payment from an Obligor under this Clause 18.3 (Tax Indemnity), notify the Bank Facilities Agent. 18.4 Tax Credit (a) If an Obligor makes a Tax Payment and the relevant Bank Facilities Finance Party (in its absolute discretion) determines that: (i) a Tax Credit or similar Tax benefit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (ii) that Bank Facilities Finance Party and/or an Affiliate of that Bank Facilities Finance Party, which is a member of that Finance’s Party’s tax group or a similar consolidation scheme (a “Tax Group Member”) has obtained and utilised that Tax Credit either on a standalone or an affiliated basis, then that Bank Facilities Finance Party and/or the applicable Affiliate shall promptly pay an amount to the Obligor which that Bank Facilities Finance Party determines (acting reasonably and in good faith), providing such evidence to the Obligor in respect of such amounts as the Obligor may reasonably and in good faith request in writing and the Bank Facilities Finance Party can reasonably provide, will leave it or the applicable Affiliate (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Obligor. (b) The provisions of paragraph (a) above shall remain binding on each person which has received a Tax Payment notwithstanding that such person may have ceased to be a party to this Agreement. 18.5 U.S. Taxes A U.S. Borrower shall not be required to pay any additional amount pursuant to Clause 18.2 (Tax Gross-up) in respect of Taxes of the United States or any political subdivision thereof which arise or are imposed as a result of the failure of a Bank Facilities Lender to provide the forms described in paragraph (a) or (b) below, or a connection of a Bank Facilities Lender as described in paragraph (c) below, with respect to a sum payable by it pursuant to this Agreement to a Bank Facilities Lender if on the date such Bank Facilities Lender becomes a Party or has designated a new Facility Office either: 95 164178262_52 (a) in the case of a Bank Facilities Lender which is not a U.S. Person: (i) such Bank Facilities Lender has not provided the Company with two accurate and complete original signed copies including all necessary attachments of (A) U.S. Internal Revenue Service Form W-8BEN-E (or successor form), (B) U.S. Internal Revenue Service Form W-8ECI (or successor form), or (C) (if appropriate) Internal Revenue Service Form W-8IMY (or successor form), certifying, in each case, to such Bank Facilities Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to all amounts payable pursuant to the Finance Documents; or (ii) after the date such Bank Facilities Lender becomes a Party, when a lapse in time or change in circumstances (but not, for the avoidance of doubt, as a result of any Change of Law) renders the previous certification of such Bank Facilities Lender made pursuant to paragraph (a)(i) above obsolete or inaccurate, such Bank Facilities Lender has not delivered to the Company two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI (or successor form) or Form W-8BEN-E (or successor form), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank Facilities Lender to a continued exemption from United States withholding tax with respect to amounts payable pursuant to the Finance Documents; (b) in the case of a Bank Facilities Lender which is a U.S. Person: (i) such Bank Facilities Lender has not provided the Company with two accurate and complete original signed copies, including all necessary attachments, of U.S. Internal Revenue Service Form W-9 (or successor form) certifying that such Bank Facilities Lender is exempt from backup withholding tax; or (ii) after the date such Bank Facilities Lender becomes a Party, when a lapse in time or change in circumstances renders the previous certification of such Bank Facilities Lender made pursuant to paragraph (b)(i) above obsolete or inaccurate, such Bank Facilities Lender has not delivered to the Company two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor form) and such other forms as may be required in order to confirm or establish the entitlement of such Bank Facilities Lender to a continued exemption from United States withholding tax with respect to amounts payable pursuant to the Finance Documents; or (c) such Bank Facilities Lender is subject to such Tax by reason of any connection between the jurisdiction imposing such Tax and the Bank Facilities Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby. 96 164178262_52 18.6 Stamp Taxes The Company shall pay and, within 10 Business Days of written demand by the Bank Facilities Agent, indemnify each Bank Facilities Finance Party against any cost, loss or liability that Bank Facilities Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except for: (a) (for the avoidance of doubt and without prejudice to Clause 21.1 (Mitigation)) any such Taxes payable in connection with any Transfer Certificate, Assignment Agreement or other document relating to the assignment or transfer by any Bank Facilities Lender of any of its rights and/or obligations under any Finance Document; or (b) any stamp duties, registration duties and any Tax liability payable due to a registration, submission or filing by a Bank Facilities Finance Party of any Finance Document where such registration, submission or filing is or was (i) not required by any competent tax administration or supervisory body or (ii) not required to maintain, enforce, compel or otherwise assert the rights of that Bank Facilities Finance Party under the applicable Finance Documents. 18.7 Value Added Taxes (a) All consideration expressed to be payable under a Bank Facilities Finance Document by any Party to a Bank Facilities Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on that supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply or supplies made by any Bank Facilities Finance Party to any Party under a Bank Facilities Finance Document: (i) if such Bank Facilities Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to such Bank Facilities Finance Party (in addition to and at the same time as paying any other consideration for such supply or supplies) an amount equal to the amount of that VAT (upon such Bank Facilities Finance Party providing an appropriate VAT invoice to such Party); or (ii) if such Party is required to directly account for such VAT under the reverse charge procedure provided for by article 44 of the Council Directive 2006/112/EC, in each case as amended, or any relevant VAT provisions of the jurisdiction in which such Party received such supply, then such Party shall account for the VAT at the appropriate rate (and the relevant Bank Facilities Finance Party must promptly provide an appropriate VAT invoice to such Party stating that the amount is charged in respect of a supply that is subject to VAT but that the reverse charge procedure applies). (b) If VAT is or becomes chargeable on any supply made by any Bank Facilities Finance Party (the “Supplier”) to any other Bank Facilities Finance Party (the “Recipient”) in connection with a Bank Facilities Finance Document, and any

97 164178262_52 Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), (i) if the Supplier is required to account to the relevant tax authority for the VAT, the Subject Party must also pay to the Supplier and, (ii) if the Recipient is required to account to the relevant tax authority for the VAT the Subject Party must pay to the Recipient, (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. Where sub-paragraph (i) applies, the Recipient must promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. Where sub-paragraph (ii) applies, the Subject Party must only pay to the Recipient an amount equal to the amount of such VAT to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Bank Facilities Finance Document requires any Party to reimburse a Bank Facilities Finance Party for any costs or expenses, that Party shall also at the same time reimburse or indemnify the Bank Facilities Finance Party for the full amount of such costs and expenses including such costs that represent VAT incurred by the Bank Facilities Finance Party in respect of the costs or expenses to the extent that the Bank Facilities Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT. (d) Any reference in this Clause 18.7 (Value Added Taxes) to any Party shall, at any time when such Party is treated as a member of a group including but not limited to any fiscal unities for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (e) If VAT is chargeable on any supply made by a Bank Facilities Finance Party to any Party under a Bank Facilities Finance Document and if reasonably requested by such Bank Facilities Finance Party, that Party must give the Bank Facilities Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Bank Facilities Finance Party’s reporting requirements for the supply and at such time that the Bank Facilities Finance Party may reasonably request it. (f) Where a Borrower is required to make a payment under paragraph (b) above, such amount shall not become due until the relevant Borrower has received a formal invoice detailing the amount to be paid. 98 164178262_52 18.8 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law or regulation relating to a similar exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Bank Facilities Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of any: (i) law or regulation; (ii) fiduciary duty; or (iii) duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Bank Facilities Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information. 18.9 Lender status confirmation (a) At the date of this Agreement, each Original Bank Facilities Lender represents that it, or in case of such Original Bank Facilities Lender not having separate legal personality, each of its investors, is, in respect of an advance under a Finance Document to the Original Borrower, a Qualifying Bank Facilities 99 164178262_52 Lender and that it is not a Non-Cooperative Jurisdiction Bank Facilities Finance Party. Each Original Bank Facilities Lender also represents to be a legal entity having separate legal personality, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it. (b) Each Bank Facilities Lender which is not an Original Bank Facilities Lender shall also confirm, in the documentation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, in which of the following categories it, or in case of such Bank Facilities Lender not having separate legal personality, its investors, fall(s) in: (i) in respect of an advance under a Finance Document to the Original Borrower: (A) not a Qualifying Bank Facilities Lender; (B) a Qualifying Bank Facilities Lender (other than a Treaty Lender and a Belgian Non-Resident Saver); (C) a Treaty Lender; or (D) a Belgian Non-Resident Saver; and (ii) in respect of an advance under a Finance Document to any other Borrower (A) not a Qualifying Bank Facilities Lender; (B) a Qualifying Bank Facilities Lender (other than a Treaty Lender); or (C) a Treaty Lender. If such a Lender fails to indicate its status in accordance with this Clause 18.9(b) then that Lender shall be treated for the purposes of this Agreement as if it is not a Qualifying Bank Facilities Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 18.9 (Lender status confirmation). (c) Each Bank Facilities Lender which is not an Original Bank Facilities Lender shall indicate, in the Transfer Certificate, Assignment Agreement, Accordion Facility Notice, Increase Confirmation or other documentation which it executes on becoming a Party as a Bank Facilities Lender, whether: (i) it is a Non-Cooperative Jurisdiction Bank Facilities Finance Party; and (ii) the bank accounts to which payments to which that Bank Facilities Lender is entitled will be made are: 100 164178262_52 (A) managed or held by a person or persons incorporated, resident or established in a Non-Cooperative Jurisdiction or by a permanent establishment of a non-resident in Belgium situated in a Non- Cooperative Jurisdiction, or (B) managed or opened with (x) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (y) a branch or office of a financial institution situated in a Non- Cooperative Jurisdiction. (d) Each Bank Facilities Lender shall notify the Bank Facilities Agent: (i) if the state or territory of which it is a tax resident or where its Facility Office with which the relevant Utilisation under a Bank Facilities Finance Document is effectively connected is established is or becomes a Non-Cooperative Jurisdiction; or (ii) if the bank account(s) to which payments to which that Bank Facilities Lender is entitled has (have) been or will be made, are (x) managed by or opened with a person incorporated, resident or established in a Non- Cooperative Jurisdiction or by a permanent establishment situated in a Non-Cooperative Jurisdiction or (y) managed by, or opened with, a financial institution incorporated, resident or established in a Non- Cooperative Jurisdiction or a branch or office of a financial institution situated in a Non-Cooperative Jurisdiction, in each case at such time or during such period or in connection with such payments, as indicated by a Belgian Obligor in a request to make such notification. The Bank Facilities Lender shall make such notification within five Business Days of demand of the Agent and the Bank Facilities Agent shall notify the Belgian Obligor. (e) Each Bank Facilities Lender, which; (i) is or becomes a Non-Cooperative Jurisdiction Bank Facilities Finance Party, or (ii) receives or will receive payments on an account managed by or opened with (a) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (b) a branch or office of a financial institution, situated in a Non-Cooperative Jurisdiction shall provide to the Belgian Obligor information reasonably demonstrating that it cannot be considered as an artificial construction within the meaning of article 198, §1, 10° of the Belgian Income Tax Code 1992 within fifteen Business Days following the receipt of a demand by such Belgian Obligor (which demand shall refer to this clause). (f) Each Bank Facilities Finance Party shall confirm whether it is entitled to receive payments under the Finance Documents free from withholding under FATCA and shall provide any documentation, forms and other information relating to

101 164178262_52 its status under FATCA reasonably requested by the Bank Facilities Agent or a Borrower sufficient for the Bank Facilities Agent and that Borrower to comply with their obligations under FATCA. 18.10 Belgian tax form Each Bank Facilities Lender under a Facility in respect of which the Original Borrower is a Borrower that is not a Belgian resident or, in case of a Bank Facilities Lender not having separate legal personality, if at least one of its investors is not a Belgian resident (a “Relevant Non-resident Lender”) shall provide the Bank Facilities Agent with a completed signed Tax Certificate: (a) in respect of an Original Bank Facilities Lender, prior to the date on which a Utilisation is first made available to the Original Borrower; (b) in respect of an Accordion Facility Lender, prior to the date on which a Utilisation is first made available to the Borrower under that Accordion Facility; (c) in respect of a Bank Facilities Lender which assumes Commitments under a Facility in respect of which the Original Borrower is a Borrower, on or prior to the Transfer Date; (d) in case of a Bank Facilities Lender not having separate legal personality, if at least one of its investors is not a Belgian resident; and (e) at any time if requested by the relevant Belgian taxing authority. Each Relevant Non-resident Lender shall inform the Company and the Bank Facilities Agent promptly (and in any event within five Business Days) upon becoming aware that the confirmations set out in the last delivered Tax Certificate relating to it are no longer true and accurate. 19. INCREASED COSTS 19.1 Increased Costs Except as provided below in this Clause 19.1 (Increased Costs), the Company must within ten Business Days of demand by the Bank Facilities Agent pay to a Bank Facilities Finance Party the amount of any Increased Cost incurred by that Bank Facilities Finance Party or any of its Affiliates as a result of: (a) the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or (b) compliance with any law or regulation made, in each case, after the later of the date upon which (i) the Bank Facilities Finance Party, who has incurred any Increased Cost which is the subject of this Clause, becomes a Party in accordance with the provisions of this Agreement and (ii) in the case of a Bank Facilities Lender where the Facility under which such Bank Facilities Lender initially had a Commitment when it became a Party has been cancelled, the first day of the Availability Period for the Facility under which such Bank Facilities Lender has a 102 164178262_52 Commitment (it being acknowledged that, where such Bank Facilities Lender has Commitments under more than one Facility and such Facilities’ Availability Periods commenced on different dates, the relevant date shall be the earlier of those dates). 19.2 Exceptions The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is: (a) compensated for under another Clause or would have been but for an exception to that Clause; (b) attributable to a Bank Facilities Finance Party or its Affiliate wilfully failing to comply with any law or regulation; (c) attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Bank Facilities Finance Party or any of its Affiliates); (d) attributable to the gross negligence of or wilful breach by, the relevant Bank Facilities Finance Party or, if applicable, any of its Affiliates of any law, regulation, practice, concession, directive, requirement, request or guideline, to which the imposition of such Increased Cost relates; (e) suffered by a relevant Bank Facilities Finance Party (or any Affiliate of it) and in respect of which that relevant Bank Facilities Finance Party intends to make a claim pursuant to Clause 19.1 (Increased Costs) and Clause 19.3 (Claims), but which is not (and its claim under Clause 19.1 (Increased Costs) and Clause 19.3 (Claims) is not) notified by that relevant Bank Facilities Finance Party to the Bank Facilities Agent within 30 days of that Bank Facilities Finance Party becoming aware that it (or its Affiliate) had suffered the relevant Increased Cost; (f) attributable to a FATCA Deduction required to be made by a Party; (g) attributable to any Bank Levy but only to the extent that such Bank Levy is no more onerous than in respect of: (i) a Bank Levy not yet enacted into law, any draft of such proposed Bank Levy as at the date of this Agreement; or (ii) any other Bank Levy, as set out under existing law as at the date of this Agreement; (h) attributable to the implementation or application of, or compliance with, Basel IV or CRD IV or any law or regulation that implements or applies Basel IV or CRD IV to the extent that a Bank Facilities Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost on or prior to the date on which it became a Bank Facilities Finance Party; 103 164178262_52 (i) attributable to a change (whether of basis, timing or otherwise) in the Tax liability on the overall net income of the Bank Facilities Finance Party (or any Affiliate of it) or of the branch or office through which it lends any Utilisation; (j) attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Bank Facilities Finance Party (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it; (k) attributable to a breach of a Bank Facilities Finance Document by the Bank Facilities Finance Party claiming such Increased Cost; (l) attributable to the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union; (m) attributable to the implementation or application of or compliance with BEPS Action 6; or (n) attributable to the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III. In this Clause 19.2 (Exceptions): “Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to implementing or modifying “Basel III” (in each case, whether such implementations, application or compliance is by a government, regulator, a Bank Facilities Finance Party or any of its Affiliates). “Basel IV” means any guidelines and standards published by the Basel Committee on Banking Supervision regarding capital requirements, leverage ratio and liquidity standards applicable to banks, following Basel III. “CRD IV” means: (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms. 19.3 Claims (a) A Bank Facilities Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall, as soon as is reasonably practicable after that Bank 104 164178262_52 Facilities Finance Party becomes aware that circumstances have arisen which entitle it to make such claim, notify the Bank Facilities Agent of the event giving rise to the claim, following which the Bank Facilities Agent shall promptly notify the Company. (b) Each Bank Facilities Finance Party shall, as soon as practicable after a demand by the Bank Facilities Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and of the calculation of the Increased Cost) confirming (i) the amount of its Increased Costs or, if applicable, the Increased Costs of any of its Affiliates, (ii) that it is its policy or current practice to seek to recover such Increased Costs to a similar extent from other similar borrowers in relation to similar existing facilities (such similarity, in each case, determined by reference to the treatment of borrowers and facilities under the law or regulation giving rise to the relevant Increased Cost) and (iii) that it had not already taken such Increased Costs into account as part of its fees and pricing in connection with the Facilities, a copy of which shall be provided to the Company at the same time as such certificate is delivered to the Bank Facilities Agent, provided that no Bank Facilities Finance Party shall be required to disclose information it is not legally allowed to disclose or in respect of which it is bound by contractual requirements of confidentiality or which is otherwise price-sensitive information prohibited from being disclosed pursuant to applicable law or regulation. 20. OTHER INDEMNITIES 20.1 Other indemnities The Company shall (or shall procure that a member of the Restricted Group shall), within ten Business Days of written demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify each Bank Facilities Finance Party against any directly related cost, loss or liability incurred by that Bank Facilities Finance Party as a result of: (a) the occurrence of any Event of Default; (b) a failure by an Obligor to pay any amount due under a Bank Facilities Finance Document on its due date or within any applicable grace period, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Bank Facilities Finance Parties); (c) funding, or making arrangements to fund, its participation in a Utilisation requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Bank Facilities Finance Party alone); or (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Company.

105 164178262_52 20.2 Indemnity to the Bank Facilities Agent The Company shall, within ten Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify the Bank Facilities Agent against any directly related cost, loss or liability incurred by the Bank Facilities Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement (subject to any caps as may be agreed between the Bank Facilities Agent and the Company); or (d) any cost, loss or liability incurred by the Bank Facilities Agent (otherwise than by reason of the Bank Facilities Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems etc.) notwithstanding the Bank Facilities Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Bank Facilities Agent) in acting as Bank Facilities Agent under the Bank Facilities Finance Documents. 20.3 No double recovery Notwithstanding the indemnities set forth in Clause 20.1 (Other indemnities), in the event the Bank Facilities Finance Parties have recovered amounts from the Obligors under similar indemnities in the Common Documents, the Bank Facilities Finance Parties shall not recover from the Obligors under this Agreement. 21. MITIGATION BY THE BANK FACILITIES LENDERS 21.1 Mitigation (a) Each Bank Facilities Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount (including without limitation, VAT) becoming payable under, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 18 (Tax Gross-Up and Indemnities) or Clause 19.1 (Increased Costs) or in any amount payable to any Bank Facilities Finance Party by a Belgian Obligor becoming a disallowed expense for Belgian tax purposes by reason of that amount being (i) paid or accrued to a Non-Cooperative Jurisdiction Bank Facilities Finance Party or (ii) paid to an account opened in the name of or for the benefit of that Bank Facilities Finance Party in a financial institution situated in a Non-Cooperative Jurisdiction, including (but not limited to) transferring its rights and obligations under the Bank Facilities Finance Documents to another Affiliate or Facility Office or financial institution acceptable to the Company which is willing to participate in any Facility in which such Bank Facilities Lender has participated, provided in the case of a financial institution acceptable to the Company, such transfer will be for an aggregate purchase price equal to 106 164178262_52 the outstanding principal amount of the Bank Facilities Finance Party’s participation in the outstanding Utilisations and all accrued interest, fees and other amounts due and unpaid on the transfer date to that Bank Facilities Finance Party under the Bank Facilities Finance Documents. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Bank Facilities Finance Documents. 21.2 Limitation of liability (a) The Company shall (or shall procure that a member of the Restricted Group shall), within ten Business Days of demand (which demand must be accompanied by reasonable details, invoices (as applicable) and calculations of the amount demanded), indemnify each Bank Facilities Finance Party for the amount of all costs and expenses reasonably incurred by that Bank Facilities Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation). (b) A Bank Facilities Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Bank Facilities Finance Party (acting reasonably), to do so is reasonably likely to be prejudicial to it. 22. COSTS AND EXPENSES 22.1 Transaction expenses The Company shall (or shall procure that an Obligor shall), within ten Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), pay the Bank Facilities Agent and the Security Agent the amount of all pre-agreed and reasonable costs and expenses (including legal fees), subject to any applicable caps and reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate), in connection with the negotiation, preparation, printing, execution and perfection of the Bank Facilities Finance Documents executed after the date of this Agreement, provided that if the Closing Date does not occur, no costs and expenses will be payable by the Company. 22.2 Amendment costs If: (a) an Obligor requests an amendment, waiver or consent; or (b) an amendment is required pursuant to Clause 29.10 (Change of currency) or is required by another term of this Agreement, the Company shall (or shall procure that), within ten Business Days of written demand (each such demand to be accompanied by reasonable Supporting Evidence (including without limitation, invoices)), reimburse (or procure reimbursement of) the Bank Facilities Agent and the Security Agent for the amount of all costs and expenses (including legal fees up to any agreed cap) reasonably incurred by the Bank Facilities Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate), in each case subject to any caps as may be agreed between the Company 107 164178262_52 and the relevant Bank Facilities Finance Party, in responding to, evaluating, negotiating or complying with that request or requirement. 22.3 Enforcement and preservation costs The Company shall (or shall procure that), within ten Business Days of demand, pay to the Bank Facilities Agent the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or (to the extent undertaken in accordance with the Agreed Security Principles) the preservation of any rights under any Bank Facilities Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights. 22.4 No double recovery Notwithstanding the provisions of this Clause 22 (Costs and Expenses), in the event the Bank Facilities Finance Parties have recovered amounts from the Obligors under similar provisions in the Common Documents, the Bank Facilities Finance Parties shall not recover from the Obligors under this Agreement. 23. CHANGES TO THE BANK FACILITIES LENDERS 23.1 Assignments, transfers and sub-participations by the Bank Facilities Lenders Subject to this Clause 23 (Changes to the Bank Facilities Lenders), a Bank Facilities Lender (the “Existing Lender”) may: (a) assign any of its rights; (b) transfer by novation any of its rights and obligations; or (c) grant any sub-participation in respect of its rights or obligations, under any Bank Facilities Finance Document to another bank or financial institution, insurer or reinsurer or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). 23.2 Separate legal personality Notwithstanding any other provision of this Agreement, a transfer or assignment of Commitments to an entity without separate legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective (except if each of its investors has separate legal personality and no individuals are allowed to invest in it), shall not be enforceable (opposable/tegenstelbaar) against the relevant Borrower and the 108 164178262_52 Commitments purported to be subject to such a transfer or assignment will not give entitlement to any interest payment for this period of non-enforceability. 23.3 Conditions of assignment or transfer (a) On or prior to the Closing Date, an Existing Lender may not make any assignment, transfer or sub-participation in relation to a Facility unless, in each case such assignment, transfer or sub-participation is made: (i) to an Affiliate or to a fund which is a Related Fund of the Existing Lender; (ii) to any other person agreed to by the Company in writing, provided that: (A) no such assignment, transfer or sub-participation shall reallocate, reduce or release such Existing Lender from its obligation to fund its Available Commitment under the relevant Facility by the required time on the Closing Date in respect of the relevant Facility in the event that any transferee or assignees (or subsequent transferee or assignee) fails to do so; and (B) each such Existing Lender shall retain exclusive control over all rights and obligations with respect to its Commitments under the relevant Facility (including, without limitation, all rights with respect to waivers, consents, modifications, amendments and confirmations in relation to the Finance Documents) until the Closing Date; or (iii) at a time when a Material Event of Default has occurred and is continuing. (b) After the Closing Date, an Existing Lender must first obtain the prior written consent of the Company (not to be unreasonably withheld or delayed and deemed given if not expressly refused within 10 Business Days) before it may make an assignment, transfer or Voting Sub-Participation in accordance with Clause 23.1 (Assignments, transfers and sub-participations by the Bank Facilities Lenders) in relation to a Facility, unless, in each case the assignment, transfer or Voting Sub-Participation is made: (i) to an Affiliate or to a fund which is a Related Fund of the Existing Lender; (ii) to another Bank Facilities Lender or an Affiliate of a Bank Facilities Lender or a fund which is a Related Fund of another Bank Facilities Lender; (iii) to an entity on the Approved List; or (iv) at a time when a Material Event of Default has occurred and is continuing.

109 164178262_52 (c) Notwithstanding paragraphs (a) or (b) above, no assignment, transfer or Voting Sub-participation may be made at any time without the express written consent of the Company where the proposed transferee, assignee or sub-participant: (i) is a Loan to Own/Distressed Investor unless a Material Event of Default has occurred and is continuing; (ii) is an Industry Competitor; (iii) a Defaulting Lender; (iv) is incorporated or acting through a Facility Office in a Non-Cooperative Jurisdiction or if the bank account(s) to which payments to which the proposed transferee, assignee or sub-participant will be entitled will be made, are managed by or opened with a person incorporated, resident or established in a Non-Cooperative Jurisdiction or by an office, branch or permanent establishment situated in a Non-Cooperative jurisdiction; (v) is a Prohibited Party; or (vi) is an entity without separate legal personality (rechtspersoonlijkheid / personnalité morale) from a Belgian tax perspective, unless each of its investors has separate legal personality and no individuals are allowed to invest in it, and, for the avoidance of doubt, the requirement in paragraph (b) above that the consent of the Company shall not be unreasonably withheld or delayed shall not apply and the consent of the Company shall not be deemed to have been given unless it has expressly done so. (d) Notwithstanding paragraph (a) or (b) above, no transfer, novation, assignment or Voting Sub-participation of Commitments under the Revolving Facility or DSR Facility or undrawn Commitments under the Capex Facility shall be permitted without the express written consent of the Company unless the assignment, transfer or Voting Sub-Participation is made: (i) to a deposit taking financial institution authorised by a financial services regulator or similar regulatory body which has a long term credit rating equal to or better than BBB or Baa2 (as applicable) according to at least two of Moody’s, Standard & Poor’s or Fitch; (ii) to an Affiliate or to a fund which is a Related Fund of the Existing Lender; (iii) to another Bank Facilities Lender or an Affiliate of a Bank Facilities Lender or a fund which is a Related Fund of another Bank Facilities Lender; or (iv) after a Material Event of Default has occurred and is continuing. (e) Notwithstanding paragraphs (a), (b) or (d) above, no transfer, novation, assignment or Voting Sub-participation of Commitments under the DSR 110 164178262_52 Facility shall be permitted unless the proposed transferee, assignee or sub- participant has the Minimum Rating. (f) Each New Lender must: (i) enter into a Confidentiality Undertaking prior to entering into any assignment, transfer or Voting Sub-Participation pursuant to this Clause 23 (Changes to the Bank Facilities Lenders); and (ii) confirm to the Company and the relevant Existing Lender in its Transfer Certificate, Assignment Agreement or, in the case of a Voting Sub-Participation, otherwise in writing that it is not an entity referred to in paragraph (c) above. (g) The Existing Lender must provide the Company with details of the full legal name of the recipient of any voting rights where a Voting Sub-Participation occurs. (h) An assignment or transfer will only be effective on: (i) receipt by the Bank Facilities Agent (whether in the Transfer Certificate, Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Bank Facilities Agent) that the New Lender will assume the same obligations to the other Bank Facilities Finance Parties and Secured Creditors as it would have been under if it was an Original Bank Facilities Lender; (ii) the New Lender entering into the documentation required for it to accede as a party to this Agreement, the Common Terms Agreement, the Master Definitions Agreement and the ICA in accordance with clause 2.1 (Accession of Additional Secured Creditor) of the ICA and clause 1.6 (Authorised Credit Facilities) of the Common Terms Agreement; and (iii) performance by the Bank Facilities Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Bank Facilities Agent shall promptly notify to the Existing Lender and the New Lender. (i) A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Common Documents in accordance with clause 2.1 (Accession of Additional Secured Creditor) of the ICA, clause 1.6 (Authorised Credit Facilities) of the Common Terms Agreement and the procedure set out in Clause 23.6 (Procedure for transfer) is complied with. (j) If: (i) a Bank Facilities Lender assigns or transfers any of its rights or obligations under the Bank Facilities Finance Documents or changes its Facility Office; and 111 164178262_52 (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Bank Facilities Lender acting through its new Facility Office under Clause 18 (Tax Gross-Up and Indemnities) or Clause 19.1 (Increased Costs), then the New Lender or Bank Facilities Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Bank Facilities Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. (k) Unless otherwise consented to by the Company in writing or such assignment, transfer or Voting Sub-Participation is for all of that Existing Lender’s participation in a Facility, any assignment, transfer or Voting Sub-Participation by an Existing Lender: (i) to an Affiliate or Related Fund of that Existing Lender, shall be in a minimum amount of EUR 500,000 or to any other person shall be in and a minimum amount of EUR 1,000,000; and (ii) must not result in that Existing Lender having a remaining participation in the relevant Facility of less than EUR 5,000,000. (l) Each New Lender, by executing the relevant Transfer Certificate, Increase Confirmation or Assignment Agreement, confirms, for the avoidance of doubt, that the Bank Facilities Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Bank Facilities Lender or Bank Facilities Lenders in accordance with this Agreement, on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement, and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Bank Facilities Lender. (m) If an actual or purported assignment or transfer (or Voting Sub-Participation) of a Bank Facilities Lender’s Commitments or outstandings takes place without the prior consent of the Company (where such consent is required) or otherwise in breach of the conditions set out in this Clause 23 (Changes to the Bank Facilities Lenders), the related commitments and participations shall not be included when ascertaining whether a certain percentage of total Commitments and/or participations has been obtained to any amendment or waiver under any Bank Facilities Finance Document. (n) Notwithstanding any other provision of this Agreement, nothing shall prevent a Bank Facilities Lender without the prior written consent of the Company from obtaining trade or credit insurance or reinsurance, or any analogous form of credit protection (synthetic or otherwise) (a “Credit Risk Mitigation Product”), in connection with the Facilities (whether on a disclosed or an undisclosed basis and including, for the avoidance of doubt, any sub- participation or similar arrangements insofar as it relates to procuring insurance or credit protection) from an Approved Credit Risk Insurer provided that, to the 112 164178262_52 extent that such Credit Risk Mitigation Product requires an assignment, novation, transfer or sub-participation, such assignment, novation, transfer or sub-participation must, at the time of such assignment, novation, transfer or sub- participation, comply with the other provisions of this Clause 23.3 (Conditions of assignment or transfer). 23.4 Assignment or transfer fee (a) The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Bank Facilities Agent (for its own account) a fee of EUR 2,500. (b) No fee is payable pursuant to paragraph (a) above if the assignment or transfer is made by an Existing Lender in connection with primary syndication of the Facilities within 12 months following the date of this Agreement. 23.5 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Bank Facilities Finance Documents, the Transaction Security or any other documents; (ii) the financial condition of the Parent and any Obligor; (iii) the performance and observance by the Parent any Obligor or any other member of the Restricted Group of its obligations under the Bank Facilities Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Bank Facilities Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Bank Facilities Finance Parties and Secured Creditors that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement, and has not relied exclusively on any information provided to it by the Existing Lender or any other Bank Facilities Finance Party in connection with any Bank Facilities Finance Document or Transaction Security; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Bank Facilities Finance Documents, or any Commitment is in force.

113 164178262_52 (c) Nothing in any Bank Facilities Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23.5 (Limitation of responsibility of Existing Lenders); or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Bank Facilities Finance Documents or otherwise. 23.6 Procedure for transfer (a) Subject to the conditions set out in Clause 23.3 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Bank Facilities Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender (together with, for the avoidance of doubt, the related Tax Certificate). The Bank Facilities Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Bank Facilities Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 23.10 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Bank Facilities Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Bank Facilities Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Bank Facilities Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Restricted Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Bank Facilities Agent, each Mandated Lead Arranger, the Security Agent, the New Lender, the other Bank Facilities Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the 114 164178262_52 same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Bank Facilities Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer, and to that extent that the Bank Facilities Agent, each Mandated Lead Arranger, the Security Agent and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Bank Facilities Finance Documents; and (iv) the New Lender shall become a Party as a Bank Facilities Lender. 23.7 Procedure for assignment (a) Subject to the conditions set out in Clause 23.3 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Bank Facilities Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender (together with, for the avoidance of doubt, the related Tax Certificate). The Bank Facilities Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Bank Facilities Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender and the New Lender has provided a duly completed and signed Tax Certificate. (c) Subject to Clause 23.10 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Bank Facilities Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Bank Facilities Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and (iii) the New Lender shall become a Party as a Bank Facilities Lender and will be bound by obligations equivalent to the Relevant Obligations. (d) Bank Facilities Lenders may utilise procedures other than those set out in this Clause 23.7 (Procedure for assignment) to assign their rights under the Bank Facilities Finance Documents (but not without the consent of the relevant Obligor or unless in accordance with Clause 23.6 (Procedure for transfer), to 115 164178262_52 obtain a release by that Obligor from the obligations owed to that Obligor by the Bank Facilities Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.3 (Conditions of assignment or transfer). 23.8 Copy of Transfer Certificate, Assignment Agreement, Accordion Facility Notice and Increase Confirmation to Company The Bank Facilities Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement, Accordion Facility Notice or Increase Confirmation (in each case together with, for the avoidance of doubt, the related Tax Certificate). 23.9 Accession of an Ancillary Lender Any person which provides Ancillary Commitments or an Ancillary Facility (to the extent not already a Bank Facilities Lender) shall become a party to the ICA as a Secured Creditor by executing an Accession Memorandum in accordance with clause 2.1 (Accession of Additional Secured Creditor) of the ICA and clause 1.5 (Authorised Credit Facilities) of the Common Terms Agreement. 23.10 Pro rata interest settlement (a) If the Bank Facilities Agent has notified the Bank Facilities Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders, then (in respect of any transfer pursuant to Clause 23.6 (Procedure for transfer) or any assignment pursuant to Clause 23.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or transferred by the Existing Lender will not include the right to Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and (B) the amount payable for the account of the New Lender on that date will be the amount which, but for the application of this Clause 23.10 (Pro rata interest settlement), would have been 116 164178262_52 payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 23.10 (Pro rata interest settlement), references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 23.10 (Pro rata interest settlement) but which does not have any outstanding participation in any Loans shall be deemed not to be a Bank Facilities Lender for the purposes of ascertaining whether the agreement of any specified group of Bank Facilities Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Bank Facilities Lenders under the Bank Facilities Finance Documents. 23.11 Register and Sub-participant Register (a) The Bank Facilities Agent, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain at one of its offices an electronic copy of each Transfer Certificate, Assignment Agreement and Increase Confirmation delivered to it and a register (in electronic form) (the “Register”) for the recordation of the names and addresses of each Bank Facilities Lender and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank Facilities Lender. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Bank Facilities Agent and each Bank Facilities Lender shall treat each person whose name is recorded in the Register as a Bank Facilities Lender notwithstanding any notice to the contrary. The Bank Facilities Agent shall provide the Company with a copy of the Register within five Business Days of request. (b) In the case of a sub-participation (or any other agreement or arrangement having an economic effect substantially similar to a sub-participation), the person granting the sub-participation (or similar right) shall, acting solely for these purposes as agent for the Obligors, maintain a register (a “Sub-Participant Register”) on which it enters the name and address of each sub-participant (or person holding the similar right) and the Commitment and obligations (including principal and stated interest) in which each sub-participant (or other person) has an interest or obligation. Notwithstanding anything to the contrary hereunder, including without limitation Clause 32 (Calculations and Certificates), the entries in the Sub-Participant Register shall be conclusive absent manifest error, and such person maintaining the Sub-Participant Register shall treat each person whose name is recorded in the Sub-Participant Register as the owner of such sub-participation (or similar right) for all purposes of a Bank Facilities Finance Document notwithstanding any notice to the contrary, provided that no Bank Facilities Lender shall have any obligation to disclose all or any portion of the Sub-Participant Register (including the identity of any sub- participant or any information relating to a sub-participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code or United States Treasury Regulations,

117 164178262_52 including without limitation Section 5f.103-1(c) of the United States Treasury Regulations, or is otherwise required thereunder. 24. REMEDIES ON DEFAULT, ETC. Subject to the terms of the Common Terms Agreement and the ICA, if any Event of Default has occurred and is outstanding, the Bank Facilities Agent may, and shall if so directed by the Majority Bank Facilities Lenders: (a) by notice to the Company: (i) cancel the Total Commitments and/or Ancillary Commitments at which time they shall immediately be cancelled; (ii) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Bank Facilities Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; (iii) declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Bank Facilities Agent on the instructions of the Majority Bank Facilities Lenders; (iv) declare that cash cover in respect of any letter of credit is immediately due and payable at which time it shall become immediately due and payable; (v) declare that cash cover in respect of any letter of credit is immediately due and payable on demand by the Bank Facilities Agent on the instructions of the Majority Initial Revolving Facility Lenders; (vi) declare all or part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be immediately due and payable, at which time they shall become immediately due and payable; and/or (vii) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Bank Facilities Agent on the instructions of the Majority Initial Revolving Facility Lenders; and/or (b) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Bank Facilities Finance Documents. 25. CHANGES TO THE OBLIGORS 25.1 Assignment and transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Bank Facilities Finance Documents, other than in connection with a solvent intra- 118 164178262_52 group reorganisation permitted under paragraph (c), or any transaction contemplated by paragraph (l), in each case of the definition of “Permitted Transaction” in the Master Definitions Agreement provided that in each case, such assignee or transferee must be incorporated in the same jurisdiction as the jurisdiction of incorporation of the Company. 25.2 Repetition of representations Delivery of an Accession Memorandum constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of clause 4.2 (Times for making representations) of the Common Terms Agreement are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 25.3 Additional Borrowers (a) The Company may request that any wholly-owned member of the Group becomes an Additional Borrower under a Facility if: (i) (in relation to an Additional Borrower under the Term Facility) such member of the Group is: (A) incorporated in (1) the Kingdom of Belgium or (2) any other jurisdiction if all the Bank Facilities Lenders under the Term Facility have consented; and (B) resident for Tax purposes in (1) the Kingdom of Belgium or (2) any other jurisdiction if all the Bank Facilities Lenders under the Term Facility have consented; (ii) (in relation to an Additional Borrower under any Facility other than the Term Facility) such member of the Group is: (A) incorporated in (1) the Kingdom of Belgium, Luxembourg or the United States (or any state thereof, including the District of Columbia) or (2) any other jurisdiction if all the Bank Facilities Lenders under the relevant Facility have consented; and (B) resident for Tax purposes in (1) the Kingdom of Belgium, the Netherlands, Luxembourg or the United States (or any state thereof, including the District of Columbia) or (2) any other jurisdiction if all the Bank Facilities Lenders under the relevant Facility have consented; (iii) such member of the Group has acceded to the Common Terms Agreement and the ICA as an Obligor; (iv) the Company has confirmed that no Event of Default is continuing or would occur as a result of that member of the Group becoming an Additional Borrower; 119 164178262_52 (v) it has delivered to the Bank Facilities Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent Documents); and (vi) without prejudice to paragraphs (i) and (ii) above, in respect of any proposed Additional Borrower which is resident for Tax purposes in the Netherlands, the Accession Memorandum in respect of such accession includes relevant tax gross-up and related tax provisions for such Additional Borrower which would otherwise be included in Clause 18 (Tax Gross-up and Indemnities), provided that such provisions are to be agreed between counsel for the Company and counsel for the Bank Facilities Agent on the basis that such provisions should reflect prevailing market practice as at the Signing Date for a Borrower which is tax resident in the Netherlands. (b) The relevant member of the Group will become an Additional Borrower under the relevant Facility when the Bank Facilities Agent notifies the other Bank Facilities Finance Parties and the Company that it has received (or waived receipt of) all of the documents and evidence referred to in paragraph (a)(iv) above in form and substance satisfactory to it (acting reasonably and on the instructions of the Majority Bank Facilities Lenders under the relevant Facility). The Bank Facilities Agent shall notify the Company and the other Bank Facilities Finance Parties promptly upon being so satisfied. Other than to the extent that the Majority Bank Facilities Lenders under the relevant Facility notify the Bank Facilities Agent in writing to the contrary before the Bank Facilities Agent gives such notification, the Bank Facilities Lenders under the relevant Facility each authorise (but do not require) the Bank Facilities Agent to give that notification. The Bank Facilities Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 25.4 Resignation of an Additional Borrower (a) The Company may request that an Additional Borrower ceases to be an Additional Borrower by delivering to the Bank Facilities Agent a duly completed Additional Borrower Resignation Request. (b) The Bank Facilities Agent must accept a Resignation Request and notify the Company and the Bank Facilities Lenders of its acceptance if: (i) no Event of Default is continuing or would result from the acceptance of the Additional Borrower Resignation Request; and (ii) no amount owed by that Additional Borrower under this Agreement is still outstanding. (c) The Additional Borrower will cease to be a Borrower when the Bank Facilities Agent signs the Additional Borrower Resignation Request. The Bank Facilities Agent shall notify the Company and the Bank Facilities Lenders promptly upon signing such Additional Borrower Resignation Request. 120 164178262_52 26. ROLE OF THE BANK FACILITIES AGENT, THE MANDATED LEAD ARRANGERS AND OTHERS 26.1 Appointment of the Bank Facilities Agent (a) Each of the Mandated Lead Arrangers and the Bank Facilities Lenders appoints the Bank Facilities Agent to act as its agent and Secured Creditor Representative under and in connection with the Bank Facilities Finance Documents. (b) Each of the Mandated Lead Arrangers and the Bank Facilities Lenders authorises the Bank Facilities Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Bank Facilities Agent under or in connection with the Bank Facilities Finance Documents, together with any other incidental rights, powers, authorities and discretions. 26.2 Instructions (a) The Bank Facilities Agent shall: (i) unless a contrary indication appears in a Bank Facilities Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Bank Facilities Agent in accordance with any instructions given to it by: (A) all Bank Facilities Lenders if the relevant Bank Facilities Finance Document stipulates that the matter is an all Bank Facilities Lender decision; (B) the Super Majority Bank Facilities Lenders if the relevant Bank Facilities Finance Document stipulates that the matter is a Super Majority Bank Facilities Lender decision; (C) the Majority Term Facility Lenders if the relevant Bank Facilities Finance Document stipulates the matter is a Majority Term Facility Lender decision; (D) the Majority Capex Facility Lenders if the relevant Bank Facilities Finance Document stipulates the matter is a Majority Capex Facility Lender decision; (E) the Majority Initial Revolving Facility Lenders if the relevant Bank Facilities Finance Document stipulates the matter is a Majority Revolving Facility Lender decision; (F) the Majority DSR Facility Lenders if the relevant Bank Facilities Finance Document stipulates the matter is a Majority DSR Facility Lender decision; and (G) in all other cases, the Majority Bank Facilities Lenders; and

121 164178262_52 (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Bank Facilities Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Bank Facilities Lenders (or, if the relevant Bank Facilities Finance Document stipulates that the matter is a decision for any other Bank Facilities Lender or group of Bank Facilities Lenders, from that Bank Facilities Lender or group of Bank Facilities Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Bank Facilities Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Bank Facilities Lender or group of Bank Facilities Lenders under the relevant Bank Facilities Finance Document and unless a contrary indication appears in a Bank Facilities Finance Document, any instructions given to the Bank Facilities Agent by the Majority Bank Facilities Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Bank Facilities Finance Parties (other than the Security Agent). (d) The Bank Facilities Agent may refrain from acting in accordance with any instructions of any Bank Facilities Lender or group of Bank Facilities Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Bank Facilities Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Bank Facilities Agent may act (or refrain from acting) as it considers to be in the best interest of the Bank Facilities Lenders. (f) The Bank Facilities Agent is not authorised to act on behalf of a Bank Facilities Lender (without first obtaining that Bank Facilities Lender’s consent) in any legal or arbitration proceedings relating to any Bank Facilities Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents. 26.3 Duties of the Bank Facilities Agent (a) The Bank Facilities Agent’s duties under the Bank Facilities Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Bank Facilities Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Bank Facilities Agent for that Party by any other Party. (c) Without prejudice to Clause 23.8 (Copy of Transfer Certificate, Assignment Agreement, Accordion Facility Notice and Increase Confirmation to Company), 122 164178262_52 paragraph (b) above shall not apply to any Transfer Certificate or to any Assignment Agreement, Accordion Facility Notice or any Increase Confirmation. (d) Except where a Bank Facilities Finance Document specifically provides otherwise, the Bank Facilities Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Bank Facilities Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Bank Facilities Finance Parties. (f) If the Bank Facilities Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Bank Facilities Finance Party (other than the Bank Facilities Agent, the Security Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Bank Facilities Finance Parties. (g) The Bank Facilities Agent shall, within five Business Days of a request by the Company, provide to the Company a list of the current Bank Facilities Lenders, their respective Commitments and contact details for any communication to be made or document to be delivered under or in connection with the Bank Facilities Finance Documents, provided that the Bank Facilities Agent shall have no obligation to provide such list more than once every month. (h) The Bank Facilities Agent shall have only those duties, obligations and responsibilities expressly specified in the Bank Facilities Finance Documents to which it is expressed to be a party (and no others shall be implied). 26.4 Role of the Mandated Lead Arrangers Except as specifically provided in the Bank Facilities Finance Documents, a Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Bank Facilities Finance Document. 26.5 No fiduciary duties (a) Nothing in any Bank Facilities Finance Document constitutes the Bank Facilities Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person. (b) None of the Bank Facilities Agent, any Mandated Lead Arranger, the Security Agent or any Ancillary Lender shall be bound to account to any Bank Facilities Lender for any sum or the profit element of any sum received by it for its own account. 26.6 Business with the Group The Bank Facilities Agent, the Security Agent, each Mandated Lead Arranger and each Ancillary Lender may accept deposits from, lend money to and generally engage in any 123 164178262_52 kind of banking or other business with any member of the Group, including any member of the Restricted Group. 26.7 Rights and discretions (a) The Bank Facilities Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Bank Facilities Lenders, any Bank Facilities Lender or any group of Bank Facilities Lenders are duly given in accordance with the terms of the Bank Facilities Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Bank Facilities Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Bank Facilities Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under paragraph 1 (Non-payment) of schedule 3 (Events of Default) to the Common Terms Agreement); (ii) any right, power, authority or discretion vested in any Party or any group of Bank Facilities Lenders has not been exercised; (iii) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and (iv) paragraph 18 (Anti-Corruption Law) and paragraph 29 (Sanctions) of schedule 1 (Representations) and paragraph 5 (Anti-Corruption Law) and paragraph 26 (Sanctions) of part 3 (General Covenants) of schedule 2 (Covenants) to the Common Terms Agreement confer rights to each Bank Facilities Finance Party (including voting rights where the amendment or waiver relates to paragraph 29 (Sanctions) of schedule 1 (Representations) and paragraph 26 (Sanctions) of part 3 (General 124 164178262_52 Covenants) of schedule 2 (Covenants) to the Common Terms Agreement). (c) Subject to Clauses 20.1 (Indemnity to the Bank Facilities Agent) and 22.1 (Transaction Expenses) and 22.2 (Amendment Costs), the Bank Facilities Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Bank Facilities Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Bank Facilities Agent (and so separate from any lawyers instructed by the Bank Facilities Lenders) if the Bank Facilities Agent in its reasonable opinion deems this to be necessary or desirable. (e) The Bank Facilities Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Bank Facilities Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of it so relying. (f) The Bank Facilities Agent may act in relation to the Bank Facilities Finance Documents through its officers, employees and agents and the Bank Facilities Agent shall not be: (i) liable for any error of judgment made by any such person; or (ii) bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Bank Facilities Agent’s gross negligence or wilful misconduct. (g) Unless a Bank Facilities Finance Document expressly provides otherwise, the Bank Facilities Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Without prejudice to the generality of paragraph (g) above, the Bank Facilities Agent: (i) may disclose; and (ii) on the written request of the Company or the Majority Bank Facilities Lenders shall, as soon as reasonably practicable after it becomes aware that a Bank Facilities Lender is a Defaulting Lender, disclose, the identity of a Defaulting Lender to the Company and to the other Bank Facilities Finance Parties. (i) Notwithstanding any other provision of any Bank Facilities Finance Document to the contrary, neither the Bank Facilities Agent nor any Mandated Lead

125 164178262_52 Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any other provision of any Bank Facilities Finance Document to the contrary, the Bank Facilities Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 26.8 Responsibility for documentation None of the Bank Facilities Agent, a Mandated Lead Arranger or any Ancillary Lender is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Bank Facilities Agent, a Mandated Lead Arranger, an Ancillary Lender, an Obligor or any other person in or in connection with any Bank Facilities Finance Document or the Information Package or the transactions contemplated in the Bank Facilities Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bank Facilities Finance Document or the Transaction Security; (b) the legality, validity, effectiveness, adequacy or enforceability of any Bank Facilities Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bank Facilities Finance Document or the Transaction Security; or (c) any determination as to whether any information provided or to be provided to any Bank Facilities Finance Party is non-public information, the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 26.9 No duty to monitor The Bank Facilities Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Bank Facilities Finance Document; or (c) whether any other event specified in any Bank Facilities Finance Document has occurred. 126 164178262_52 26.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Bank Facilities Finance Document excluding or limiting the liability of the Bank Facilities Agent or any Ancillary Lender), none of the Bank Facilities Agent or any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever (other than as set out below)) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Bank Facilities Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Bank Facilities Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Bank Facilities Finance Document or the Transaction Security other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Bank Facilities Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third-party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Bank Facilities Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Bank Facilities Agent or any Ancillary Lender in respect of any claim it might have against the Bank Facilities Agent or any Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Bank Facilities Finance Document, and any officer, employee or agent of the Bank Facilities Agent or any Ancillary Lender may rely on this 127 164178262_52 Clause 26.10 (Exclusion of liability) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act. (c) The Bank Facilities Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Bank Facilities Finance Documents to be paid by the Bank Facilities Agent if the Bank Facilities Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Bank Facilities Agent for that purpose. (d) Nothing in this Agreement shall oblige the Bank Facilities Agent or a Mandated Lead Arranger to carry out any: (i) “know your customer” or other checks in relation to any person; or (ii) check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Bank Facilities Lender, on behalf of any Bank Facilities Lender and each Bank Facilities Lender confirms to the Bank Facilities Agent, each Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Bank Facilities Agent, a Mandated Lead Arranger. (e) Without prejudice to any provision of any Bank Facilities Finance Document excluding or limiting the Bank Facilities Agent’s liability, any liability of the Bank Facilities Agent arising under or in connection with any Bank Facilities Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Bank Facilities Agent or, if later, the date on which the loss arises as a result of such default), but without reference to any special conditions or circumstances known to the Bank Facilities Agent at any time which increase the amount of that loss. In no event shall the Bank Facilities Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not foreseeable, whether or not the Bank Facilities Agent can reasonably be regarded as having assumed responsibility at the time this Agreement is entered into, even if the Bank Facilities Agent has been advised of the possibility of such loss or damages, unless the claim for loss or damage is made in respect of fraud on the part of the Bank Facilities Agent. (f) If the Bank Facilities Agent is requested to act on instructions or directions delivered by email or any other unsecured method of communication or any instructions or directions delivered through any electronic platform used to submit instructions, the Bank Facilities Agent shall have no: (i) duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to given instructions or directions on behalf of the Company; and 128 164178262_52 (ii) liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. 26.11 Bank Facilities Lenders’ indemnity to the Bank Facilities Agent (a) Each Bank Facilities Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Bank Facilities Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Bank Facilities Agent (otherwise than by reason of the Bank Facilities Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems etc.), notwithstanding the Bank Facilities Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Bank Facilities Agent) in acting as agent under the Bank Facilities Finance Documents (unless the Bank Facilities Agent has been reimbursed by an Obligor pursuant to a Bank Facilities Finance Document). (b) Subject to paragraph (c) below, in the event that a Bank Facilities Lender makes a payment to the Bank Facilities Agent pursuant to paragraph (a) above and the Company has failed to reimburse (or has failed to procure the reimbursement of) the relevant Bank Facilities Lender or the Bank Facilities Agent for the full amount of such payment when due and payable in accordance with Clause 20.1 (Other Indemnities) or Clause 20.2 (Indemnity to the Bank Facilities Agent), the Company shall, within ten Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), reimburse any Bank Facilities Lender for any amount outstanding in relation to such payment that Bank Facilities Lender makes to the Bank Facilities Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Bank Facilities Lender claims reimbursement relates to a liability of the Bank Facilities Agent to an Obligor. 26.12 Resignation of the Bank Facilities Agent (a) The Bank Facilities Agent may (after consultation with the Company) resign and appoint one of its Affiliates (provided that such entity is a bank authorised to perform banking activities pursuant to the laws of its incorporation) acting through an office in the United Kingdom or any other jurisdiction agreed by the Company as successor by giving notice to the Bank Facilities Lenders and the Company. (b) Alternatively the Bank Facilities Agent may resign by giving 30 days’ notice to the Bank Facilities Lenders and the Company, in which case the Company may appoint a successor Bank Facilities Agent (provided that such entity is a bank authorised to perform banking activities pursuant to the laws of its

129 164178262_52 incorporation) acting through an office in the United Kingdom or any other jurisdiction agreed by the Company. (c) If the Company has not appointed a successor Bank Facilities Agent in accordance with paragraph (b) above within 20 days after the relevant notice of resignation was given, the Majority Bank Facilities Lenders (after consultation with the Company) may appoint a successor Bank Facilities Agent (provided that such entity is a bank authorised to perform banking activities pursuant to the laws of its incorporation) acting through an office in the United Kingdom or any other jurisdiction agreed by the Company. (d) If the Bank Facilities Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Company or the Majority Bank Facilities Lenders are entitled to appoint a successor Bank Facilities Agent under paragraph (b) or (c) above, the Company (after consultation with the Majority Bank Facilities Lenders) or the Majority Bank Facilities Bankers (after consultation with the Company) (as applicable) may (if they conclude (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Bank Facilities Agent to become a party to this Agreement as Bank Facilities Agent) agree with the proposed successor Bank Facilities Agent amendments to this Clause 26 (Role of the Bank Facilities Agent, the Mandated Lead Arrangers and Others) and any other term of this Agreement dealing with the rights or obligations of the Bank Facilities Agent consistent with then current market practice for the appointment and protection of corporate trustees. (e) The retiring Bank Facilities Agent shall make available to the successor Bank Facilities Agent such documents and records and provide such assistance as the successor Bank Facilities Agent may reasonably request for the purposes of performing its functions as Bank Facilities Agent under the Bank Facilities Finance Documents. The Company shall, within ten Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), reimburse the retiring Bank Facilities Agent for the amount of all costs and expenses (including legal fees up to any agreed cap) properly incurred by it in making available such documents and records and providing such assistance. (f) The Bank Facilities Agent’s resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Bank Facilities Agent shall be discharged from any further obligation in respect of the Bank Facilities Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 20.1 (Indemnity to the Bank Facilities Agent), Clause 26.11 (Bank Facilities Lenders’ indemnity to the Bank Facilities Agent) and this Clause 26 (Role of the Bank Facilities Agent, the Mandated Lead Arrangers and Others) (and any agency fees for the account of the retiring Bank Facilities Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party. 130 164178262_52 (h) The Bank Facilities Agent shall resign in accordance with paragraph (b) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Bank Facilities Agent under the Bank Facilities Finance Documents, either: (i) the Bank Facilities Agent fails to respond to a request under Clause 18.8 (FATCA Information) and the Company or a Bank Facilities Lender reasonably believes that the Bank Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Bank Facilities Agent pursuant to Clause 18.8 (FATCA Information) indicates that the Bank Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Bank Facilities Agent notifies the Company and the Bank Facilities Lenders that the Bank Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Bank Facilities Lender reasonably believes that a Party may be required to make a FATCA Deduction that would not be required if the Bank Facilities Agent were a FATCA Exempt Party, and the Company or that Bank Facilities Lender, by notice to the Bank Facilities Agent, requires it to resign. 26.13 Replacement of the Bank Facilities Agent (a) The Company or the Majority Bank Facilities Lenders (after consultation with the Company) may, by giving 30 days’ notice to the Bank Facilities Agent (or, at any time the Bank Facilities Agent is an Impaired Agent, by giving any shorter notice determined by the Company or the Majority Bank Facilities Lenders (after consultation with the Company) (as applicable)) replace the Bank Facilities Agent by appointing a successor Bank Facilities Agent (acting through an office in the United Kingdom or any other jurisdiction agreed by the Company). (b) The retiring Bank Facilities Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Bank Facilities Lenders) make available to the successor Bank Facilities Agent such documents and records and provide such assistance as the successor Bank Facilities Agent may reasonably request for the purposes of performing its functions as Bank Facilities Agent under the Bank Facilities Finance Documents. (c) The appointment of the successor Bank Facilities Agent shall take effect on the date specified in the notice from the Majority Bank Facilities Lenders to the retiring Bank Facilities Agent. As from that date, the retiring Bank Facilities Agent shall be discharged from any further obligation in respect of the Bank Facilities Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 20.1 (Indemnity to the Bank Facilities Agent) and this Clause 26 (Role of the Bank Facilities Agent, the Mandated Lead Arrangers and Others) (and any agency fees for the account 131 164178262_52 of the retiring Bank Facilities Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Bank Facilities Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party. 26.14 Confidentiality (a) In acting as agent for the Bank Facilities Finance Parties, the Bank Facilities Agent shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Bank Facilities Agent, it may be treated as confidential to that division or department and the Bank Facilities Agent shall not be deemed to have notice of it. 26.15 Relationship with the Bank Facilities Lenders (a) Subject to Clause 23.10 (Pro rata interest settlement), the Bank Facilities Agent may treat the person shown in its records as Bank Facilities Lender at the opening of business (in the place of the Bank Facilities Agent’s principal office as notified to the Bank Facilities Finance Parties from time to time) as the Bank Facilities Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Bank Facilities Finance Document on that day; and (ii) entitled to receive and act upon any notice, request document or communication or make any decision or determination under any Bank Facilities Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Bank Facilities Lender to the contrary in accordance with the terms of this Agreement. (b) Each Bank Facilities Lender shall supply the Bank Facilities Agent with any information that the Security Agent may reasonably specify (through the Bank Facilities Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Bank Facilities Lender shall deal with the Security Agent exclusively through the Bank Facilities Agent and shall not deal directly with the Security Agent. (c) Any Bank Facilities Lender may by notice to the Bank Facilities Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Bank Facilities Lender under the Bank Facilities Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address 132 164178262_52 (or such other information), department and officer by that Bank Facilities Lender for the purposes of clause 20 (Notices) of the Common Terms Agreement, and the Bank Facilities Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Bank Facilities Lender. 26.16 Credit appraisal by the Bank Facilities Lenders and Ancillary Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Bank Facilities Finance Document, each Bank Facilities Lender or Ancillary Lender confirms to the Bank Facilities Agent, each Mandated Lead Arranger and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Bank Facilities Finance Document, including but not limited to: (a) the financial condition, status and nature of each member of the Restricted Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Bank Facilities Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bank Facilities Finance Document or the Transaction Security; (c) whether that Bank Facilities Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Bank Facilities Finance Document, the transactions contemplated by the Bank Facilities Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bank Facilities Finance Document or the Transaction Security; (d) the adequacy, accuracy or completeness of the Reports and any other information provided by the Bank Facilities Agent, any Party or by any other person under or in connection with any Bank Facilities Finance Document, the transactions contemplated by any Bank Facilities Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bank Facilities Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security Interest affecting the Charged Property. 26.17 Reliance and engagement letters Each Bank Facilities Finance Party and Secured Creditor confirms that the Mandated Lead Arrangers and the Bank Facilities Agent have authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arrangers or Bank Facilities Agent) the terms of any reliance letter

133 164178262_52 or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Bank Facilities Finance Documents or the transactions contemplated in the Bank Facilities Finance Documents, and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf, and further confirms that it accepts the terms and qualifications set out in such letters. 26.18 Deduction from amounts payable by the Bank Facilities Agent If any Party owes an amount to the Bank Facilities Agent under the Bank Facilities Finance Documents, the Bank Facilities Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Bank Facilities Agent would otherwise be obliged to make under the Bank Facilities Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Bank Facilities Finance Documents that Party shall be regarded as having received any amount so deducted. 26.19 Role of Reference Banks (a) No Reference Bank is under any obligation to provide a quotation or any other information to the Bank Facilities Agent. (b) No Reference Bank will be liable for any action taken by it under or in connection with any Bank Facilities Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct. (c) No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Bank Facilities Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 26.19 (Role of Reference Banks), subject to Clause 1.3 (Third Party Rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999. 27. CONDUCT OF BUSINESS BY THE BANK FACILITIES FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Bank Facilities Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Bank Facilities Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Bank Facilities Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 134 164178262_52 28. SHARING AMONG THE BANK FACILITIES FINANCE PARTIES 28.1 Payments to Bank Facilities Finance Parties (a) Subject to paragraph (ii) below, if a Bank Facilities Finance Party (a “Recovering Bank Facilities Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Bank Facilities Finance Documents, then: (i) the Recovering Bank Facilities Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Bank Facilities Agent; (ii) the Bank Facilities Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Bank Facilities Finance Party would have been paid had the receipt or recovery been received or made by the Bank Facilities Agent and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Bank Facilities Agent in relation to the receipt, recovery or distribution; and (iii) the Recovering Bank Facilities Finance Party shall, within three Business Days of demand by the Bank Facilities Agent, pay to the Bank Facilities Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Bank Facilities Agent determines may be retained by the Recovering Bank Facilities Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments). (b) Paragraph (a)(i) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender. 28.2 Redistribution of payments The Bank Facilities Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Bank Facilities Finance Parties (other than the Recovering Bank Facilities Finance Party) (the “Sharing Bank Facilities Finance Parties”) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Bank Facilities Finance Parties. 28.3 Recovering Bank Facilities Finance Party’s rights On a distribution by the Bank Facilities Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Bank Facilities Finance Party from an Obligor, as between the relevant Obligor and the Recovering Bank Facilities Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 135 164178262_52 28.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Bank Facilities Finance Party becomes repayable and is repaid by that Recovering Bank Facilities Finance Party, then: (a) each Sharing Bank Facilities Finance Party shall, upon request of the Bank Facilities Agent, pay to the Bank Facilities Agent for the account of that Recovering Bank Facilities Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Bank Facilities Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Bank Facilities Finance Party is required to pay) (the “Redistributed Amount”); and (b) as between the relevant Obligor and each relevant Sharing Bank Facilities Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 28.5 Exceptions (a) This Clause 28 (Sharing among the Bank Facilities Finance Parties) shall not apply to the extent that the Recovering Bank Facilities Finance Party would not, after making any payment pursuant to this Clause 28 (Sharing among the Bank Facilities Finance Parties), have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Bank Facilities Finance Party is not obliged to share with any other Bank Facilities Finance Party any amount which the Recovering Bank Facilities Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Bank Facilities Finance Party of the legal or arbitration proceedings; and (ii) that other Bank Facilities Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice, and did not take separate legal or arbitration proceedings. 28.6 Ancillary Lenders (a) This Clause 28 (Sharing among the Bank Facilities Finance Parties) shall not apply to any receipt or recovery by a Revolving Facility Lender in its capacity as an Ancillary Lender at any time prior to service of an Acceleration Notice. (b) Following service of an Acceleration Notice, this Clause 28 (Sharing among the Bank Facilities Finance Parties) shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount. 136 164178262_52 29. PAYMENT MECHANICS 29.1 Payments to the Bank Facilities Agent (a) On each date on which an Obligor or a Bank Facilities Lender is required to make a payment under a Bank Facilities Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Bank Facilities Lender shall make the same available to the Bank Facilities Agent (unless a contrary indication appears in a Bank Facilities Finance Document) for value on the due date at the time and in such funds specified by the Bank Facilities Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euros, in a principal financial centre in a Participating Member State or London), other than a Non-Cooperative Jurisdiction, and with such bank as the Bank Facilities Agent specifies. (c) The Bank Facilities Agent shall as soon as reasonably practicable (and in any case within five Business Days of becoming aware or upon request for confirmation from the Company) notify the Company: (i) if it is or has become a Non-Cooperative Jurisdiction Bank Facilities Finance Party; or (ii) if, in relation to any payments which have been or will be made to it, the bank accounts for such payments are: (A) managed or held by a person or persons incorporated, resident or established in a Non-Cooperative Jurisdiction or by a permanent establishment of a non-resident in Belgium situated in a Non- Cooperative Jurisdiction; or (B) managed or opened with (x) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (y) a branch or office of a financial institution situated in a Non- Cooperative Jurisdiction. 29.2 Distributions by the Bank Facilities Agent Each payment received by the Bank Facilities Agent under the Bank Facilities Finance Documents for another Party shall, subject to Clause 26.18 (Deduction from amounts payable by the Bank Facilities Agent), Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback and pre-funding) be made available by the Bank Facilities Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Bank Facilities Lender, for the account of its Facility Office), to such account at such bank as that Party may notify to the Bank Facilities Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euros, in a principal financial centre in a Participating Member State or London), other than a Non-Cooperative Jurisdiction.

137 164178262_52 29.3 Distributions to an Obligor The Bank Facilities Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Bank Facilities Finance Documents, or in or towards purchase of any amount of any currency to be so applied. 29.4 Clawback and pre-funding (a) Where a sum is to be paid to the Bank Facilities Agent under the Bank Facilities Finance Documents for another Party, the Bank Facilities Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Bank Facilities Agent pays an amount to another Party and it proves to be the case that the Bank Facilities Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Bank Facilities Agent shall on demand refund the same to the Bank Facilities Agent together with interest on that amount from the date of payment to the date of receipt by the Bank Facilities Agent, calculated by the Bank Facilities Agent to reflect its cost of funds. (c) If the Bank Facilities Agent is willing to make available amounts for the account of the Company before receiving funds from the Bank Facilities Lenders, then if and to the extent that the Bank Facilities Agent does so but it proves to be the case that it does not then receive funds from a Bank Facilities Lender in respect of a sum which it paid to the Company: (i) the Bank Facilities Agent shall notify the Company of that Bank Facilities Lender’s identity, as soon as reasonably practicable following a written demand, refund it to the Bank Facilities Agent; and (ii) the Bank Facilities Lender by whom those funds should have been made available or, if that Bank Facilities Lender fails to do so, the Company shall on demand pay to the Bank Facilities Agent the amount (as certified by the Bank Facilities Agent) which will indemnify the Bank Facilities Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Bank Facilities Lender. 29.5 Impaired Bank Facilities Agent (a) If, at any time, the Bank Facilities Agent becomes an Impaired Agent, an Obligor or a Bank Facilities Lender which is required to make a payment under the Bank Facilities Finance Documents to the Bank Facilities Agent in accordance with Clause 29.1 (Payments to the Bank Facilities Agent) may instead either: 138 164178262_52 (i) pay that amount direct to the required recipient; or (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (b) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Bank Facilities Lender making the payment (the “Paying Party”) and designated as a trust account or, if the account is located in a jurisdiction where the trust is not recognised, in a separate interest-bearing bank account, for the benefit of the Party or Parties beneficially entitled to that payment under the Bank Facilities Finance Documents (the “Recipient Party” or the “Recipient Parties”). In each case such payments must be made on the due date for payment under the Bank Facilities Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account or the separate interest-bearing bank account (as the case may be), shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 29.5 (Impaired Bank Facilities Agent) shall be discharged of the relevant payment obligation under the Bank Facilities Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account or the separate interest-bearing bank account (as the case may be). (d) Promptly upon the appointment of a successor Bank Facilities Agent in accordance with Clause 26.13 (Replacement of the Bank Facilities Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with which the trust account or the separate interest-bearing bank account (as the case may be) is held to transfer the amount (together with any accrued interest) to the successor Bank Facilities Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Bank Facilities Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to paragraph (d) above; and (ii) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with which the trust account or the separate interest-bearing bank account (as the case may be) is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 139 164178262_52 29.6 Partial payments (a) If the Bank Facilities Agent receives a payment for application against amounts due in respect of any Bank Facilities Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Bank Facilities Finance Documents, the Bank Facilities Agent shall apply that payment towards the obligations of that Obligor under those Bank Facilities Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Bank Facilities Agent or the Security Agent under the Bank Facilities Finance Documents; (ii) second, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Bank Facilities Finance Documents; (iii) third, in or towards payment pro rata of any principal due but unpaid under those Bank Facilities Finance Documents; and (iv) fourth, in or towards payment pro rata of any other sum due but unpaid under the Bank Facilities Finance Documents. (b) The Bank Facilities Agent shall, if so directed by the Majority Bank Facilities Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor (but will not override the Post-Enforcement Priority of Payments). 29.7 No set-off by Obligors All payments to be made by an Obligor under the Bank Facilities Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 29.8 Business Days (a) Any payment under the Bank Facilities Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 29.9 Currency of account (a) Subject to paragraphs (b) to (e) below, EUR is the currency of account and payment for any sum due from an Obligor under any Bank Facilities Finance Document. 140 164178262_52 (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than EUR shall be paid in that other currency. 29.10 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Bank Facilities Finance Documents to, and any obligations arising under the Bank Facilities Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank Facilities Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Bank Facilities Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Bank Facilities Agent (acting reasonably after consultation with the Company), specifies it to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 29.11 Disruption to payment systems etc. If either the Bank Facilities Agent determines (in its discretion) that a Disruption Event has occurred or the Bank Facilities Agent is notified by the Company that a Disruption Event has occurred: (a) the Bank Facilities Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Bank Facilities Agent may deem necessary in the circumstances; (b) the Bank Facilities Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

141 164178262_52 (c) the Bank Facilities Agent may consult with the Bank Facilities Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Bank Facilities Agent and the Company (whether or not it is finally determined that a Disruption Event has occurred) shall be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Bank Facilities Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers); (e) the Bank Facilities Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Bank Facilities Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.11 (Disruption to payment systems etc.); and (f) the Bank Facilities Agent shall notify the Bank Facilities Finance Parties of all changes agreed pursuant to paragraph (d) above. 30. SET-OFF (a) Subject to Clause 4.3 (Utilisations during an Agreed Certain Funds Period), if an Event of Default is continuing, subject to any restriction in the Common Documents, a Bank Facilities Finance Party may set off any matured obligation due from an Obligor under the Bank Facilities Finance Documents (to the extent beneficially owned by that Bank Facilities Finance Party) against any matured obligation owed by that Bank Facilities Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank Facilities Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Bank Facilities Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms. 31. NOTICES 31.1 Notices The provisions of clause 21 (Notices) of the Common Terms Agreement shall apply to this Agreement (mutatis mutandis) as if set out in this Agreement, and provided that the address for service for any other Bank Facilities Lender shall be as set out in the relevant Transfer Certificate, Assignment Agreement, Accordion Facility Lender Certificate or Increase Confirmation or as set out in any amendment agreement hereto. 142 164178262_52 31.2 Electronic communication The provisions of clause 21.2 (Electronic communication) of the Common Terms Agreement shall apply to this agreement (mutatis mutandis) as if set out in this Agreement. 31.3 English language (a) Any notice given under or in connection with any Bank Facilities Finance Document must be in English. (b) All other documents provided under or in connection with any Bank Facilities Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Bank Facilities Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 32. CALCULATIONS AND CERTIFICATES 32.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Bank Facilities Finance Document, the entries made in the accounts maintained by a Bank Facilities Finance Party are prima facie evidence of the matters to which they relate. 32.2 Certificates and determinations Any certification or determination by a Bank Facilities Finance Party of a rate or amount under any Bank Facilities Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 32.3 Day count convention and interest calculation (a) Any interest, commission or fee accruing under a Bank Facilities Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice; and (ii) subject to paragraph (b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Bank Facilities Finance Document shall be rounded to 2 decimal places. 143 164178262_52 33. PARTIAL INVALIDITY If, at any time, any provision of a Bank Facilities Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction will in any way be affected or impaired. 34. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Bank Facilities Finance Party, any right or remedy under a Bank Facilities Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Bank Facilities Finance Document. No election to affirm any Bank Facilities Finance Document on the part of any Bank Facilities Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Bank Facilities Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 35. AMENDMENTS AND WAIVERS 35.1 ICA All amendments and waivers in respect of any of the terms of this Agreement shall at all times be subject to the terms of the ICA, and if there is any inconsistency between any term of the ICA and any term of this Agreement, the ICA shall prevail. 35.2 Required consents (a) Subject to Clause 35.3 (All Bank Facilities Lender matters), Clause 35.4 (Super Majority Bank Facilities Lender matters), Clause 35.5 (Other Exceptions), Clause 35.6 (Excluded Commitments) and Clause 35.10 (Disenfranchisement of Defaulting Lenders), any term of the Bank Facilities Finance Documents (other than (i) any Fee Letter, which may only be amended by the parties thereto and the Company, (ii) any Ancillary Document, which may only be amended by the parties thereto, and (iii) the Common Documents, which may only be amended in accordance with their terms (and, for the avoidance of doubt, any amendment, waiver or consent in respect of any term used in a Bank Facilities Finance Document but defined in a Common Document may be amended or granted (as applicable) in accordance with the terms of the Common Documents and, without prejudice to the terms of the ICA, without any additional requirement for consent under the terms of this Clause 35 (Amendments and Waivers)) may be amended or waived only with the consent of the Company and: (i) the Majority Bank Facilities Lenders, where all Facilities are affected by the amendment or waiver; or (ii) only the Majority Term Facility Lenders, the Majority Capex Facility Lenders, the Majority Initial Revolving Facility Lenders, the Majority DSR Facility Lenders or the Majority Accordion Facility Lenders, 144 164178262_52 where only the Term Facility, the Capex Facility, the Initial Revolving Facility, the DSR Facility or an Accordion Facility (as applicable) is affected by the amendment or waiver, and any such amendment or waiver will be binding on all Parties. (b) The Bank Facilities Agent may effect, on behalf of any Bank Facilities Finance Party, any amendment or waiver permitted by this Clause 35 (Amendments and Waivers). (c) Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 26.7 (Rights and discretions), the Bank Facilities Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. (d) The Company shall procure that each Obligor and the Parent shall agree to any such amendment or waiver permitted by this Clause 35 (Amendments and Waivers) which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors. (e) An amendment or waiver which relates to the rights or obligations of the Bank Facilities Agent, the Security Agent, a Mandated Lead Arranger or an Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Bank Facilities Agent, the Security Agent, the Mandated Lead Arranger or the Ancillary Lender. (f) Any amendment or waiver which: (i) relates only to the rights or obligations applicable to a particular Utilisation or class of Bank Facilities Lender; and (ii) does not materially and adversely affect the rights or interests of Bank Facilities Lenders in respect of any other Utilisation or another class of Bank Facilities Lender, may be made in accordance with this Clause 35 (Amendments and Waivers) but as if references in this Clause 35 (Amendments and Waivers) to the specified proportion of Bank Facilities Lenders (including, for the avoidance of doubt, all Bank Facilities Lenders) whose consent would, but for this paragraph (f), be required for that amendment or waiver were to that proportion of the Bank Facilities Lenders participating in that particular Utilisation or forming part of that particular class. (g) Any term of the Bank Facilities Finance Documents may be amended or waived by the Company and the Bank Facilities Agent without the consent of any other Party in order to cure defects or omissions or resolve ambiguities or inconsistencies or correct manifest errors, if such amendment or waiver is of a minor, technical or administrative nature, in order to facilitate the commitment or use of an Accordion Facility or otherwise if such amendment or waiver is otherwise for the benefit of all the Bank Facilities Lenders.

145 164178262_52 35.3 All Bank Facilities Lender matters (a) Subject to, without limitation, paragraphs (e), (f) and (g) of Clause 35.2 (Required Consents), Clause 35.6 (Excluded Commitments), Clause 35.5 (Other Exceptions), Clause 35.12 (Introduction of Sustainability Amendments), Clause 35.7 (Changes to Reference Rates) and Clause 35.10 (Disenfranchisement of Defaulting Lenders), an amendment, waiver or (in the case of the Security Documents) a consent of, or in relation to, any term of any Bank Facilities Finance Document that has the effect of changing or which relates to: (i) the definition of “Majority Bank Facilities Lenders”, “Super Majority Bank Facilities Lenders”, “Change of Control”, “Specified Change of Control” or “Structural Adjustment” in Clause 1.1 (Definitions); (ii) an extension to the date of payment of any amount under the Bank Facilities Finance Documents to which the Bank Facilities Lenders or the Bank Facilities Agent are party (other than in respect of any Excess Cashflow Lock-Up Amount, Disposal Proceeds, Insurance Proceeds, Excess Cashflow Sweep Amount and agency fees); (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees, commission or other amount payable under the Bank Facilities Finance Documents (other than the Common Documents and other than in relation to the prepayment of any Excess Cashflow Lock-Up Amount, Disposal Proceeds, Insurance Proceeds, Excess Cashflow Sweep Amount and other than in relation to Clause 35.12 (Introduction of Sustainability Amendments) or any agency fees); (iv) a change in currency of payment of any amount or any Commitment under the Bank Facilities Finance Documents to which the Bank Facilities Lenders or the Bank Facilities Agent are party (other than in respect of agency fees); (v) (other than in accordance with any Structural Adjustment, Clause 2.2 (Increase) and Clause 8 (Establishment of Accordion Facilities)), an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Bank Facilities Lenders rateably under the relevant Facility (unless such increase would otherwise qualify as Permitted Additional Debt where the creditors of such Permitted Additional Debt have consented to the provision of such Permitted Additional Debt); (vi) a change to the Company as Borrower other than in accordance with Clause 25 (Changes to the Obligors) or in accordance with the ICA or the Common Terms Agreement; (vii) any provision which expressly requires the consent of all the Bank Facilities Lenders; 146 164178262_52 (viii) Clause 2.3 (Bank Facilities Finance Parties’ rights and obligations), Clause 10.1 (Illegality), Clause 11.1 (Exit), Clause 12.9 (Application of mandatory prepayments), Clause 23 (Changes to the Bank Facilities Lenders), Clause 28 (Sharing among the Bank Facilities Finance Parties), this Clause 35 (Amendments and waivers), Clause 43 (Governing Law) or Clause 44 (Enforcement); and (ix) the ranking, subordination or application of proceeds provided for in the Bank Facilities Finance Documents, shall not be made or given without the prior consent of all the Bank Facilities Lenders (other than changes consequential, or required, to implement a Structural Adjustment). 35.4 Super Majority Bank Facilities Lender matters (a) Subject to Clause 35.6 (Excluded Commitments), Clause 35.12 (Introduction of Sustainability Amendments), Clause 35.7 (Changes to Reference Rates) and Clause 35.10 (Disenfranchisement of Defaulting Lenders), an amendment, waiver or (in the case of the Security Documents) a consent of, or in relation to, any term of any Bank Facilities Finance Document that has the effect of changing or which relates to: (i) (other than as permitted by the provisions of any Bank Facilities Finance Document): (A) the nature or scope of the Charged Property; (B) the nature or scope of the guarantee and indemnity granted under clause 8 (Guarantee and Indemnity) of the ICA; or (C) the manner in which the proceeds of enforcement of the Transaction Security are distributed, except in the case of sub-paragraphs (A) and (B) above, insofar as it relates to a Permitted Disposal, a Permitted Transaction or other matter permitted by any Bank Facilities Finance Document (and, in each case, the Security Agent is irrevocably authorised (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Secured Creditor) to effect such consent, release, amendment or waiver in accordance with the terms of the ICA); or (ii) the release of any guarantee and indemnity granted under clause 8 (Guarantee and Indemnity) of the ICA or of any Transaction Security unless permitted under this Agreement or any other Bank Facilities Finance Document or relating to a Permitted Disposal, a Permitted Transaction or other matter permitted by any Bank Facilities Finance Document (and the Security Agent is irrevocably authorised (at the cost of the Company and without any consent, sanction, authority or further confirmation from any Secured Creditor) to effect such amendment or waiver in accordance with the terms of the ICA), 147 164178262_52 shall not be made or given without the prior consent of the Super Majority Bank Facilities Lenders unless: (i) permitted under this Agreement or any other Bank Facilities Finance Document; (ii) relating to a Permitted Transaction, a Permitted Disposal or to a sale or disposal of or other transaction related to an asset which is the subject of the Transaction Security where such sale or disposal or other transaction (including for the avoidance of doubt from Obligors to non-Obligors) is not prohibited under this Agreement or any other Bank Facilities Finance Document or in circumstances where the Security Agent would be obliged and authorised to release the relevant Transaction Security pursuant to the terms of the ICA; (iii) such release is consequential on or required to implement any Accordion Facility or any Structural Adjustment; or (iv) such release is conditional upon prepayment in full of the Facilities, and, for the avoidance of doubt, in the circumstances described in paragraphs (i) to (iv) above, no consent shall be required from the Secured Creditors for the relevant release which shall be made promptly by the Security Agent, or the relevant Secured Creditors, following the request of the Company. 35.5 Other exceptions (a) A Structural Adjustment shall only require the prior consent of the Company and each Bank Facilities Lender that is participating in that Structural Adjustment and shall not require the consent of any other Bank Facilities Lender unless such Structural Adjustment is to increase the Total Commitments (taking account of any associated cancellation of Commitments), in which case such Structural Adjustment shall also require the consent of the Majority Bank Facilities Lenders (in addition to those Bank Facilities Lenders participating in the Structural Adjustment). (b) Notwithstanding any other term, condition or restriction in any other Bank Facilities Finance Document, the Parties agree that, in connection with any Structural Adjustment or the establishment of any Accordion Facility, each applicable Obligor is and the Security Agent is authorised to enter into any new Security Document and/or amend or waive any terms of an existing Security Document and/or release any asset from Transaction Security (and shall take such actions), in each case, subject to the terms of the ICA (including clause 9 (The Security) of the ICA), as the case may be and subject to the following conditions: (i) any new Transaction Security which secures the Facilities shall be: (A) subject to the Agreed Security Principles and applicable law, granted in favour of the Security Agent for and on behalf of the 148 164178262_52 relevant Bank Facilities Lenders (as applicable) and the then existing Secured Creditors; (B) (if applicable) on terms substantially the same (except that it shall also secure any Accordion Facilities and any other Facilities arising as a result of or in connection with a Structural Adjustment) as the terms of the existing Transaction Security over equivalent asset(s); and (C) for the purposes of the ICA, treated as securing amounts not in priority to the then existing Transaction Security; and (ii) any amendment or waiver of a Security Document or release or release and re-grant of Transaction Security shall only be undertaken: (A) if required under the terms of the Accordion Facilities or any other Facilities arising as a result of or in connection with a Structural Adjustment or to the extent necessary under applicable law to ensure that any Accordion Facilities or any other Facilities arising as a result of or in connection with a Structural Adjustment rank in right of payment and security with the Secured Debt in accordance with the Common Documents; and (B) if any asset is to be released from Transaction Security, promptly upon giving effect to that release, subject to the Agreed Security Principles, replacement Transaction Security is granted in favour of the Security Agent for and on behalf of the relevant lenders and the existing Secured Creditors on substantially the same terms as the Transaction Security released (except that it shall also secure the Accordion Facilities and any other Facilities arising as a result of or in connection with a Structural Adjustment) provided that, in each case, a release coupled with the retaking of Transaction Security shall only be effected where it is not otherwise possible for that Accordion Facility or other Facilities arising as a result of or in connection with a Structural Adjustments to so share the benefit of the Transaction Security and there is no reasonable alternative structure having regard to the Agreed Security Principles and, further, having commercially substantially the same effect (such as, for example, the existing Transaction Security not being released and re-taken but instead subsequent ranking Transaction Security being granted in respect of that Accordion Facility or other Facilities) arising as a result of or in connection with a Structural Adjustment and the Bank Facilities Lenders and the person(s) providing such Accordion Facility or other Facilities arising as a result of or in connection with a Structural Adjustment relying on the contractual ranking agreed in respect of that Accordion Facility or other Facilities arising as a result of or in connection with a Structural Adjustment and the Transaction Security in the ICA and related provisions, such as

149 164178262_52 the Accordion Facility Lenders’ rights and the rights of the person(s) providing such other Facilities arising as a result of or in connection with a Structural Adjustment share recoveries under the ICA pro rata and pari passu with the other Bank Facilities Lenders. 35.6 Excluded Commitments If any Bank Facilities Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of this Agreement or other vote of Bank Facilities Lenders under the terms of this Agreement within 10 Business Days (unless the Company and the Bank Facilities Agent agree to a longer time period in relation to any request) of that request being received by the relevant Bank Facilities Lender then: (a) its Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request or carry that vote (as applicable); and (b) its status as a Bank Facilities Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Bank Facilities Lenders has been obtained to approve that request or carry that vote (as applicable). 35.7 Primary Term Rate If any Primary Term Rate is not available for a currency which can be selected for a Utilisation, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Primary Term Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that the Bank Facilities Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currencies as, the Facilities. 35.8 Changes to reference rates Any amendment or waiver which relates to providing for the use of any alternative benchmark rate (each a “Replacement Benchmark”) as the replacement for any Reference Rate from time to time for the purpose of any Utilisation in any currency under any Facility under this Agreement including, without limitation: (a) aligning any provision of any Bank Facilities Finance Document to the use of that Replacement Benchmark; (b) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes 150 164178262_52 required to enable that Replacement Benchmark to be used for the purposes of this Agreement);implementing market conventions applicable to that Replacement Benchmark; (c) providing for appropriate fall-back (and market disruption) provisions for that Replacement Benchmark; (d) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark; (e) any other amendment or waiver which may be reasonably required, appropriate, necessary or desirable in connection with and/or to facilitate the implementation and use of such Replacement Benchmark; or (f) any further modification to the terms relating to that Replacement Benchmark after its implementation under this Agreement, may be made with the consent of the Bank Facilities Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Bank Facilities Lenders or any other Bank Facilities Finance Party) and the Company (in each case, acting reasonably) from time to time, provided that in selecting any alternative benchmark rate the Bank Facilities Agent and the Company shall consider the benchmark rates being used at that time in the then prevailing market for syndicated debt financings of a similar size to, and in the same currency as, the relevant Utilisation or Facility and, for the avoidance of doubt, the Bank Facilities Agent and the Company may agree to provide for the use of different benchmark rates for different Utilisations and/or Facilities under this Agreement notwithstanding that they may be denominated in the same currency. 35.9 Replacement or repayment of Bank Facilities Lender (a) If at any time: (i) any Bank Facilities Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or (ii) an Obligor becomes obliged to repay any amount in accordance with Clause 10.1 (Illegality), or to pay additional amounts pursuant to Clause 19.1 (Increased Costs), Clause 18.2 (Tax gross-up) or Clause 18.3 (Tax indemnity) to any Bank Facilities Lender or any Bank Facilities Lender becomes a Market Disruption Lender; then the Company may by giving written notice to the Bank Facilities Agent and such Bank Facilities Lender: (A) replace such Bank Facilities Lender by requiring such Bank Facilities Lender to (and, to the extent permitted by law, such Bank Facilities Lender shall) transfer pursuant to Clause 23 (Changes to the Bank Facilities Lenders) all (and not part only) of its rights and obligations under this Agreement to a Bank Facilities Lender or other Eligible Institution (a “Replacement 151 164178262_52 Lender”) selected by the Company and which confirms its willingness to assume and does assume all the obligations of the transferring Bank Facilities Lender in accordance with Clause 23 (Changes to the Bank Facilities Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Bank Facilities Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Bank Facilities Finance Documents; (B) prepay the participation of that Bank Facilities Lender in all outstanding Utilisations, together with accrued interest, Break Costs and all other amounts accrued under the Bank Facilities Finance Documents following which time the Commitments of that Bank Facilities Lender will be cancelled in full; or (C) if additional amounts are required to be paid (in respect of an advance under a Finance Document to the Original Borrower) to a Bank Facilities Lender which does not have legal personality from a Belgian tax perspective pursuant to Clause 19.1 (Increased Costs), Clause 18.2 (Tax gross-up) or Clause 18.3 (Tax indemnity) as a consequence of one or more limited partners, investors or persons having an economic interest in such Bank Facilities Lender (each a “Relevant Investor”), prepay a portion of the participation of that Bank Facilities Lender in all outstanding Utilisations together with accrued interest and Break Costs in an amount proportionate to the aggregate interest of the Relevant Investors in such Bank Facilities Lender to facilitate the redemption of the Relevant Investors’ investment or economic interest in such Bank Facilities Lender such that additional amounts are no longer required to be paid to such Bank Facilities Lender pursuant to Clause 19.1 (Increased Costs), Clause 18.2 (Tax gross-up) or Clause 18.3 (Tax indemnity) (and, following any such prepayment, the corresponding Commitments will be cancelled) provided that the rights of the Company under this sub- paragraph (C) may not be exercised if the relevant Bank Facilities Lender confirms that it is unable to redeem the investment or other economic interest of each Relevant Investor, having used all commercially reasonable efforts. (b) The replacement of a Bank Facilities Lender pursuant to this Clause shall be subject to the following conditions: (i) the Company shall have no right to replace the Bank Facilities Agent (unless such right arises as a result of the operation of Clause 26.13 (Replacement of the Bank Facilities Agent)) or the Security Agent in their capacity as Bank Facilities Agent or Security Agent, as applicable; (ii) neither the Bank Facilities Agent nor the Bank Facilities Lender shall have any obligation to the Company to find a Replacement Lender; 152 164178262_52 (iii) in no event shall the Bank Facilities Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Bank Facilities Lender pursuant to the Bank Facilities Finance Documents; and (iv) the Bank Facilities Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer. (c) A Bank Facilities Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable and in any event within five Business Days following delivery of a notice referred to in paragraph (a) above and shall notify the Bank Facilities Agent and the Company when it is satisfied that it has complied with those checks. (d) In the event that: (i) the Company or the Bank Facilities Agent (at the request of the Company) has requested the Bank Facilities Lenders to give a consent in relation to, or to agree to a waiver or amendment of any provisions of the Bank Facilities Finance Documents; (ii) the consent, waiver or amendment in question requires the approval of: (A) all Bank Facilities Lenders, and Bank Facilities Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate more than 85 per cent. of the Total Commitments prior to that reduction); or (B) the Super Majority Bank Facilities Lenders, and Bank Facilities Lenders whose Commitments aggregate more than 50 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate more than 50 per cent. of the Total Commitments prior to that reduction), have consented to such waiver or amendment, then any Bank Facilities Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”. 35.10 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Bank Facilities Lenders, the Super Majority Bank Facilities Lenders or any other group of Bank Facilities Lenders; or (ii) whether:

153 164178262_52 (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, the Total Term Facility Commitments, the Total Capex Facility Commitments, the Total Initial Revolving Facility Commitments, the Total Accordion Facility Commitments or the Total DSR Facility Commitments; or (B) the agreement of a specified group of Bank Facilities Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Bank Facilities Lenders under the Bank Facilities Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Bank Facilities Lender for the purposes of paragraphs (i) and (ii) above. (b) For the purposes of this Clause 35.10 (Disenfranchisement of Defaulting Lenders), the Bank Facilities Agent may assume that the following Bank Facilities Lenders are Defaulting Lenders: (i) any Bank Facilities Lender which has notified the Bank Facilities Agent that it has become a Defaulting Lender; and (ii) any Bank Facilities Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Bank Facilities Lender concerned (together with any Supporting Evidence reasonably requested by the Bank Facilities Agent) or the Bank Facilities Agent is otherwise aware that the Bank Facilities Lender has ceased to be a Defaulting Lender. 35.11 Replacement or repayment of a Defaulting Lender (a) The Company may, at any time a Bank Facilities Lender has become and continues to be a Defaulting Lender, by giving written notice to the Bank Facilities Agent and such Bank Facilities Lender: (i) prepay the participation of that Bank Facilities Lender in all outstanding Utilisations, together with accrued interest, Break Costs and all other amounts accrued under the Bank Facilities Finance Documents following which time the Commitments of that Bank Facilities Lender will be cancelled in full, provided that any such prepayment is made with the proceeds of New Shareholder Injections or from amounts which would otherwise be available to fund a Restricted Payment; or (ii) (A) replace such Bank Facilities Lender by requiring such Bank Facilities Lender to (and, to the extent permitted by law, such Bank Facilities Lender shall) transfer pursuant to Clause 23 154 164178262_52 (Changes to the Bank Facilities Lenders) all (and not part only) of its rights and obligations under this Agreement; (B) require such Bank Facilities Lender to (and, to the extent permitted by law, such Bank Facilities Lender shall) transfer pursuant to Clause 23 (Changes to the Bank Facilities Lenders) all (and not part only) of the undrawn Commitment of the Bank Facilities Lender; or (C) require such Bank Facilities Lender to (and, to the extent permitted by law, such Bank Facilities Lender shall) transfer pursuant to Clause 23 (Changes to the Bank Facilities Lenders) all (and not part only) of its rights and obligations in respect of the Facilities, (D) to a Bank Facilities Lender or other Eligible Institution (a “Replacement Lender”) selected by the Company which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Bank Facilities Lender in accordance with Clause 23 (Changes to the Bank Facilities Lenders) for a purchase price in cash payable at the time of transfer which is either: (I) in an amount equal to the outstanding principal amount of such Bank Facilities Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Bank Facilities Finance Documents; or (II) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (I) above. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions: (i) the Company shall have no right to replace the Bank Facilities Agent or Security Agent in their capacity as Bank Facilities Agent or Security Agent, as applicable; (ii) neither the Bank Facilities Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender; (iii) the transfer must take place no later than 90 days after the notice referred to in paragraph (a) above is given; (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Bank Facilities Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has 155 164178262_52 complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (c) The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Bank Facilities Agent and the Company when it is satisfied that it has complied with those checks. 35.12 Introduction of Sustainability Amendments (a) The Parties acknowledge that the Company intends to implement certain Sustainability Amendments after the Closing Date and the Company and the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders of each relevant Facility) shall enter into good faith negotiations with a view to agreeing such Sustainability Amendments pursuant to paragraph (c) below. (b) The Company may notify the Bank Facilities Agent at any time that it requests to amend this Agreement pursuant to paragraph (c) below (an “Amendment Process Request”). As soon as reasonably practicable after delivering an Amendment Process Request to the Bank Facilities Agent (or at any time prior to the delivery of the Amendment Process Request), the Company shall at its sole discretion appoint one or more Bank Facilities Lender(s) and/or one or more Affiliate(s) of a Bank Facilities Lender as Sustainability Coordinators. The terms of such appointment shall be agreed between the Company and such persons. (c) Promptly upon delivery of the Amendment Process Request to the Bank Facilities Agent, the Company and the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders of each relevant Facility) shall enter into good faith negotiations with a view to agreeing on the Sustainability KPI Supplement. (d) The Company shall provide the Bank Facilities Agent with any other information which the Bank Facilities Agent may reasonably require in connection with the negotiations pursuant to paragraph (c) above. (e) Any amendment or waiver which relates to the Sustainability KPIs, the Sustainability Performance Targets or any other aspect of the Sustainability Amendments, may be made with the consent of the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders of each relevant Facility) and the Company. (f) Any amendment or waiver which relates to a Sustainability Margin Adjustment: (i) of up to and including 0.10% of the Margin may be made with the consent of the Bank Facilities Agent (acting on the instructions of the Majority Bank Facilities Lenders of each relevant Facility) and the Company; and 156 164178262_52 (ii) in excess of 0.10% of the Margin shall not be made without the prior consent of all Bank Facilities Lenders of each relevant Facility. (g) Notwithstanding any other term of the Finance Documents, no breach of this Clause 35.12 (Introduction of Sustainability Amendments) or, following the implementation of the Sustainability Amendments, failure to achieve any Sustainability KPIs or comply with any undertaking relating to the Sustainability KPIs shall constitute a breach of any representation and warranty or undertaking in the Finance Documents and shall not result in the occurrence of a Default or an Event of Default. 35.13 Sustainability-linked communications Neither the Company nor any Bank Facilities Finance Party shall, prior to the Sustainability Effective Date, make any external publication, press release or communication in connection with any sustainability link in the Facilities without prior consent of the Company. 36. CONFIDENTIAL INFORMATION 36.1 Confidentiality The provisions of clause 18 (Disclosure of Information) of the Common Terms Agreement shall apply to this Agreement (mutatis mutandis) as if set out in full in this Agreement. 36.2 Inside information Each of the Bank Facilities Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use or disclosure of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse, and each of the Bank Facilities Finance Parties undertakes not to use any Confidential Information for any unlawful purpose or disclose any Confidential Information, if such disclosure would be unlawful. 37. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS 37.1 Confidentiality and disclosure (a) The Bank Facilities Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Bank Facilities Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below. (b) The Bank Facilities Agent may disclose: (i) any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 14.5 (Notification of rates of interest); and

157 164178262_52 (ii) any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Bank Facilities Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Bank Facilities Agent and the relevant Bank Facilities Lender or Reference Bank, as the case may be. (c) The Bank Facilities Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Bank Facilities Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Bank Facilities Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Bank Facilities Lender or Reference Bank, as the case may be. (d) The Bank Facilities Agent’s obligations in this Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under 158 164178262_52 Clause 14.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Bank Facilities Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification. 37.2 Related obligations (a) The Bank Facilities Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Bank Facilities Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Bank Facilities Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Bank Facilities Agent, any Reference Bank Quotation for any unlawful purpose. (b) The Bank Facilities Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Bank Facilities Lender or Reference Bank, as the case may be: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations). 37.3 No Event of Default No Event of Default will occur by reason only of an Obligor’s failure to comply with this Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations). 38. DISCLOSURE OF BANK FACILITIES LENDER DETAILS BY BANK FACILITIES AGENT 38.1 Supply of Bank Facilities Lender details at the Company’s direction (a) The Bank Facilities Agent shall, at the request of the Company, disclose the identity of the Bank Facilities Lenders and the details of the Bank Facilities Lenders’ Commitments to any: (i) other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Bank Facilities Finance Documents or a material waiver or amendment of any term of any Bank Facilities Finance Document; and (ii) member of the Restricted Group. (b) The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, 159 164178262_52 except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information. 38.2 Supply of Bank Facilities Lender details to other Bank Facilities Lenders (a) If a Bank Facilities Lender (a “Disclosing Lender”) indicates to the Bank Facilities Agent that the Bank Facilities Agent may do so, the Bank Facilities Agent shall disclose that Bank Facilities Lender’s name and Commitment to any other Bank Facilities Lender that is, or becomes, a Disclosing Lender. (b) The Bank Facilities Agent shall, if so directed by the Requisite Lenders, request that each Bank Facilities Lender indicate to it whether it is a Disclosing Lender. 38.3 Bank Facilities Lender enquiry If any Bank Facilities Lender believes that any entity is, or may be, a Bank Facilities Lender and an Insolvency Event occurs in relation to that entity, the Bank Facilities Agent shall, at the request of that Bank Facilities Lender, indicate to that Bank Facilities Lender the extent to which that entity has a Commitment. 38.4 Bank Facilities Lender details definitions In this Clause 38 (Disclosure of Bank Facilities Lender details by Bank Facilities Agent): “Requisite Lenders” means a Bank Facilities Lender or Bank Facilities Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction). 39. COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS 39.1 Company representations and warranties The Company (and each Obligor to the extent set out therein) represents and warrants to the Bank Facilities Finance Parties on the terms of the representations and warranties contained in schedule 1 (Representations) to the Common Terms Agreement at the times described in clause 4.2 (Times for making representations) of the Common Terms Agreement. 39.2 Company covenants The Company (and each Obligor to the extent set out therein) covenants with the Bank Facilities Finance Parties on the terms of the covenants contained in schedule 2 (Covenants) to the Common Terms Agreement. 160 164178262_52 40. COUNTERPARTS Each Bank Facilities Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Bank Facilities Finance Document. 41. CONTRACTUAL RECOGNITION OF BAIL-IN The provisions of clause 44 (Contractual Recognition of Bail-In) of the ICA shall apply to this Agreement (mutatis mutandis) as if set out in full in this Agreement. 42. QFC CREDIT SUPPORT To the extent that any Bank Facilities Finance Document provides support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC or such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under any Finance Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and each Bank Facilities Finance Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) For the purposes of paragraph (a) of this Clause 42, the following terms have the following meanings:

161 164178262_52 “BHC Act Affiliate” of a Party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 43. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 44. ENFORCEMENT 44.1 Jurisdiction of English Courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary. 44.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor: (i) irrevocably appoints Liberty Global Europe Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Bank Facilities Finance Document; and (ii) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must appoint another agent within fourteen days on terms acceptable 162 164178262_52 to the Bank Facilities Agent. Failing this, the Bank Facilities Agent may appoint another process agent for this purpose. 44.3 Waiver of trial by jury EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY BANK FACILITIES FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY BANK FACILITIES FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT. 44.4 U.S. Patriot Act Each Bank Facilities Finance Party that is subject to the requirements of the U.S. Patriot Act and/or the Beneficial Ownership Regulation hereby notifies each Obligor that pursuant to the requirements of the U.S. Patriot Act and/or the Beneficial Ownership Regulation, as applicable, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Bank Facilities Finance Party to identify the Obligors in accordance with the U.S. Patriot Act and/or the Beneficial Ownership Regulation, as applicable. Each Obligor agrees that it will provide each Finance Party with such information as it may request in order for such Finance Party to satisfy the requirements of the U.S. Patriot Act and/or the Beneficial Ownership Regulation, as applicable. THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement. 163 164178262_52 SCHEDULE 1 ORIGINAL BANK FACILITIES LENDERS Part 1: - Original Term Facility Lenders Name of Original Term Facility Lender Term Facility Commitment (EUR) BNP Paribas Fortis SA/NV 418,524,812 Goldman Sachs Bank USA 261,566,512 MUFG Bank (Europe) N.V., Germany Branch 418,524,812 National Westminster Bank Plc 250,927,102 NatWest Markets Plc 110,639,410 Coöperatieve Rabobank U.A 161,514,000 Deutsche Bank AG 217,566,000 ING Bank N.V. 159,300,000 Societe Generale, London branch 217,566,000 ABN AMRO Bank N.V. 51,923,077 Belfius Bank NV/SA 46,551,724 Crédit Agricole Corporate and Investment Bank 93,103,448 Goldman Sachs Lux Investment Funds IV acting in respect of its sub-fund European Infrastructure Debt (Lux), represented by Goldman Sachs Asset Management B.V., in its capacity as Alternative Investment Fund Manager 28,500,000 J.P. Morgan SE 77,586,207 KBC Bank NV 77,586,207 Royal Bank of Canada 62,068,965 Scotiabank (Ireland) Designated Activity Company (SIDAC) 46,551,724 Total 2,700,000,000 164 164178262_52 Part 2: - Original Capex Facility Lenders Name of Original Capex Facility Lender Capex Facility Commitment (EUR) BNP Paribas Fortis SA/NV 203,584,407 Goldman Sachs Bank USA 127,233,959 MUFG Bank (Europe) N.V., Germany Branch 203,584,407 National Westminster Bank Plc 121,407,115 NatWest Markets Plc 5,826,844 Coöperatieve Rabobank U.A 71,784,000 Deutsche Bank AG 96,696,000 ING Bank N.V. 70,800,000 Societe Generale, London branch 96,696,000 ABN AMRO Bank N.V. 23,076,923 Belfius Bank NV/SA 20,689,655 Crédit Agricole Corporate and Investment Bank 41,379,310 J.P. Morgan SE 34,482,759 KBC Bank NV 34,482,759 Royal Bank of Canada 27,586,207 Scotiabank (Ireland) Designated Activity Company (SIDAC) 20,689,655 Total 1,200,000,000

165 164178262_52 Part 3: - Original Initial Revolving Facility Lenders Name of Original Initial Revolving Facility Lender Initial Revolving Facility Commitment (EUR) BNP Paribas Fortis SA/NV 37,747,782 Goldman Sachs Bank USA 23,591,150 MUFG Bank (Europe) N.V., Germany Branch 37,747,782 National Westminster Bank Plc 22,467,667 NatWest Markets Plc 1,123,483 Coöperatieve Rabobank U.A 12,861,300 Deutsche Bank AG 17,324,700 ING Bank N.V. 12,685,000 Societe Generale, London branch 17,324,700 Belfius Bank NV/SA 3,706,897 Crédit Agricole Corporate and Investment Bank 7,413,793 J.P. Morgan SE 6,178,160 KBC Bank NV 6,178,160 Royal Bank of Canada 4,942,529 Scotiabank (Ireland) Designated Activity Company (SIDAC) 3,706,897 Total 215,000,000 166 164178262_52 Part 4: - Original DSR Facility Lenders Name of Original DSR Facility Lenders DSR Facility Commitment (EUR) BNP Paribas Fortis SA/NV 41,259,203 Goldman Sachs Bank USA 25,785,675 MUFG Bank (Europe) N.V., Germany Branch 41,259,203 National Westminster Bank Plc 24,557,682 NatWest Markets Plc 1,227,993 Coöperatieve Rabobank U.A 14,057,700 Deutsche Bank AG 18,936,300 ING Bank N.V. 13,865,000 Societe Generale, London branch 18,936,300 Belfius Bank NV/SA 4,051,724 Crédit Agricole Corporate and Investment Bank 8,103,449 J.P. Morgan SE 6,752,874 KBC Bank NV 6,752,874 Royal Bank of Canada 5,402,299 Scotiabank (Ireland) Designated Activity Company (SIDAC) 4,051,724 Total 235,000,000 167 164178262_52 Part 5: - Mandated Lead Arrangers BNP Paribas Fortis SA/NV Goldman Sachs Bank USA MUFG Bank (Europe) N.V., Germany Branch National Westminster Bank Plc NatWest Markets Plc Coöperatieve Rabobank U.A. Deutsche Bank AG ING Bank N.V. Societe Generale, London branch ABN AMRO Bank N.V. Belfius Bank NV/SA Crédit Agricole Corporate and Investment Bank Goldman Sachs Lux Investment Funds IV acting in respect of its sub-fund European Infrastructure Debt (Lux), represented by Goldman Sachs Asset Management B.V., in its capacity as Alternative Investment Fund Manager J.P. Morgan SE KBC Bank NV Royal Bank of Canada Scotiabank (Ireland) Designated Activity Company (SIDAC) 168 164178262_52 SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS Part 1: Conditions Precedent to first Utilisation 1. Original Obligors and the Parent (a) Constitutional documents: a copy of the constitutional documents of each Original Obligor and the Parent. (b) Board approvals: with respect to each Original Obligor and the Parent, to the extent legally required or if required by its constitutional documents, a copy of a resolution of the management board of directors approving the transactions contemplated by the Bank Facilities Finance Documents and resolving that it execute the Bank Facilities Finance Documents to which it is a party. (c) Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above (to the extent such person will execute a Bank Facilities Finance Document). (d) Director’s certificate: A certificate from each Original Obligor and the Parent (signed by an authorised signatory): (i) certifying that each copy document relating to it specified in paragraphs (a) to (c) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of this Agreement; and (ii) confirming that, subject to the guarantee limitations set out in this Agreement, borrowing or guaranteeing or securing (as appropriate) the Total Commitments would not cause (as appropriate) any borrowing, guarantee, security or other similar limit binding on it to be exceeded. 2. Bank Facilities Finance Documents A copy of the counterparts of each of the following documents duly executed by each Original Obligor and the Parent (to the extent party to such document): (a) this Agreement; (b) the ICA; (c) the Common Terms Agreement; (d) the Master Definitions Agreement; and (e) each Closing Date Security Document. 3. Legal Opinions (a) A legal opinion from Allen Overy Shearman Sterling LLP as English law counsel to the Bank Facilities Finance Parties and any Hedge Counterparties on

169 164178262_52 the date of this Agreement in respect of the enforceability of this Agreement and each Bank Facilities Finance Document governed by English law. (b) A legal opinion from Allen Overy Shearman Sterling (Belgium) LLP as Belgian law counsel to the Bank Facilities Finance Parties and any Hedge Counterparties on the date of this Agreement in respect of (i) the capacity of each Original Obligor and the Parent to enter into, and due execution by each Original Obligor and the Parent of, each Bank Facilities Finance Document and (ii) the enforceability of each Bank Facilities Finance Document governed by Belgian law. 4. Financial Information (a) Original Financial Statements: the Original Financial Statements (provided that such statements shall not be required to be in a form and substance satisfactory to the Bank Facilities Agent). (b) Base Case Model: a copy of the Base Case Model. 5. Other (a) Portability Whitelist: a copy of the Portability Whitelist, which shall be deemed to be in form and substance satisfactory to the Bank Facilities Agent if in the form delivered to the Bank Facilities Agent and/or the Original Lenders on or prior to the date of this Agreement. (b) Security Release: executed copy of release documentation which provides that existing security granted by Wyre Holding BV in favour of Telenet International Finance S.à r.l. over the shares in Wyre will be released on or prior to first Utilisation. (c) Evidence that the commitments under the senior facilities agreement dated 19 August 2025 between Wyre BV as borrower and The Bank of Nova Scotia as facility agent and security agent have been irrevocably cancelled. (d) Belgian Competition Authority Approval: confirmation that any approval required by the Belgian Competition Authority in connection with the Cooperation and the transactions contemplated therein has been obtained (provided that such confirmation shall not be required to be in a form and substance satisfactory to the Bank Facilities Agent). (e) Reports: the following reports (the “Reports”): (i) the commercial and technical report dated 18 September 2025 and prepared by Arthur D. Little; (ii) the financial and tax report dated 20 November 2025 and prepared by Deloitte; and (iii) the legal due diligence report dated 14 October 2025 and prepared by Allen Overy Shearman Sterling LLP. 170 164178262_52 (f) Approved List: A copy of the Approved List. (g) Fees: reasonable evidence that all fees then due and payable to the Bank Facilities Finance Parties for their own account under the Fee Letters on or before the Closing Date in connection with the Facilities and the Bank Facilities Finance Documents have been or will be paid on or prior to the Closing Date or as otherwise agreed between the Company and the Bank Facilities Agent, provided that a reference to payment of such fees in a Utilisation Request shall be deemed to be reasonable evidence such that this condition precedent is satisfactory to the Bank Facilities Agent. (h) KYC: completion of the Original Bank Facilities Lenders’ reasonable “know your customer” checks on the Company which are required and which have been notified to the Company not later than ten Business Days prior to the date of this Agreement. 171 164178262_52 Part 2: Conditions Precedent to be delivered by an Additional Borrower 1. An Additional Borrower Accession Agreement duly executed by (amongst others, if applicable) the Company and the Additional Borrower. 2. A copy of the constitutional documents of the Additional Borrower. 3. To the extent legally required or if required by its constitutional documents, a copy of a resolution of the board of directors or equivalent body of the Additional Borrower approving the terms of, and the transactions contemplated by, the relevant Bank Facilities Finance Documents. 4. A specimen of the signature of each person authorised on behalf of the Additional Borrower to execute or witness the execution of any Bank Facilities Finance Document or to sign or send any document or notice in connection with any Bank Facilities Finance Document. 5. To the extent legally required or if required by its constitutional documents, a copy of a resolution, signed by all (or any lower percentage agreed by the Bank Facilities Agent) of the holders of the Additional Borrower’s issued or allotted shares, approving the terms of, and the transactions contemplated by, the relevant Bank Facilities Finance Documents. 6. To the extent legally required or if required by its constitutional documents, a copy of a resolution of the board of directors or equivalent body of each corporate shareholder in the Additional Borrower approving any resolution referred to in paragraph 5 above. 7. A certificate of an authorised signatory of the Additional Borrower: (a) confirming that borrowing the Commitments under the relevant Facility would not cause (as appropriate) any borrowing limit binding on it to be exceeded; (b) certifying that each copy document specified in Part 2 of this Schedule is correct, complete and (to the extent executed) in full force and effect as at a date no earlier than the date of the Additional Borrower Accession Agreement; and (c) with respect to each such Additional Borrower incorporated under the laws of Luxembourg, (i) including customary solvency certifications; and (ii) attaching a copy of the excerpt (extrait) and the negative certificate (certificat de non- inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) each issued by the Luxembourg Register of Commerce and Companies with respect to such Additional Borrower, dated not earlier than one (1) Business Day prior to the date of such certificate. 8. For any Additional Borrower incorporated or formed outside of England, evidence that the agent of the Additional Borrower under the Bank Facilities Finance Documents for service of process in England has accepted its appointment. 9. For any Additional Borrower incorporated in the United States of America: 172 164178262_52 (a) a good standing certificate from its jurisdiction of incorporation or organisation, dated not earlier than 5 Business Days prior to the date of its Additional Borrower Accession Agreement; and (b) a customary solvency certificate of an authorised officer of such Additional Borrower. Legal Opinions 10. The following legal opinions from counsel to the Additional Borrower (or, if elected by the Company and customary in such Additional Borrower’s jurisdiction of incorporation, counsel to the Bank Facilities Lenders and/or the Bank Facilities Agent) addressed to the Bank Facilities Lenders, the Bank Facilities Agent and the Security Agent: (a) a legal opinion in respect of the capacity and authority of such Additional Borrower to enter into, and due execution by such Additional Borrower, of the Additional Borrower Accession Agreement; and (b) a legal opinion in respect of the enforceability of the Additional Borrower Accession Agreement, provided that any such opinion shall be deemed to be in form and substance satisfactory to the Bank Facilities Agent if delivered in substantially the same form as any equivalent opinion delivered under paragraph 3 of Part 1 (Conditions Precedent to the first Utilisation) of this Schedule 2 or any equivalent opinion previously delivered under this paragraph 9. Other Documents and Evidence 11. “Know your customer” and any other anti money laundering documentation required, to the extent notified to the Bank Facilities Agent by a Bank Facilities Finance Party and notified by the Bank Facilities Agent to the Company in each case at least ten Business Days prior to the date the Additional Borrower Accession Agreement is signed or, if later, within ten Business Days of the proposed accession of that Additional Borrower being notified to the Bank Facilities Agent.

173 164178262_52 SCHEDULE 3 REQUESTS Part 1: – Form of Utilisation Request From: WYRE FINANCE BV (as “Company”) To: [●] as Bank Facilities Agent Dated: [  ] Dear Sirs, [●] – Bank Facilities Agreement dated [  ] 2026 (the “Agreement”) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a [Loan]/[Standby Drawing] on the following terms: Facility: [  ] Proposed Utilisation Date: [  ] (or, if that is not a Business Day, the next Business Day) Amount: [  ] or, if less, the Available Facility Interest Period: [  ] 3. We confirm that each condition specified in Clause [4.2 (Further conditions precedent)] / [Clause 4.3 (Utilisations during an Agreed Certain Funds Period) applies)] is satisfied on the date of this Utilisation Request or will be satisfied on the Utilisation Date. 4. [This Loan is to be made in [whole]/[part] for the purpose of refinancing the [identify maturing Loan].] 5. The proceeds of this [Loan]/[Standby Drawing] should be credited to [account]/ [applicable DSRF Standby Account]. 6. This Utilisation Request is irrevocable. Yours faithfully, authorised signatory for WYRE FINANCE BV Company 174 164178262_52 Part 2: – Form of Selection Notice From: [●] (as “Company”) To: [●] as Bank Facilities Agent Dated: [●] Dear Sirs, [[●]] – Bank Facilities Agreement dated [ ● ] 202[●] (the “Agreement”) 1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2. We refer to the following [Term Facility Loan[s]] / [Capex Facility Loan[s]] / [Accordion Facility Loan[s]] with an Interest Period ending on [].∗ 3. [We request that the above [Term Facility Loan[s]] / [Capex Facility Loan[s]] / [Accordion Facility Loan[s]] be divided into [Term Facility Loans] / [Capex Facility Loans] / [Accordion Facility Loan[s]] with the following Interest Periods:] ** OR [We request that the next Interest Period for the above [Term Facility Loan[s]] / [Capex Facility Loan[s]] / [Accordion Facility Loan[s]] (as applicable) is []].∗∗∗ 4. This Selection Notice is irrevocable. Yours faithfully, authorised signatory for [●] Company ∗ Insert details of all Term Facility Loans which have an Interest Period ending on the same date. ** Use this option if sub-division is required ∗∗∗ Use this option if sub-division is not required. 175 164178262_52 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE To: [●] as Bank Facilities Agent and as Security Agent From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”) Dated: [  ] [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) 1. We refer to the Facilities Agreement. This Agreement (the "Transfer Certificate") shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 23.6 (Procedure for transfer) of the Facilities Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 23.6 (Procedure for transfer) of the Facilities Agreement, all of the Existing Lender's rights and obligations under the Facilities Agreement and other Bank Facilities Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facilities Agreement as specified in Schedule 1 of this Transfer Certificate. (b) The proposed Transfer Date is [  ]. (c) The Facility Office and address and attention details for notices of the New Lender are set out in the Schedule. 3. On the Transfer Date, subject to its accession to the Common Documents in accordance with clause [2.1] (Accession of Additional Secured Creditor) of the ICA, the New Lender becomes party to the relevant Bank Facilities Finance Documents as a Bank Facilities Lender. 4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.5 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement. 5. The New Lender confirms, for the benefit of the Bank Facilities Agent and without liability to any Obligor, that it is: (a) in respect of an advance under a Finance Document to the Original Borrower: (i) [not a Qualifying Bank Facilities Lender;] (ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender and a Belgian Non-Resident Saver);] (iii) [a Treaty Lender;] or 176 164178262_52 (iv) [a Belgian Non-Resident Saver;] and (b) in respect of an advance under a Finance Document to any other Borrower: (i) [not a Qualifying Bank Facilities Lender;] (ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender);] or (iii) [a Treaty Lender]. 6. In respect of a Belgian Borrower, the New Lender confirms that: (a) it [is]/[is not] a Non-Cooperative Jurisdiction Bank Facilities Finance Party; and (b) the bank accounts to which payments to which that Lender is entitled will be made [are]/[are not]: (i) managed by or held by a person or persons incorporated, resident or established in a Non-Cooperative Jurisdiction or by a permanent establishment of a non-resident in Belgium situated in a Non- Cooperative Jurisdiction; or (ii) managed or opened with (x) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (y) a branch or office of a financial institution in a Non-Cooperative Jurisdiction. 7. The New Lender confirms that it [is]/[is not] a Company Affiliate. 8. The New Lender confirms that it is a legal entity having separate legal personality (rechtspersoonlijkheid / personnalité morale), or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it.1 9. [The New Lender confirms that it has the Minimum Rating.]2 10. For the purposes of Article 5.247 of the Belgian Civil Code, the Existing Lender, the Facilities Agent and the New Lender agree that the Security Documents will be for the benefit of the New Lender in accordance with Clause 23.6 (Procedure for transfer) of the Facilities Agreement. The benefit of the guarantee under Clause [●] (Guarantee and indemnity) of the ICA shall automatically transfer to the New Lender (by way of novation of otherwise) of part or all of the obligations expressed to be secured by the guarantee. 1 For purposes of this Assignment Agreement, “Separate legal personality” can be understood as the legal capacity of an entity to have rights and obligations, to act, and to be held liable in its own name. Such entities in principle have a distinct purpose, a separate patrimony, and an autonomous organisation. An entity having separate legal personality typically entails certain benefits and responsibilities, such as the ability to own property, to enter into contracts, to sue and be sued, to enjoy tax advantages, and the obligation to comply with accounting and reporting obligations. 2 Include for Initial DSR Facility only.

177 164178262_52 11. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 12. This Transfer Certificate and any non contractual obligations arising out of or in connection with it are governed by English law. 13. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. 178 164178262_52 SCHEDULE 1 COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED [insert relevant details, including Facility] [Facility Office address and attention details for notices and account details for payments] 179 164178262_52 SCHEDULE 2 FORM OF TAX CERTIFICATE [Form of tax status certificate for non-Belgian resident debt investors (including entities without separate legal personality if at least one of its investors is a non-Belgian resident debt investor) not acting through a Belgian permanent establishment] * * * Certificate drawn up in accordance with Article 117, §6 of the Royal Decree implementing the Belgian Tax Code (RD/ITC). Certificate to be provided to Wyre Finance BV, debtor of income as referred to in Article 107, §2, 5°, b) RD/ITC. [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) The undersigned, Name [_________________________]3, Address of registered office : [______________________], [Managed and represented by: Name [_________________________], Address of registered office : [______________________]]4 confirms: (a) to be a non-resident of Belgium (i.e., not to have its principal establishment or a seat of management in Belgium); (b) to be the legal owner (or usufruct holder) of the Loans made to Wyre Finance BV under the Facilities Agreement and the beneficiary of the interest payable thereon; (c) not to use the Loans made to Wyre Finance BV under the Facilities Agreement and the interest payable thereon in the exercise of a professional activity in Belgium. 3 Please complete any field and space colored in yellow. 4 To be specified for loan investors managed and represented by their management company, or otherwise to be deleted. 180 164178262_52 If the undersigned does not have separate legal personality, the confirmations under (a), (b) and (c) above are made with respect to each of its Belgian non-resident investors. In addition, the undersigned confirms to be a legal entity having separate legal personality, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it. The undersigned shall promptly inform Wyre Finance BV and the Agent if the confirmations set out above are no longer true and accurate. Executed on [_________] For and behalf of the undersigned By: __________________________ Name: Title:

181 164178262_52 [Existing Lender] [New Lender] By: By: This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Bank Facilities Agent and the Transfer Date is confirmed as [●]. [Bank Facilities Agent] By: [Security Agent] By: 182 164178262_52 SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT To: [●] as Bank Facilities Agent and as Security Agent and [●] as the Company From: [Existing Lender] (the “Existing Lender”) and [New Lender] (the “New Lender”) Dated: [  ] [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) 1. We refer to the Facilities Agreement. This Agreement (the “Assignment Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facilities Agreement by the Bank Facilities Agent and the Transfer Date is confirmed as [  ]. Terms defined in the Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 23.7 (Procedure for assignment) of the Facilities Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the other Bank Facilities Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in [Loans]/[Drawings] under the Facilities Agreement as specified in Schedule 1 of this Assignment Agreement. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Bank Facilities Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3. The proposed Transfer Date is [  ]. 4. On the Transfer Date, subject to its accession to the Common Documents in accordance with clause [2.1] (Accession of Additional Secured Creditor) of the ICA, the New Lender becomes party to the relevant Bank Facilities Finance Documents as a Bank Facilities Lender. 5. The Facility Office and address and attention details for notices of the New Lender are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.5 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement. 7. The New Lender confirms that it [is]/[is not] a Company Affiliate. 183 164178262_52 8. The New Lender confirms that it is a legal entity having separate legal personality (rechtspersoonlijkheid / personnalité morale), or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it.5 9. [The New Lender confirms that it has the Minimum Rating.]6 10. The New Lender confirms, for the benefit of the Bank Facilities Agent and without liability to any Obligor, that it is: (a) in respect of an advance under a Finance Document to the Original Borrower: (i) [not a Qualifying Bank Facilities Lender;] (ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender and a Belgian Non-Resident Saver);] (iii) [a Treaty Lender;] or (iv) [a Belgian Non-Resident Saver;] and (b) in respect of an advance under a Finance Document to any other Borrower: (i) [not a Qualifying Bank Facilities Lender;] (ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender);] or (iii) [a Treaty Lender]. 11. In respect of a Belgian Borrower, the New Lender confirms that: (a) it [is]/[is not] a Non-Cooperative Jurisdiction Bank Facilities Finance Party; and (b) the bank accounts to which payments to which that New Lender is entitled will be made [are]/[are not]: (i) managed by or held by a person or persons incorporated, resident or established in a Non-Cooperative Jurisdiction or by a permanent establishment of a non-resident in Belgium situated in a Non- Cooperative Jurisdiction; or (ii) managed or opened with (x) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (y) a branch or office of a financial institution in a Non-Cooperative Jurisdiction. 5 For purposes of this Assignment Agreement, “Separate legal personality” can be understood as the legal capacity of an entity to have rights and obligations, to act, and to be held liable in its own name. Such entities in principle have a distinct purpose, a separate patrimony, and an autonomous organisation. An entity having separate legal personality typically entails certain benefits and responsibilities, such as the ability to own property, to enter into contracts, to sue and be sued, to enjoy tax advantages, and the obligation to comply with accounting and reporting obligations. 6 Include for Initial DSR Facility only. 184 164178262_52 12. This Assignment Agreement acts as notice to the Bank Facilities Agent (on behalf of each Bank Facilities Finance Party) and, upon delivery in accordance with Clause 23.8 (Copy of Transfer Certificate, Assignment Agreement, Accordion Facility Notice and Increase Confirmation to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement. 13. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. 14. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 15. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

185 164178262_52 SCHEDULE 1 RIGHTS TO BE ASSIGNED AND OBLIGATIONS TO BE RELEASED AND UNDERTAKEN [insert relevant details, including Facility] [Facility office address and attention details for notices and account details for payments] 186 164178262_52 SCHEDULE 2 FORM OF TAX CERTIFICATE [Form of tax status certificate for non-Belgian resident debt investors (including entities without separate legal personality if at least one of its investors is a non-Belgian resident debt investor) not acting through a Belgian permanent establishment] * * * Certificate drawn up in accordance with Article 117, §6 of the Royal Decree implementing the Belgian Tax Code (RD/ITC). Certificate to be provided to Wyre Finance BV, debtor of income as referred to in Article 107, §2, 5°, b) RD/ITC. [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Bank Facilities Agreement”) The undersigned, Name [_________________________]7, Address of registered office : [______________________], [Managed and represented by: Name [_________________________], Address of registered office : [______________________]]8 confirms: (a) to be a non-resident of Belgium (i.e., not to have its principal establishment or a seat of management in Belgium); (b) to be the legal owner (or usufruct holder) of the Loans made to Wyre Finance BV under the Facilities Agreement and the beneficiary of the interest payable thereon; (c) not to use the Loans made to Wyre Finance BV under the Facilities Agreement and the interest payable thereon in the exercise of a professional activity in Belgium. 7 Please complete any field and space colored in yellow. 8 To be specified for loan investors managed and represented by their management company, or otherwise to be deleted. 187 164178262_52 If the undersigned does not have separate legal personality, the confirmations under (a), (b) and (c) above are made with respect to each of its Belgian non-resident investors. In addition, the undersigned confirms to be a legal entity having separate legal personality, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it. The undersigned shall promptly inform Wyre Finance BV and the Agent if the confirmations set out above are no longer true and accurate. Executed on [_________] For and behalf of the undersigned By: __________________________ Name: Title: 188 164178262_52 [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Bank Facilities Agent and the Transfer Date is confirmed as [●]. Signature of this Assignment Agreement by the Bank Facilities Agent and Security Agent constitutes confirmation by the Bank Facilities Agent and Security Agent of receipt of notice of the assignment referred to herein, which notice the Bank Facilities Agent receives on behalf of each Bank Facilities Finance Party. [Bank Facilities Agent] By: [Security Agent] By:

SCHEDULE 6
TIMETABLES

	Utilisations in Euro or U.S. Dollars	**Utilisations in other currencies**
Delivery of a duly completed Utilisation Request (Clause 5.1 (*Delivery of a Utilisation Request*)) or Selection Notice (Clause 15.1 (*Selection of Interest Periods*))	U-3 11.00am (London Time)	U-3 11.00am (London Time)
Bank Facilities Agent determines (in relation to a Utilisation) the amount of the Loan, if required under Clause 5.4 (*Bank Facilities Lenders' participation*)	U-3 12.00pm (London Time)	U-3 12.00pm (London Time)
Bank Facilities Agent notifies the Bank Facilities Lenders of the Loan in accordance with Clause 5.4 (*Bank Facilities Lenders' participation*)	U-3 12.00pm (London Time)	U-3 12.00pm (London Time)
Bank Facilities Agent receives a notification from a Bank Facilities Lender under paragraph (b) of Clause 4.5 (*Conditions relating to Optional Currencies*)	-	Quotation Day 9.30 a.m.
Bank Facilities Agent gives notice to the Borrower in accordance with Clause 4.5 (*Conditions relating to Optional Currencies*)	--	Quotation Day 5.30 p.m.
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (*Calculation of Reference Bank and Alternative Reference Bank Rate*)	12.00pm on the Quotation Day (London Time)	12.00pm on the Quotation Day (London Time)
Alternative Reference Bank Rate calculated by reference to available quotations in accordance with Clause 16.2 (*Calculation of Reference Bank and Alternative Reference Bank Rate*)	Close of business in London on the date falling one Business Day after the Quotation Day	Close of business in London on the date falling one Business Day after the Quotation Day

"U" = date of utilisation.

"U – X" = X Business Days prior to date of utilisation

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SCHEDULE 7
FORM OF INCREASE CONFIRMATION

To: [•] as Bank Facilities Agent and as Security Agent and the Company, for and on behalf of itself and each Obligor

From: [[*Increase Lender*] (the "**Increase Lender**")]

Dated: [●]

[•] – Bank Facilities Agreement dated [●] 202[•] (the "**Bank Facilities Agreement**")

1. We refer to the Bank Facilities Agreement. This agreement (the "**Agreement**") shall take effect as an Increase Confirmation for the purpose of the Bank Facilities Agreement. Terms defined in the Bank Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2. We refer to Clause 2.2 (*Increase*) of the Bank Facilities Agreement.

3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in Schedule 1 of this Agreement (the "**Relevant Commitment**") as if it was an Original Bank Facilities Lender under the Bank Facilities Agreement.

4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the "**Increase Date**") is [●].

5. On the Increase Date, subject to its accession to the ICA, the Increase Lender becomes party to the relevant Bank Facilities Finance Documents as a Bank Facilities Lender.

6. The Facility Office and address and attention details for notices to the Increase Lender are set out in the Schedule.

7. The Increase Lender expressly acknowledges the limitations on the Bank Facilities Lenders' obligations referred to in paragraph (f) of Clause 2.2 (*Increase*).

8. The Increase Lender confirms, for the benefit of the Bank Facilities Agent and without liability to any Obligor, that it is:

   (a) in respect of an advance under a Finance Document to the Original Borrower:

(i) [not a Qualifying Bank Facilities Lender;]

(ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender and a Belgian Non-Resident Saver);]

(iii) [a Treaty Lender;] or

(iv) [a Belgian Non-Resident Saver;] and

(b) in respect of an advance under a Finance Document to any other Borrower:

(i) [not a Qualifying Bank Facilities Lender;]

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(ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender);] or

(iii) [a Treaty Lender].

9. In respect of a Belgian Borrower, the Increase Lender confirms that:

(a) it [is]/[is not] a Non-Cooperative Jurisdiction Bank Facilities Finance Party; and

(b) the bank accounts to which payments to which that Increase Lender is entitled will be made [are]/[are not]:

(i) managed by or held by a person or persons incorporated, resident or established in a Non-Cooperative Jurisdiction or by a permanent establishment of a non-resident in Belgium situated in a Non-Cooperative Jurisdiction; or

(ii) managed or opened with (x) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (y) a branch or office of a financial institution in a Non-Cooperative Jurisdiction.

10. The Increase Lender confirms that it is a legal entity having separate legal personality (*rechtspersoonlijkheid / personnalité morale*) or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it.[9]

11. The Increase Lender confirms that it is not a Company Affiliate.

12. [The Increase Lender confirms that it has the Minimum Rating.][10]

13. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

15. This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

---

[9] For purposes of this Assignment Agreement, "Separate legal personality" can be understood as the legal capacity of an entity to have rights and obligations, to act, and to be held liable in its own name. Such entities in principle have a distinct purpose, a separate patrimony, and an autonomous organisation. An entity having separate legal personality typically entails certain benefits and responsibilities, such as the ability to own property, to enter into contracts, to sue and be sued, to enjoy tax advantages, and the obligation to comply with accounting and reporting obligations.

[10] Include for Initial DSR Facility only.

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192
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193 164178262_52 SCHEDULE 1 RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS TO BE ASSUMED BY THE INCREASE LENDER [insert relevant details] [Facility office address and attention details for notices and account details for payments] [Increase Lender] 194 164178262_52 SCHEDULE 2 FORM OF TAX CERTIFICATE [Form of tax status certificate for non-Belgian resident debt investors (including entities without separate legal personality if at least one of its investors is a non-Belgian resident debt investor) not acting through a Belgian permanent establishment] * * * Certificate drawn up in accordance with Article 117, §6 of the Royal Decree implementing the Belgian Tax Code (RD/ITC). Certificate to be provided to Wyre Finance BV, debtor of income as referred to in Article 107, §2, 5°, b) RD/ITC. [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Bank Facilities Agreement”) The undersigned, Name [_________________________]11, Address of registered office : [______________________], [Managed and represented by: Name [_________________________], Address of registered office : [______________________]]12 confirms: (a) to be a non-resident of Belgium (i.e., not to have its principal establishment or a seat of management in Belgium); (b) to be the legal owner (or usufruct holder) of the Loans made to Wyre Finance BV under the Facilities Agreement and the beneficiary of the interest payable thereon; (c) not to use the Loans made to Wyre Finance BV under the Facilities Agreement and the interest payable thereon in the exercise of a professional activity in Belgium. 11 Please complete any field and space colored in yellow. 12 To be specified for loan investors managed and represented by their management company, or otherwise to be deleted. 195 164178262_52 If the undersigned does not have separate legal personality, the confirmations under (a), (b) and (c) above are made with respect to each of its Belgian non-resident investors. In addition, the undersigned confirms to be a legal entity having separate legal personality, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it.. The undersigned shall promptly inform Wyre Finance BV and the Agent if the confirmations set out above are no longer true and accurate. Executed on [_________] For and behalf of the undersigned By: __________________________ Name: Title: * * * 196 164178262_52 By: This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Bank Facilities Agent and the Increase Date is confirmed as [●]. Bank Facilities Agent By:

197 164178262_52 SCHEDULE 8 FORM OF ACCORDION FACILITY NOTICE To: [●] as Bank Facilities Agent and as Security Agent From: [●] as the Company and the entities listed in Schedule 1 as Accordion Facility Lenders (the “Accordion Facility Lenders”) Dated: [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) 1. We refer to the Facilities Agreement. This is an Accordion Facility Notice. This Accordion Facility Notice shall take effect as an Accordion Facility Notice for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Accordion Facility Notice unless given a different meaning in this Accordion Facility Notice. 2. We refer to Clause 8 (Establishment of Accordion Facilities) of the Facilities Agreement. 3. We request the establishment of an Accordion Facility on the following terms: (a) Borrower: [  ] (b) Currency: [  ] (c) Total Accordion Facility Commitments: [  ] (d) Margin: [  ] (e) Level of commitment fee payable pursuant to Clause 17.4 (Accordion Facility Commitment Fee) of the Facilities Agreement in respect of the Accordion Facility: [  ] (f) Purpose(s) for which all amounts borrowed under the Accordion Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Facilities Agreement: [  ] (g) Availability Period: [  ] (h) Accordion Facility Conditions Precedent: [  ] (i) [The repayment terms for the Accordion Facility for the purposes of Clause 9.2 (Repayment of Capex Facility Loans and Accordion Facility Loans) of the Facilities Agreement.] (j) Termination Date: [  ] (k) The Accordion Facility is a term facility. 4. The proposed Accordion Facility Establishment Date is [  ]. 5. The Company confirms that: 198 164178262_52 (a) the terms set out above comply with Clause 8.3 (Conditions to Establishment) of the Facilities Agreement or have otherwise been approved by the Majority Bank Facilities Lenders; and (b) each condition specified in Clause 8.3 (Conditions to Establishment) of the Facilities Agreement is satisfied on the date of this Accordion Facility Notice. 6. Each Accordion Facility Lender agrees to assume and will assume all of the obligations corresponding to the Accordion Facility Commitment set opposite its name in the Schedule as if it had been an Original Bank Facilities Lender under the Facilities Agreement in respect of that Accordion Facility Commitment. 7. On the Accordion Facility Establishment Date, subject to its accession to the Common Documents in accordance with clause [2.1] (Accession of Additional Secured Creditor) of the ICA, each Accordion Facility Lender becomes party to the relevant Bank Facilities Finance Documents as a Bank Facilities Lender. 8. Each Accordion Facility Lender expressly acknowledges the limitations on the Bank Facilities Lenders’ obligations referred to in Clause 8.10 (Limitation of responsibility) of the Facilities Agreement. 9. Each Accordion Facility Lender confirms for the benefit of the Bank Facilities Agent and without liability to any Obligor that it is: (a) in respect of an advance under a Finance Document to the Original Borrower: (i) [not a Qualifying Bank Facilities Lender;] (ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender and a Belgian Non-Resident Saver);] (iii) [a Treaty Lender;] or (iv) [a Belgian Non-Resident Saver;] and (b) in respect of an advance under a Finance Document to any other Borrower: (i) [not a Qualifying Bank Facilities Lender;] (ii) [a Qualifying Bank Facilities Lender (other than a Treaty Lender);] or (iii) [a Treaty Lender]. 10. In respect of a Belgian Borrower, the Accordion Facility Lender confirms that: (a) it [is]/[is not] a Non-Cooperative Jurisdiction Bank Facilities Finance Party; and (b) the bank accounts to which payments to which that Lender is entitled will be made [are]/[are not]: (i) managed by or held by a person or persons incorporated, resident or established in a Non-Cooperative Jurisdiction or by a permanent 199 164178262_52 establishment of a non-resident in Belgium situated in a Non- Cooperative Jurisdiction; or (ii) managed or opened with (x) a financial institution incorporated, resident or established in a Non-Cooperative Jurisdiction, or (y) a branch or office of a financial institution in a Non-Cooperative Jurisdiction. 11. The Accordion Facility Lender confirms that it is a legal entity having separate legal personality (rechtspersoonlijkheid / personnalité morale), or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it.13 12. [Each Accordion Facility Lender confirms that it is not a Company Affiliate.] 13. This Accordion Facility Notice is irrevocable. 14. This Accordion Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Facility Notice. 15. This Accordion Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law. 16. This Accordion Facility Notice has been entered into on the date stated at the beginning of this Accordion Facility Notice. Note: The execution of this Accordion Facility Notice may not be sufficient for each Accordion Facility Lender to obtain the benefit of the Transaction Security. It is the responsibility of each Accordion Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. • Delete as appropriate. 13 For purposes of this Assignment Agreement, “Separate legal personality” can be understood as the legal capacity of an entity to have rights and obligations, to act, and to be held liable in its own name. Such entities in principle have a distinct purpose, a separate patrimony, and an autonomous organisation. An entity having separate legal personality typically entails certain benefits and responsibilities, such as the ability to own property, to enter into contracts, to sue and be sued, to enjoy tax advantages, and the obligation to comply with accounting and reporting obligations. 200 164178262_52 SCHEDULE 1 Name of Accordion Facility Lender Accordion Facility Commitment

201 164178262_52 SCHEDULE 2 FORM OF TAX CERTIFICATE [Form of tax status certificate for non-Belgian resident debt investors (including entities without separate legal personality if at least one of its investors is a non-Belgian resident debt investor) not acting through a Belgian permanent establishment] * * * Certificate drawn up in accordance with Article 117, §6 of the Royal Decree implementing the Belgian Tax Code (RD/ITC). Certificate to be provided to Wyre Finance BV, debtor of income as referred to in Article 107, §2, 5°, b) RD/ITC. [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) The undersigned, Name [_________________________]14, Address of registered office : [______________________], [Managed and represented by: Name [_________________________], Address of registered office : [______________________]]15 confirms: (a) to be a non-resident of Belgium (i.e., not to have its principal establishment or a seat of management in Belgium); (b) to be the legal owner (or usufruct holder) of the Loans made to Wyre Finance BV under the Facilities Agreement and the beneficiary of the interest payable thereon; (c) not to use the Loans made to Wyre Finance BV under the Facilities Agreement and the interest payable thereon in the exercise of a professional activity in Belgium. 14 Please complete any field and space colored in yellow. 15 To be specified for loan investors managed and represented by their management company, or otherwise to be deleted. 202 164178262_52 If the undersigned does not have separate legal personality, the confirmations under (a), (b) and (c) above are made with respect to each of its Belgian non-resident investors. In addition, the undersigned confirms to be a legal entity having separate legal personality, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it. The undersigned shall promptly inform Wyre Finance BV and the Agent if the confirmations set out above are no longer true and accurate. Executed on [_________] For and behalf of the undersigned By: __________________________ Name: Title: 203 164178262_52 The Company By: The Accordion Facility Lenders [ ] This document is accepted as an Accordion Facility Notice for the purposes of the Facilities Agreement by the Bank Facilities Agent and the Accordion Facility Establishment Date is confirmed as [  ]. The Bank Facilities Agent By: The Security Agent By: 204 164178262_52 SCHEDULE 9 FORM OF ACCORDION FACILITY LENDER CERTIFICATE To: [●] as Bank Facilities Agent and [●] as the Company From: [The Accordion Facility Lender] Dated: [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) 1. We refer to the Facilities Agreement and to the Accordion Facility Notice dated [  ]. This is an Accordion Facility Lender Certificate. Terms defined in the Facilities Agreement have the same meaning in this Accordion Facility Lender Certificate unless given a different meaning in this Accordion Facility Lender Certificate. 2. The Facility Office and address, fax number and attention details for notices of the Accordion Facility Lender are [  ]. Accordion Facility Lender [Accordion Facility Lender] By:

205 164178262_52 SCHEDULE 10 FORM OF ADDITIONAL BORROWER ACCESSION AGREEMENT To: [Bank Facilities Agent] as Bank Facilities Agent From: [the Company] and [Proposed Borrower] Date: [●] [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) We refer to the Facilities Agreement. This is an Accession Agreement. [Name of company] of [address/registered office] agrees to become an Additional Borrower and to be bound by the terms of the Facilities Agreement as an Additional Borrower. This Accession Agreement, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law. WYRE FINANCE BV By: [PROPOSED BORROWER] By: 206 164178262_52 SCHEDULE 11 FORM OF ADDITIONAL BORROWER RESIGNATION LETTER To: [Bank Facilities Agent] as Bank Facilities Agent From: Wyre Finance BV Date: [●] [●] – Bank Facilities Agreement dated [●] 202[●] (the “Facilities Agreement”) 1. We refer to the Agreement. This is a Resignation Request. Terms defined in the Agreement have the same meaning as in this Resignation Request. 2. We request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement. 3. We confirm that no Event of Default is continuing or would result from the acceptance of this Resignation Request. 4. We confirm that as at the date of this Resignation Request no amount owed by [resigning Borrower] under the Agreement is outstanding. This Resignation Request, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with English law. WYRE FINANCE BV By: [RESIGNING BORROWER] By: The Bank Facilities Agent confirms that this resignation takes effect on [●]. [BANK FACILITIES AGENT] By: 207 164178262_52 SCHEDULE 12 REFERENCE RATE TERMS Part 1: Term Rate Loans – U.S. Dollars CURRENCY: U.S. Dollars. FACILITIES: The Initial Revolving Facility and any Accordion Facility as may be agreed between the Company and the relevant Accordion Facility Lenders. Rate Switch Currency: U.S. Dollars is not a Rate Switch Currency. Cost of funds as a fall-back: Cost of funds will not apply as a fall-back. Definitions: Alternative Fallback Rate: Daily Simple SOFR. Alternative Fallback Rate Adjustment: Credit Adjustment Spread as below. Alternative Fallback Rate Date: Any Business Day on which the Bank Facilities Agent and the Company agree upon following a determination in accordance with Clause 16.1 (Interest calculation if no Primary Term Rate) (provided that such date shall be on the last day of the prevailing Interest Period of the applicable Term Rate Loan). Alternative Term Rate: The Term SOFR reference rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by ICE Benchmark Administration Limited (or any other person which takes over the publication of that rate). In the case of any Accordion Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Accordion Facility Notice, if the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise. In the case of the Initial Revolving Facility and any Accordion Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Accordion Facility Notice, if the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Alternative Term Rate shall be deemed to be such a rate that the aggregate of the Alternative Term Rate and the applicable Credit Adjustment Spread is zero. In the case of any other Accordion Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Accordion Facility Notice, such floor shall apply. Alternative Term Rate Adjustment: Credit Adjustment Spread as below. Additional Business Days: Any day other than: 208 164178262_52 (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Break Costs: The amount by which: (a) the interest (excluding the Margin and any amount which would otherwise have been included pursuant to Clause 19 (Increased Costs)) which a Bank Facilities Lender should have received for the period from the date of receipt of all or any part of its participation in a Utilisation or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds (b) the amount which that Bank Facilities Lender would be able to obtain by placing an amount equal to the principal amount of that Utilisation or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of “month”): (a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will

209 164178262_52 instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Credit Adjustment Spread: None. Daily Simple SOFR: For any day (a “SOFR Rate Day”), the rate per annum equal to: SOFR for the day (such day “i”) that is five US Government Securities Business Days (as defined below) prior to: (a) if such SOFR Rate Day is a US Government Securities Business Day, such SOFR Rate Day; or (b) if such SOFR Rate Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published on the website of the Federal Reserve Bank of New York (or any other person which takes over the administration of SOFR). If by 5:00pm (New York time) on the second US Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s website, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding US Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s website provided that any SOFR determined pursuant to this sentence shall be utilised for purposes of the calculation of Daily Simple SOFR for no more than three consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR. Primary Term Rate: The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) and at any time on or following an Alternative Benchmark Commencement Date in relation to Term SOFR, the Alternative Benchmark Rate for Term SOFR for the relevant period displayed on any page of any screen of an information service as the Bank Facilities Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date. In the case of any Accordion Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Accordion Facility Notice, if the aggregate of the 210 164178262_52 Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise. In the case of the Initial Revolving Facility and any Accordion Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Accordion Facility Notice, if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Primary Term Rate shall be deemed to be such a rate that the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread is zero. In the case of any other Accordion Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Accordion Facility Notice, such floor shall apply. Quotation Day: Two Additional Business Days before the first day of the relevant Interest Period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). Quotation Time: The Quotation Day. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. SOFR The secured overnight financing rate (SOFR) administered and published by the Federal Reserve Bank of New York (or any other person which takes over the administration of the secured overnight financing rate (SOFR)). US Government Securities Business Day Any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. 211 164178262_52 Part 2: Term Rate Loans – Euro CURRENCY: Euro. FACILITIES: The Initial Revolving Facility, the Term Facility, the Capex Facility, the DSR Facility and any Accordion Facility as may be agreed between the Company and the relevant Accordion Facility Lenders. Rate Switch Currency: Euro is not a Rate Switch Currency. Cost of funds as a fall-back: Cost of funds will apply as a fall-back. Definitions: Additional Business Days: A TARGET Day. Break Costs: The amount by which: (a) the interest (excluding the Margin and any amount which would otherwise have been included pursuant to Clause 19 (Increased Costs)) which a Bank Facilities Lender should have received for the period from the date of receipt of all or any part of its participation in a Utilisation or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period. exceeds (b) the amount which that Bank Facilities Lender would be able to obtain by placing an amount equal to the principal amount of that Utilisation or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of “month”): (a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and 212 164178262_52 (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Primary Term Rate: The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period published by the European Money Markets Institute (or any other person which takes over the publication of that rate) and at any time on or following an Alternative Benchmark Commencement Date in relation to EURIBOR, the Alternative Benchmark Rate for euro for the relevant period displayed on any page of any screen of an information service as the Bank Facilities Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date. In the case of any Accordion Facility to which these Reference Rate Terms apply and which is not stated to have a floor in the applicable Accordion Facility Notice, if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, there shall be no adjustment to ensure the aggregate of such amounts is zero or otherwise. In the case of the Initial Revolving Facility, the Term Facility, the Capex Facility, the DSR Facility and any Accordion Facility to which these Reference Rate Terms apply and which is stated to have a zero floor in the applicable Accordion Facility Notice, if the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is less than zero, the Primary Term Rate shall be deemed to be such a rate that the aggregate of the Primary Term Rate and the applicable Credit Adjustment Spread (if any) is zero. In the case of any other Accordion Facility to which these Reference Rate Terms apply but which is stated to have any other floor in the applicable Accordion Facility Notice, such floor shall apply. Credit Adjustment Spread: None. Quotation Day: Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Day will be the last of those days)). Quotation Time: Quotation Day 11:00 a.m. (Brussels time).

Relevant Market:	The interbank market for Euro operating in Participating Member States.

213

164178262_52

SCHEDULE 13
DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The "***Daily Non-Cumulative Compounded RFR Rate***" for any RFR Banking Day "***i***" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Bank Facilities Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"$\boldsymbol{UCCDR_i}$" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "***i***";

"$\boldsymbol{UCCDR_{i-1}}$" means, in relation to that RFR Banking Day "***i***", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"***dcc***" means:

(a) in respect of a Compounded Rate Loan denominated in Sterling, 365; and

(b) in respect of a Compounded Rate Loan denominated in euros or USD, 360,

or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"n_i" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "***Unannualised Cumulative Compounded Daily Rate***" for any RFR Banking Day (the "***Cumulated RFR Banking Day***") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Bank Facilities Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"***ACCDR***" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tn_i" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"***Cumulation Period***" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

214

164178262_52

"***dcc***" has the meaning given to that term above; and

the "***Annualised Cumulative Compounded Daily Rate***" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{tn_i}$$

where:

"$\boldsymbol{d_0}$" means the number of RFR Banking Days in the Cumulation Period;

"***Cumulation Period***" has the meaning given to that term above;

"***i***" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"$\boldsymbol{DailyRate_{i\text{-}LP}}$" means, for any RFR Banking Day "***i***" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "***i***";

"$\boldsymbol{n_i}$" means, for any RFR Banking Day "***i***" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "***i***" up to, but excluding, the following RFR Banking Day (so that on most days ni will be 1, but on a Friday it will generally be 3 and it will also be larger than 1 on the Banking Day before a holiday);

"***dcc***" has the meaning given to that term above; and

"$\boldsymbol{tn_i}$" has the meaning given to that term above.

215
164178262_52

SCHEDULE 14
FORM OF RATE SWITCH NOTICE

To: [●] as Bank Facilities Agent

From: [●] as the Company

Dated:

[●] – Bank Facilities Agreement dated [●] 202[●] (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Rate Switch Notice. Terms defined in the Agreement have the same meaning when used in this Rate Switch Notice unless given a different meaning in this Rate Switch Notice.

2. We notify you that the Rate Switch Date for [●][16] in respect of [●][17] is [*date*].

3. This Rate Switch Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

[The Company]

By:

[16] Insert applicable Rate Switch Currency.
[17] Insert applicable Compounded Rate Facility.

216

164178262_52

217 164178262_52 SCHEDULE 15 FORM OF TAX CERTIFICATE [Form of tax status certificate for non-Belgian resident debt investors (including entities without separate legal personality if at least one of its investors is a non-Belgian resident debt investor) not acting through a Belgian permanent establishment] * * * Certificate drawn up in accordance with Article 117, §6 of the Royal Decree implementing the Belgian Tax Code (RD/ITC). Certificate to be provided to Wyre Finance BV, debtor of income as referred to in Article 107, §2, 5°, b) RD/ITC. [●] – Bank Facilities Agreement dated [  ] 202[●] (the “Facilities Agreement”) The undersigned, Name [_________________________]18, Address of registered office : [______________________], [Managed and represented by: Name [_________________________], Address of registered office : [______________________]]19 confirms: (d) to be a non-resident of Belgium (i.e., not to have its principal establishment or a seat of management in Belgium); (e) to be the legal owner (or usufruct holder) of the Loans made to Wyre Finance BV under the Facilities Agreement and the beneficiary of the interest payable thereon; (f) not to use the Loans made to Wyre Finance BV under the Facilities Agreement and the interest payable thereon in the exercise of a professional activity in Belgium. 18 Please complete any field and space colored in yellow. 19 To be specified for loan investors managed and represented by their management company, or otherwise to be deleted. 218 164178262_52 If the undersigned does not have separate legal personality, the confirmations under (a), (b) and (c) above are made with respect to each of its Belgian non-resident investors. In addition, the undersigned confirms to be a legal entity having separate legal personality, or alternatively, that each of its investors has separate legal personality and that no individuals are allowed to invest in it. The undersigned shall promptly inform Wyre Finance BV and the Agent if the confirmations set out above are no longer true and accurate. Executed on [_________] For and behalf of the undersigned By: __________________________ Name: Title: [Signature page to Project Galler – Bank Facilities Agreement] SIGNATORIES [Signature page to Project Galler – Bank Facilities Agreement] COMPANY AND ORIGINAL BORROWER WYRE FINANCE BV Name: Title: Notice details Address: Blarenberglaan 2/bus C, 2800 Mechelen, Belgium Attention: General Counsel Wyre Finance BV Email: legal@wyre.be

Original Term Facility Lender

ABN AMRO BANK N.V.

By:

____

Name:
Title:

By:

____

Name:
Title:

Notice details

Address:	Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands
Attention:	Timo Buijs
Email:	timo.buijs@nl.abnamro.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

BELFIUS BANK NV/SA

By:

Piet Cordonnier

Digitally signed by Piet Cordonnier

Name:
Title: Company Lawyer

By:

de Wilde d'Estmael Dominique

Digitally signed by de Wilde d'Estmael Dominique

Name:
Title: Head of Real Estate and Project Finance

Notice details

Address:	Rogierplein 11 (RT 26/05) 1210 Brussels, Belgium
Attention:	Koen Wuyts, Ines Dejaeghere
Email:	koen.wuyts@belfius.be, ines.dejaeghere@belfius.be, specialisedfinance-credit-documentation@belfius.be

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

BNP PARIBAS FORTIS SA/NV

By: 

Name:
Title:

By: 

Name:
Title:

Notice details

Address:	Montagne du Parc 3 / Warandeberg 3, 1000 Bruxelles / Brussels
Attention:	Evelyn Volckeryck and Jeremy Sluckin
Email:	evelyn.volckeryck@bnpparibasfortis.com and jeremy.sluckin@bnpparibasfortis.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

____

Name:
Title:

By:

____

Name:
Title:

Notice details

Address:	Broadwalk House, 5 Appold St, City of London, London EC2A 2DA, United Kingdom
Attention:	Charlotte De Parseval (Managing Director); Charlotte Langlois (Director)
Email:	charlotte.deparseval@ca-cib.com; charlotte.langlois@ca-cib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

DEUTSCHE BANK AG

By:

Pierre Kahn
Authorised signatory

____

Name:

Title:

By: ______________________________

Name: Michael Suppan
Authorised Signatory

Title:

Notice details

Address:	Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany
Attention:	LoanOps / Project Galler
Email:	Loanservicing.FFT@db.com, tie.pm@db.com, michael.suppan@db.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

GOLDMAN SACHS BANK USA

By:

Name: Shuyan Tan
Title: Authorised Signatory

Notice details

Address:	200 West Street, New York, NY 10282-2198
Attention:	Goldman Sachs Bank USA
Email:	sfl-infracorp-monitoring@ny.email.gs.com; sfl-emea-servicing@ny.email.gs.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

ING BANK N.V.

By:

____

Name: Katarzyna Sek
Title: EMEA Head of Lending

By:

____

Name: Mark Pieter de Boer
Title: Global Head of Sector Coverage

Notice details

Address:	Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands
Attention:	Operational matters: Amsterdam Team A
	Credit matters: Jeroen Kleinjan and Kjell Mulder
Email:	Operational matters: Execution.Lending.AMS.TeamA@ing.com
	Credit matters: jeroen.kleinjan@ing.com; kjell.mulder@ing.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

J.P. MORGAN SE

By:

Name: RICHARD JOHANSSON
Title: MANAGING DIRECTOR

By:

Name: MARTIN ANDRONOV
Title: VICE PRESIDENT

Notice details

Address:	14 Place Vendome, 75001 Paris, France
Attention:	Richard Johansson
Email:	Richard.n.johansson@jpmorgan.com

[Signature page to Project Galler – Bank Facilities Agreement]

[Signature page to Project Galler – Bank Facilities Agreement] Original Term Facility Lender Notice details Address: Delacenseriestraat 1, B-2018 Antwerpen Attention: Erwin Caljon and Cécile Wu Email: bc.sb.credits@kbc.be [Signature page to Project Galler – Bank Facilities Agreement] Original Term Facility Lender NATWEST MARKETS PLC By: Name: Title: Notice details Address: 250 Bishopsgate, London, EC2M 4AA Attention: Hassan Gohar (Director) Email: Hassan.Gohar@Natwest.com [Signature page to Project Galler – Bank Facilities Agreement] Original Term Facility Lender NATIONAL WESTMINSTER BANK PLC By: Name: Title: Notice details Address: 250 Bishopsgate, London, EC2M 4AA Attention: Hassan Gohar (Director) Email: Hassan.Gohar@Natwest.com [Signature page to Project Galler – Bank Facilities Agreement] Original Term Facility Lender COÖPERATIEVE RABOBANK U.A. By: Name: Title: By: Notice details Address: Croeselaan 18, 3521 CB Utrecht, The Netherlands Attention: Monique Reulen-van Dorrestein, Leveraged Lending Email: roel.van.de.ven@rabobank.com, jordan.niemoller@rabobank.com, melle.franken@rabobank.com, alastair.cameron@rabobank.com, maylai.tan@rabobank.com

Original Term Facility Lender

ROYAL BANK OF CANADA

By:

By:

Name: Cein Mahood-Gallagher
Title: Director

Notice details

Address:	100 Bishopsgate, London, EC2N 4AA
Attention:	Cein Mahood-Gallagher; Vincent Boutet
Email:	cein.mahood-gallagher@rbccm.com; vincent.boutet@rbccm.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

SOCIETE GENERALE, LONDON BRANCH

By:

Name:
Title:

Notice details

Address:	Societe Generale, London Branch, One Bank Street, Canary Wharf, London, E14 4SG
Attention:	Nicolo Carlotti / Filip Paprocki
Email:	nicolo.carlotti@sgcib.com; filip.paprocki@sgcib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:

Name: Maxime Comeau
Title: Managing Director and Head of Corporate Banking EU

By:

Name: Deirdre Balfe
Title: Associate Director

Notice details

Address:	Three Park Place, Hatch Street Upper, Dublin 2, D02 FX65, IE
Attention:	Deirdre Balfe, Corporate Banking
Email:	Deirdre.Balfe@scotiabank.com; sara.essaber@scotiabank.com; CorporateLending.Loan_AgencyOpsEurope@scotiabank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

MUFG BANK (EUROPE) N.V., GERMANY BRANCH

By:

DocuSigned by:

Mark Selles

34A21FEEF76DD4BE...

Name: Mark Selles
Title: CFO

By:

Signiert von:

Markus Schroeder

6EF0F44D90E2495...

Name: Markus Schroeder
Title: Head of Structured Finance Office for EMEA, Germany

Notice details

Address:	Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN
Attention:	Paul Suckling
Email:	paul.suckling@uk.mufg.jp; pf.covenants@uk.mufg.jp; AMS-COVENANTS-CMDAMS@nl.mufg.jp

[Signature page to Project Galler – Bank Facilities Agreement]

Original Term Facility Lender

GOLDMAN SACHS LUX INVESTMENT FUNDS IV acting in respect of its sub-fund EUROPEAN INFRASTRUCTURE DEBT (LUX), represented by Goldman Sachs Asset Management B.V. in its capacity as Alternative Investment Fund Manager

By:

____

Name:
Title:

By:

____

Name:
Title:

Notice details

Address:	Goldman Sachs Asset Management B.V., Prinses Beatrixlaan 35, 2595 AK, The Hague, The Netherlands
Attention:	Investment Grade Private Credit/Infrastructure Debt
	Trade Management (Alternatives)
Email:	GSAM.TM.Alternatives@gs.com; magdalena.kowalska@gs.com; sorina.popa@gs.com; giuseppe.bilardello@gs.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

ABN AMRO BANK N.V.

By:

Name: Mick Borms
Title: Managing Director

By:

Name: Timo Buijs
Title: Executive Director

Notice details

Address:	Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands
Attention:	Timo Buijs
Email:	timo.buijs@nl.abnamro.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

BELFIUS BANK NV/SA

By:

Piet Cordonnier

Digitally signed by Piet Cordonnier

Name:
Title:

de Wilde d'Estmael Dominique

Digitally signed by de Wilde d'Estmael Dominique

By:

Name:
Title:

Notice details

Address:	Rogierplein 11 (RT 26/05) 1210 Brussels, Belgium
Attention:	Koen Wuyts, Ines Dejaeghere
Email:	koen.wuyts@belfius.be, ines.dejaeghere@belfius.be, specialisedfinance-credit-documentation@belfius.be

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

BNP PARIBAS FORTIS SA/NV

By:

Evelyn Volckeryck

____

Name:

Evelyn VOLCKERYCK
Energy & Infrastructure

Title:

By:

____

Name:

Hendrik DEBOUTTE
Energy & Infrastructure

Title:

Notice details

Address:	Montagne du Parc 3 / Warandeberg 3, 1000 Bruxelles / Brussels
Attention:	Evelyn Volckeryck and Jeremy Sluckin
Email:	evelyn.volckeryck@bnpparibasfortis.com and jeremy.sluckin@bnpparibasfortis.com

[Signature page to Project Galler – Bank Facilities Agreement]

[Signature page to Project Galler – Bank Facilities Agreement] Original Capex Facility Lender CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK By: Name: Charlotte de Parseval Title: Managing Director By: Name: Charlotte Langlois Title: Director – TMT finance Notice details Address: Broadwalk House, 5 Appold St, City of London, London EC2A 2DA, United Kingdom Attention: Charlotte De Parseval (Managing Director); Charlotte Langlois (Director) Email: charlotte.deparseval@ca-cib.com; charlotte.langlois@ca-cib.com [Signature page to Project Galler – Bank Facilities Agreement] Original Capex Facility Lender DEUTSCHE BANK AG By: Name: Title: By: Name: Title: Notice details Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany Attention: LoanOps / Project Galler Email: Loanservicing.FFT@db.com, tie.pm@db.com, michael.suppan@db.com [Signature page to Project Galler – Bank Facilities Agreement] Original Capex Facility Lender GOLDMAN SACHS BANK USA Notice details Address: 200 West Street, New York, NY 10282-2198 Attention: Goldman Sachs Bank USA Email: sfl-infracorp-monitoring@ny.email.gs.com; sfl-emea- servicing@ny.email.gs.com [Signature page to Project Galler – Bank Facilities Agreement] Original Capex Facility Lender ING BANK N.V. By: Name: Katarzyna Sek Title: EMEA Head of Lending By: Name: Mark Pieter de Boer Title: Global Head of Sector Coverage Notice details Address: Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands Attention: Operational matters: Amsterdam Team A Credit matters: Jeroen Kleinjan and Kjell Mulder Email: Operational matters: Execution.Lending.AMS.TeamA@ing.com Credit matters: jeroen.kleinjan@ing.com; kjell.mulder@ing.com

Original Capex Facility Lender

J.P. MORGAN SE

By:

Name: RICHARD JOHANSSON
Title: MANAGING DIRECTOR

By:

Name: MARTIN ANDRONOV
Title: VICE PRESIDENT

Notice details

Address:	14 Place Vendome, 75001 Paris, France
Attention:	Richard Johansson
Email:	Richard.n.johansson@jpmorgan.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

Original Term Facility Lender

KBC BANK NV

By:

Name: Erwin Caljon
Title: Senior Banker

By:

Name: Louise Willem
Title: Senior Banker

Notice details

Address:	Delacenseriestraat 1, B-2018 Antwerpen
Attention:	Erwin Caljon and Cécile Wu
Email:	bc.sb.credits@kbc.be

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

NATWEST MARKETS PLC

By:

____

Name: HASSAN GOHAR
Title: DIRECTOR

Notice details

Address:	250 Bishopsgate, London, EC2M 4AA
Attention:	Hassan Gohar (Director)
Email:	Hassan.Gohar@Natwest.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

NATIONAL WESTMINSTER BANK PLC

By:

Name: HASSAN GOHAR

Title: DIRECTOR

Notice details

Address:	250 Bishopsgate, London, EC2M 4AA
Attention:	Hassan Gohar (Director)
Email:	Hassan.Gohar@Natwest.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

COÖPERATIEVE RABOBANK U.A.

By:

Name:
Title:

By:

Name: Paul Koeweiden
Title: Executive Director

Name:
Title:

Notice details

Address:	Croeselaan 18, 3521 CB Utrecht, The Netherlands
Attention:	Monique Reulen-van Dorrestein, Leveraged Lending
Email:	roel.van.de.ven@rabobank.com, jordan.niemoller@rabobank.com, melle.franken@rabobank.com, alastair.cameron@rabobank.com, maylai.tan@rabobank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

ROYAL BANK OF CANADA

By:

Name: Cein Mahood-Gallagher
Title: Director

Notice details

Address:	100 Bishopsgate, London, EC2N 4AA
Attention:	Cein Mahood-Gallagher; Vincent Boutet
Email:	cein.mahood-gallagher@rbccm.com; vincent.boutet@rbccm.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

SOCIETE GENERALE, LONDON BRANCH

By:

____

Name: JONATHAN TWEED
Title: MD, HEAD OF TMT FINANCE, LONDON

Notice details

Address:	Societe Generale, London Branch, One Bank Street, Canary Wharf, London, E14 4SG
Attention:	Nicolo Carlotti / Filip Paprocki
Email:	nicolo.carlotti@sgcib.com; filip.paprocki@sgcib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:

Name: Maxime Comeau
Title: Managing Director and Head of Corporate Banking EU

By:

Name: Deirdre Balfe
Title: Associate Director

Notice details

Address:	Three Park Place, Hatch Street Upper, Dublin 2, D02 FX65, IE
Attention:	Deirdre Balfe, Corporate Banking
Email:	Deirdre.Balfe@scotiabank.com; sara.essaber@scotiabank.com; CorporateLending.Loan_AgencyOpsEurope@scotiabank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Capex Facility Lender

MUFG BANK (EUROPE) N.V., GERMANY BRANCH

By:

DocuSigned by:

Mark Selles

34A21EEE76DD4BE...

____

Name: Mark Selles
Title: CFO

By:

Signiert von:

Markus Schroeder

6EE0E44D90E2495...

____

Name: Markus Schroeder
Title: Head of Structured Finance Office for EMEA, Germany

Notice details

Address:	Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN
Attention:	Paul Suckling
Email:	paul.suckling@uk.mufg.jp; pf.covenants@uk.mufg.jp; AMS-COVENANTS-CMDAMS@nl.mufg.jp

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

BELFIUS BANK NV/SA

By:

Piet Cordonnier Digitally signed by Piet Cordonnier

Lawyer

Name:
Title:

de Wilde d'Estmael Dominique Digitally signed by de Wilde d'Estmael Dominique

Estate

By:

Notice details

Address:	Rogierplein 11 (RT 26/05) 1210 Brussels, Belgium
Attention:	Koen Wuyts, Ines Dejaeghere
Email:	koen.wuyts@belfius.be, ines.dejaeghere@belfius.be, specialisedfinance-credit-documentation@belfius.be

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

BNP PARIBAS FORTIS SA/NV

By:

Name: Evelyn VOLCKERYCK
Title: Energy & Infrastructure

By:

Name: Hendrik DEBOUTTE
Title: Energy & Infrastructure

Notice details

Address:	Montagne du Parc 3 / Warandeberg 3, 1000 Bruxelles / Brussels
Attention:	Evelyn Volckeryck and Jeremy Sluckin
Email:	evelyn.volckeryck@bnpparibasfortis.com and jeremy.sluckin@bnpparibasfortis.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

Name: Charlotte de Parseval
Title: Managing Director

By:

Name: Charlotte Langlois
Title: Director - TMT finance

Notice details

Address:	Broadwalk House, 5 Appold St, City of London, London EC2A 2DA, United Kingdom
Attention:	Charlotte De Parseval (Managing Director); Charlotte Langlois (Director)
Email:	charlotte.deparseval@ca-cib.com; charlotte.langlois@ca-cib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

DEUTSCHE BANK AG

By:

Name: Pierre Kohn
Title: Authorised signatory

By:

Name: Michael Suppan
Title: Authorised Signatory

Notice details

Address:	Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany
Attention:	LoanOps / Project Galler
Email:	Loanservicing.FFT@db.com, tie.pm@db.com, michael.suppan@db.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

GOLDMAN SACHS BANK USA

By:

Name: Shuyan Tan

Title: Authorised Signatory

Notice details

Address:	200 West Street, New York, NY 10282-2198
Attention:	Goldman Sachs Bank USA
Email:	sfl-infracorp-monitoring@ny.email.gs.com; sfl-emea-servicing@ny.email.gs.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

ING BANK N.V.

By:

Name: Katarzyna Sek
Title: EMEA Head of Lending

By:

Name: Mark Pieter de Boer
Title: Global Head of Sector Coverage

Notice details

Address:	Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands
Attention:	Operational matters: Amsterdam Team A
	Credit matters: Jeroen Kleinjan and Kjell Mulder
Email:	Operational matters: Execution.Lending.AMS.TeamA@ing.com
	Credit matters: jeroen.kleinjan@ing.com; kjell.mulder@ing.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

J.P. MORGAN SE

By:

Name: RICHARD JOHANSSON
Title: MANAGING DIRECTOR

By:

Name: MARTIN ANDRONOV
Title: VICE PRESIDENT

Notice details

Address:	14 Place Vendome, 75001 Paris, France
Attention:	Richard Johansson
Email:	Richard.n.johansson@jpmorgan.com

[Signature page to Project Galler – Bank Facilities Agreement]

[Signature page to Project Galler – Bank Facilities Agreement] Original Initial Revolving Facility Lender Notice details Address: Delacenseriestraat 1, B-2018 Antwerpen Attention: Erwin Caljon and Cécile Wu Email: bc.sb.credits@kbc.be [Signature page to Project Galler – Bank Facilities Agreement] Original Initial Revolving Facility Lender NATWEST MARKETS PLC By: Name: HASSAN GOHAR Title: DIRECTOR Notice details Address: 250 Bishopsgate, London, EC2M 4AA Attention: Hassan Gohar (Director) Email: Hassan.Gohar@Natwest.com [Signature page to Project Galler – Bank Facilities Agreement] Original Initial Revolving Facility Lender NATIONAL WESTMINSTER BANK PLC By: Name: HASSAN GOHAR Title: DIRECTOR Notice details Address: 250 Bishopsgate, London, EC2M 4AA Attention: Hassan Gohar (Director) Email: Hassan.Gohar@Natwest.com [Signature page to Project Galler – Bank Facilities Agreement] Original Initial Revolving Facility Lender COÖPERATIEVE RABOBANK U.A. Notice details Address: Croeselaan 18, 3521 CB Utrecht, The Netherlands Attention: Monique Reulen-van Dorrestein, Leveraged Lending Email: roel.van.de.ven@rabobank.com, jordan.niemoller@rabobank.com, melle.franken@rabobank.com, alastair.cameron@rabobank.com, maylai.tan@rabobank.com

Original Initial Revolving Facility Lender

ROYAL BANK OF CANADA

By:

Name: Cein Mahood-Gallagher
Title: Director

Notice details

Address:	100 Bishopsgate, London, EC2N 4AA
Attention:	Cein Mahood-Gallagher; Vincent Boutet
Email:	cein.mahood-gallagher@rbccm.com; vincent.boutet@rbccm.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

SOCIETE GENERALE, LONDON BRANCH

By:

Name: JONATHAN TWEED
Title: MD, HEAD OF TMT FINANCE LONDON

Notice details

Address:	Societe Generale, London Branch, One Bank Street, Canary Wharf, London, E14 4SG
Attention:	Nicolo Carlotti / Filip Paprocki
Email:	nicolo.carlotti@sgcib.com; filip.paprocki@sgcib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:

Name: Maxime Comeau
Title: Managing Director and Head of Corporate Banking EU

By:

Name: Deirdre Balfe
Title: Associate Director

Notice details

Address:	Three Park Place, Hatch Street Upper, Dublin 2, D02 FX65, IE
Attention:	Deirdre Balfe, Corporate Banking
Email:	Deirdre.Balfe@scotiabank.com; sara.essaber@scotiabank.com; CorporateLending.Loan_AgencyOpsEurope@scotiabank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original Initial Revolving Facility Lender

MUFG BANK (EUROPE) N.V., GERMANY BRANCH

By:

DocuSigned by:

Mark Selles

34A21EFE76DD4BE

Name: Mark Selles
Title: CFO

By:

Signiert von:

Markus Schroeder

Name: Markus Schroeder
Title: Head of Structured Finance Office for EMEA, Germany

Notice details

Address:	Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN
Attention:	Paul Suckling
Email:	paul.suckling@uk.mufg.jp; pf.covenants@uk.mufg.jp; AMS-COVENANTS-CMDAMS@nl.mufg.jp

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

BELFIUS BANK NV/SA

By:

Piet Cordonnier

Digitally signed by Piet Cordonnier

Name:
Title:

de Wilde d'Estmael Dominique

Digitally signed by de Wilde d'Estmael Dominique

By:

Notice details

Address:	Rogierplein 11 (RT 26/05) 1210 Brussels, Belgium
Attention:	Koen Wuyts, Ines Dejaeghere
Email:	koen.wuyts@belfius.be, ines.dejaeghere@belfius.be, specialisedfinance-credit-documentation@belfius.be

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

BNP PARIBAS FORTIS SA/NV

By: Evelyn Volckeryck

Name: Evelyn VOLCKERYCK
Title: Energy & Infrastructure

By:

Name: Hendrik DEBOUTTE
Title: Energy & Infrastructure

Notice details

Address: Montagne du Parc 3 / Warandeberg 3, 1000 Bruxelles / Brussels

Attention: Evelyn Volckeryck and Jeremy Sluckin

Email: evelyn.volckeryck@bnpparibasfortis.com and jeremy.sluckin@bnpparibasfortis.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

Name: Charlotte de Parseval
Title: Managin Director

By:

Name: Charlotte Langlois
Title: Director – TMT finance

Notice details

Address:	Broadwalk House, 5 Appold St, City of London, London EC2A 2DA, United Kingdom
Attention:	Charlotte De Parseval (Managing Director); Charlotte Langlois (Director)
Email:	charlotte.deparseval@ca-cib.com; charlotte.langlois@ca-cib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

DEUTSCHE BANK AG

DEUTSCHE BANK AG

By: ____________________________

Pierre Kehn

Name: Authorized signature

Title:

By:

Name: Michael Suppan
Title: Authorised Signatory

Notice details

Address:	Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany
Attention:	LoanOps / Project Galler
Email:	Loanservicing.FFT@db.com, tie.pm@db.com, michael.suppan@db.com

[Signature page to Project Galler – Bank Facilities Agreement]

[Signature page to Project Galler – Bank Facilities Agreement] Original DSR Facility Lender GOLDMAN SACHS BANK USA Notice details Address: 200 West Street, New York, NY 10282-2198 Attention: Goldman Sachs Bank USA Email: sfl-infracorp-monitoring@ny.email.gs.com; sfl-emea- servicing@ny.email.gs.com [Signature page to Project Galler – Bank Facilities Agreement] Original DSR Facility Lender ING BANK N.V. Notice details Address: Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands Attention: Operational matters: Amsterdam Team A Credit matters: Jeroen Kleinjan and Kjell Mulder Email: Operational matters: Execution.Lending.AMS.TeamA@ing.com Credit matters: jeroen.kleinjan@ing.com; kjell.mulder@ing.com [Signature page to Project Galler – Bank Facilities Agreement] Original DSR Facility Lender J.P. MORGAN SE Notice details Address: 14 Place Vendome, 75001, Paris, France Attention: Richard Johansson Email: richard.n.johansson@jpmorgan.com [Signature page to Project Galler – Bank Facilities Agreement] Original DSR Facility Lender Notice details Address: Delacenseriestraat 1, B-2018 Antwerpen Attention: Erwin Caljon and Cécile Wu Email: bc.sb.credits@kbc.be

Original DSR Facility Lender

NATWEST MARKETS PLC

By:

____

Name: HASSAN GOHAR
Title: DIRECTOR

Notice details

Address:	250 Bishopsgate, London, EC2M 4AA
Attention:	Hassan Gohar (Director)
Email:	Hassan.Gohar@Natwest.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

NATIONAL WESTMINSTER BANK PLC

By:

Name: HASSAN GOHAR
Title: DIRECTOR

Notice details

Address:	250 Bishopsgate, London, EC2M 4AA
Attention:	Hassan Gohar (Director)
Email:	Hassan.Gohar@Natwest.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

COÖPERATIEVE RABOBANK U.A.

By:

____

Name: Roel van de Ven
Title: Director

By:

____

Name: Paul Koeweiden
Title: Executive Director

Notice details

Address:	Croeselaan 18, 3521 CB Utrecht, The Netherlands
Attention:	Monique Reulen-van Dorrestein, Leveraged Lending
Email:	roel.van.de.ven@rabobank.com, jordan.niemoller@rabobank.com, melle.franken@rabobank.com, alastair.cameron@rabobank.com, maylai.tan@rabobank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

ROYAL BANK OF CANADA

By:

Name: Cein Mahood-Gallagher
Title: Director

Notice details

Address:	100 Bishopsgate, London, EC2N 4AA
Attention:	Cein Mahood-Gallagher; Vincent Boutet
Email:	cein.mahood-gallagher@rbccm.com; vincent.boutet@rbccm.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

SOCIETE GENERALE, LONDON BRANCH

By:

____

Name:
Title:

Notice details

Address:	Societe Generale, London Branch, One Bank Street, Canary Wharf, London, E14 4SG
Attention:	Nicolo Carlotti / Filip Paprocki
Email:	nicolo.carlotti@sgcib.com; filip.paprocki@sgcib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:

Name: Maxime Comeau
Title: Managing Director and Head of Corporate Banking EU

By:

Name: Deirdre Balfe
Title: Associate Director

Notice details

Address:	Three Park Place, Hatch Street Upper, Dublin 2, D02 FX65, IE
Attention:	Deirdre Balfe, Corporate Banking
Email:	Deirdre.Balfe@scotiabank.com; sara.essaber@scotiabank.com; CorporateLending.Loan_AgencyOpsEurope@scotiabank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Original DSR Facility Lender

MUFG BANK (EUROPE) N.V., GERMANY BRANCH

By:

DocuSigned by:
Mark Selles
34A21EEE76DD4BF

Name: Mark Selles
Title: CFO

By:

Signiert von:
Markus Schroeder

Name: Markus Schroeder
Title: Head of Structured Finance Office for EMEA, Germany

Notice details

Address:	Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN
Attention:	Paul Suckling
Email:	paul.suckling@uk.mufg.jp; pf.covenants@uk.mufg.jp; AMS-COVENANTS-CMDAMS@nl.mufg.jp

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

ABN AMRO BANK N.V.

ABN AMRO BANK N.V.

By:

____

Name: Mick Borms
Title: Managing Director

By:

____

Name: Timo Buijs
Title: Executive Director

Notice details

Address:	Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands
Attention:	Timo Buijs
Email:	timo.buijs@nl.abnamro.com

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

BELFIUS BANK NV/SA

By:

Piet Cordonnier
Lawyer

Digitally signed by Piet Cordonnier

____

Name:
Title:

de Wilde d'Estmael Dominique
Estate

Digitally signed by de Wilde d'Estmael Dominique

By:

Notice details

Address:	Rogierplein 11 (RT 26/05) 1210 Brussels, Belgium
Attention:	Koen Wuyts, Ines Dejaeghere
Email:	koen.wuyts@belfius.be, ines.dejaeghere@belfius.be, specialisedfinance-credit-documentation@belfius.be

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

BNP PARIBAS FORTIS SA/NV

By:

Name: Evelyn VOLCKERYCK
Title: Energy & Infrastructure

By:

Name: Hendrik DEBOUTTE
Title: Energy & Infrastructure

Notice details

Address:	Montagne du Parc 3 / Warandeberg 3, 1000 Bruxelles / Brussels
Attention:	Evelyn Volckeryck and Jeremy Sluckin
Email:	evelyn.volckeryck@bnpparibasfortis.com and jeremy.sluckin@bnpparibasfortis.com

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

Name: Charlotte de Parseval
Title: Managing Director

By:

Name: Charlotte Langlois
Title: Director - TMT finance

Notice details

Address:	Broadwalk House, 5 Appold St, City of London, London EC2A 2DA, United Kingdom
Attention:	Charlotte De Parseval (Managing Director); Charlotte Langlois (Director)
Email:	charlotte.deparseval@ca-cib.com; charlotte.langlois@ca-cib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

DEUTSCHE BANK AG

By:

Name: Pierre Kahn
Authorised signature
Title:

By:

Name: Michael Suppan
Title: Authorised Signatory

Notice details

Address:	Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany
Attention:	LoanOps / Project Galler
Email:	Loanservicing.FFT@db.com, tie.pm@db.com, michael.suppan@db.com

[Signature page to Project Galler – Bank Facilities Agreement]

[Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger GOLDMAN SACHS BANK USA Notice details Address: 200 West Street, New York, NY 10282-2198 Attention: Goldman Sachs Bank USA Email: sfl-infracorp-monitoring@ny.email.gs.com; sfl-emea- servicing@ny.email.gs.com [Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger ING BANK N.V. Notice details Address: Bijlmerdreef 106, 1102 CT Amsterdam, The Netherlands Attention: Operational matters: Amsterdam Team A Credit matters: Jeroen Kleinjan and Kjell Mulder Email: Operational matters: Execution.Lending.AMS.TeamA@ing.com Credit matters: jeroen.kleinjan@ing.com; kjell.mulder@ing.com [Signature page to Project Galler – Bank Facilities Agreement] [Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger Notice details Address: Delacenseriestraat 1, B-2018 Antwerpen Attention: Erwin Caljon and Cécile Wu Email: bc.sb.credits@kbc.be

[Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger NATWEST MARKETS PLC By: Name: HASSAN GOHAR Title: DIRECTOR Notice details Address: 250 Bishopsgate, London, EC2M 4AA Attention: Hassan Gohar (Director) Email: Hassan.Gohar@Natwest.com [Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger NATIONAL WESTMINSTER BANK PLC By: Name: HASSAN GOHAR Title: DIRECTOR Notice details Address: 250 Bishopsgate, London, EC2M 4AA Attention: Hassan Gohar (Director) Email: Hassan.Gohar@Natwest.com [Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger COÖPERATIEVE RABOBANK U.A. Notice details Address: Croeselaan 18, 3521 CB Utrecht, The Netherlands Attention: Monique Reulen-van Dorrestein, Leveraged Lending Email: roel.van.de.ven@rabobank.com, jordan.niemoller@rabobank.com, melle.franken@rabobank.com, alastair.cameron@rabobank.com, maylai.tan@rabobank.com [Signature page to Project Galler – Bank Facilities Agreement] Mandated Lead Arranger ROYAL BANK OF CANADA Notice details Address: 100 Bishopsgate, London, EC2N 4AA Attention: Cein Mahood-Gallagher; Vincent Boutet Email: cein.mahood-gallagher@rbccm.com; vincent.boutet@rbccm.com

Mandated Lead Arranger

SOCIETE GENERALE, LONDON BRANCH

By:



Name: JONATHAN TWEED

Title: MD, HEAD OF TMT FINANCE LONDON

Notice details

Address:	Societe Generale, London Branch, One Bank Street, Canary Wharf, London, E14 4SG
Attention:	Nicolo Carlotti / Filip Paprocki
Email:	nicolo.carlotti@sgcib.com; filip.paprocki@sgcib.com

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:

Name: Maxime Comeau
Title: Managing Director and Head of Corporate Banking EU

By:

Name: Deirdre Balfe
Title: Associate Director

Notice details

Address:	Three Park Place, Hatch Street Upper, Dublin 2, D02 FX65, IE
Attention:	Deirdre Balfe, Corporate Banking
Email:	Deirdre.Balfe@scotiabank.com; sara.essaber@scotiabank.com; CorporateLending.Loan_AgencyOpsEurope@scotiabank.com

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

MUFG BANK (EUROPE) N.V., GERMANY BRANCH

By:

DocuSigned by:

Mark Selles

34A21EFE76DD4BE...

Name: Mark Selles

Title: CFO

By:

Signiert von:

Markus Schroeder

6EF0E44D90E2495...

Name: Markus Schroeder

Title: Head of Structured Finance Office for EMEA, Germany

Notice details

Address:	Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN
Attention:	Paul Suckling
Email:	paul.suckling@uk.mufg.jp; pf.covenants@uk.mufg.jp; AMS-COVENANTS-CMDAMS@nl.mufg.jp

[Signature page to Project Galler – Bank Facilities Agreement]

Mandated Lead Arranger

GOLDMAN SACHS LUX INVESTMENT FUNDS IV acting in respect of its sub-fund EUROPEAN INFRASTRUCTURE DEBT (LUX), represented by Goldman Sachs Asset Management B.V. in its capacity as Alternative Investment Fund Manager

By:

Name: NIELS BODENHEIM
Title: MANAGING DIRECTOR

By:

M. Kowalska - Habermeier

Name: MAGDALENA KOWALSKA- HABERMEIER
Title: EXECUTIVE DIRECTOR

Notice details

Address:	Goldman Sachs Asset Management B.V., Prinses Beatrixlaan 35, 2595 AK, The Hague, The Netherlands
Attention:	Investment Grade Private Credit/Infrastructure Debt
	Trade Management (Alternatives)
Email:	GSAM.TM.Alternatives@gs.com; magdalena.kowalska@gs.com; sorina.popa@gs.com; giuseppe.bilardello@gs.com

[Signature page to Project Galler – Bank Facilities Agreement]

[Signature page to Project Galler – Bank Facilities Agreement] Security Agent THE BANK OF NOVA SCOTIA Notice details Address: 201 Bishopsgate, London EC2M 3NS Attention: Rory McCarthy; Shahdia Hossein Email: Rory.mccarthy@scotiabank.com; CorporateLending.LoanAgencyOpsUK@scotiabank.com [Signature page to Project Galler – Bank Facilities Agreement] Bank Facilities Agent THE BANK OF NOVA SCOTIA Notice details Address: 201 Bishopsgate, London EC2M 3NS Attention: Rory McCarthy; Shahdia Hossein Email: Rory.mccarthy@scotiabank.com; CorporateLending.LoanAgencyOpsUK@scotiabank.com